AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 2007

REGISTRATION NO. 333-144881

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEKOIL & GAS CORPORATION
(Name of small business issuer in its charter)

Delaware	1311	34-2035350
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

25025 I-45 North
Suite 525
The Woodlands, TX 77380
(281) 364-6950
(Address and telephone number of principal executive offices)

Mark S. Western
President and Chief Executive Officer
25025 I-45 North
Suite 525
The Woodlands, TX 77380
(281) 364-6950
(Name, address and telephone number of agent for service)

Copies to:
Kenneth C. Wright, Esq.
Baker & Hostetler LLP
SunTrust Center
Suite 2300
200 South Orange Avenue
Orlando, FL 32801-3432
(407) 841-0168

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.000001 par value	30,126,372	$1.50	(1)	$45,189,558	(1)	$1,387.32	(2)

(1)	Estimated in accordance with Rule 457(c) solely for the purpose of determining the registration fee, which has been calculated based on the last sale price on July 23, 2007.

(2)
The registrant paid an aggregate of $480.07 in connection with the filing of Form SB-2 with the Commission on July 26, 2007 and $37.77 in connection with the first amendment thereto filed on October 30, 2007 (Commission File No. 333-144881) and is submitting $869.48 herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, November __, 2007

PROSPECTUS

TEKOIL & GAS CORPORATION

30,126,372 Shares of Common Stock

This prospectus relates to an aggregate of up to 30,126,372  shares of our Common Stock which may be sold from time to time by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the shares of our Common Stock pursuant to this prospectus. We will bear the costs relating to the registration of the shares of our Common Stock, which we estimate to be approximately $60,387.32.

Our Common Stock is traded in the over-the-counter market and previously was quoted on the Pink Sheets under the symbol “TKGN.” As of July 24, 2007, the National Association of Securities Dealers (NASD) cleared the unpriced quotation of the Company’s Common Stock on the OTC Bulletin Board®. The OTC Bulletin Board® is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The closing sales price for our Common Stock on October 26, 2007  was $0.58 per share, as reported on the OTC Bulletin Board®. You are urged to obtain current market quotations of our Common Stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

The selling stockholders may sell the shares of our Common Stock through ordinary brokerage transactions or through any other means described in this prospectus under “PLAN OF DISTRIBUTION.” The price at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

  Investing in the shares being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the information set forth in the section of this prospectus titled “Risk Factors,” beginning on page 4, when determining whether to purchase any of these shares.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. The selling Stockholders named in this prospectus are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where such offers and sales are permitted. The information contained in, and incorporated by reference into, this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

The date of this Prospectus is November __, 2007.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	12
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	13
DESCRIPTION OF BUSINESS	14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	24
DESCRIPTION OF PROPERTY	31
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
EXECUTIVE COMPENSATION	36
LEGAL PROCEEDINGS	39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	39
SELLING STOCKHOLDERS	41
PLAN OF DISTRIBUTION	45
DESCRIPTION OF SECURITIES	46
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	47
LEGAL MATTERS	47
EXPERTS	47
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	47
WHERE YOU CAN FIND MORE INFORMATION	48
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus . This summary may not contain all of the information that may be important to you in considering an investment in our Common Stock. You should carefully read the entire prospectus, including the documents that are incorporated by reference into this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “Tekoil,” the “company,” “we,” “us,” and “our” refer to Tekoil & Gas Corporation.

THE COMPANY

Tekoil & Gas Corporation was incorporated in Delaware on January 2, 2002, under the name “Trailridge Holdings, Inc.” On April 6, 2004, the Company changed its name to “Glow Bench Systems International, Inc.” and on December 14, 2004, it changed its name to “Pexcon, Inc.” The Company is an exploration stage oil and gas enterprise focused on the acquisition, stimulation, rehabilitation and asset improvement of small to medium sized manageable oil and gas fields throughout North America. Our principal business address is 25025 I-45 North, Suite 525, The Woodlands, TX 77380. Our phone number is 281-364-6950.

Business Strategy

Our overall goal is to maximize our value through profitable growth by acquiring oil and gas reserves and production, with a firm philosophy of utilizing the latest, state of the art oil and gas technology in our drilling operations. Our current and ongoing strategy is to (a) acquire producing oil and gas properties with significant upside potential at favorable prices, (b) focus on exploration and development activities to maximize production and ultimate reserve recovery on existing properties, (c) explore undeveloped properties, (d) maintain a low cost structure, and (e) maintain financial flexibility.

Masters Acquisition

As of May 11, 2007, a majority-owned subsidiary of the Company acquired four properties in Galveston Bay, Texas, including 34 producing oil and gas wells, 24,261 gross acres as well as related transportation and processing infrastructure as more fully described in “Business—Recent Developments” set forth below. The acquisition subsidiary is owned 75% by the Company and 25% by Goldman, Sachs & Co., which also arranged the $30 million financing which is secured by the properties.

Western Newfoundland Prospect Development

After assembling the technical team in August 2005 and confirming the significant hydrocarbon potential that exists in the area of the Port au Port Peninsula of Western Newfoundland, we set certain objectives for the November 2005 to December 2006 time period. To date, we have achieved the following:

•	The exploration and development plan is complete.

•	We have developed a significant network of contacts in Newfoundland and have established a Newfoundland subsidiary and an office in St. John’s, Newfoundland.

•
We have met with relevant government agencies, such as the Department of Natural Resources, the Canada-Newfoundland and Labrador Offshore Petroleum Board, the Department of Environment and Conservation, Environment Canada, the Department of Fisheries and Oceans, as well as the Fish, Food and Allied Workers Union.

•	We have obtained an exploration license to conduct the 3D seismic survey over the onshore and transition area prospect.

Onshore Rig Construction

High market demand has made it very difficult to contract drill rigs from oil producing centers to undertake drilling in frontier areas. To ensure access to a drilling rig for our Newfoundland exploration activities, we have investigated purchasing one or more older, unused units, and refurbishing them to present-day standards. Refurbishment involves complete rebuilding/replacement of the mechanical, electrical and instrumentation systems.

The cost and difficulty of procuring a rig is a common problem for oil companies operating in Atlantic Canada. With a rig in the area, we could contract to drill on non-competitive lands at a cost effective rate, relative to drilling contractors located in Western Canada, the U.S. or international locations.

An existing port with direct access to/from the college fabrication facilities would enable freighter transport of rigs. Ready transportation access to/from Newfoundland to oil producing regions around the globe could, in combination with the aforementioned labor cost advantages, enable development of an ongoing commercial operation that supports government development initiatives for the region.

We are currently pursuing the rig refurbishing business opportunity on several levels as follows:

•	Scouting for suitable rigs and rig components to ship to Newfoundland.

•	Negotiating with interested oil companies for the pre-purchase of the initial batch of rigs.

•	Establishing a wholly-owned subsidiary in Newfoundland, to handle the refurbishment business.

•	Securing key personnel under long-term contracts.

•	Conducting site tours to inventory the college facilities and identify any additional equipment that will need to be purchased.

•	Negotiating with the technical college to better define the training program and the business relationship with the college.

Employees

As of November 1, 2007, we had eleven employees, of which ten were full time employees.

THE OFFERING

This prospectus relates to an aggregate of up to 30,126,372 shares of our Common Stock which may be sold from time to time by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the shares of our Common Stock pursuant to this prospectus.

The Company is authorized to issue up to 200,000,000 shares of Common Stock, par value $0.000001 per share. As of November 1, 2007, 46,713,177 shares of Common Stock were outstanding. Our Common Stock is traded in the over-the-counter market and previously was quoted on the Pink Sheets under the symbol “TKGN.” As of July 24, 2007, the NASD cleared the unpriced quotation of the Company’s Common Stock on the OTC Bulletin Board®. The OTC Bulletin Board® is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The closing sales price for our Common Stock on October 26, 2007 was $ 0.58 per share, as reported on the OTC Bulletin Board®.

Investing in shares of our Common Stock involves a great deal of risk. Therefore, you should carefully consider the information set forth in this prospectus and, in particular, the specific information set forth in the “Risk Factors” section beginning on page 4 of this prospectus before deciding whether or not to invest in shares of our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors and other information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement before deciding to purchase any shares of our Common Stock.

Tekoil's independent accountants have expressed substantial doubts about Tekoil's ability to continue as a going concern.

The report of Tekoil's independent accountants contains an explanatory paragraph expressing substantial doubts about Tekoil's ability to continue as a going concern due to the fact that Tekoil has incurred losses since inception. There can be no assurance that Tekoil will ever achieve significant revenues or profitable operations.

Tekoil is a development stage company and has no operating history on which to base an evaluation of its current business and future prospects.

Tekoil is a development stage company. As a result, it has no operating history upon which to base an evaluation of its current business and future prospects. We have not generated substantial revenues. Moreover, we do not currently have any contracts in place that will provide any significant revenue. Because of our lack of an operating history, management has limited insight into trends that may emerge and could materially adversely affect our business. Prospective investors should consider the risks and difficulties our Company may encounter, especially given our lack of operating history. These risks include our ability to:

•	successfully execute our business strategy;

•	generate revenues;

•	compete favorably in a highly competitive market;

•	access sufficient capital to support growth; and

•	recruit and retain qualified employees.

Our stock trades in a limited public market and is subject to price volatility.

Our Common Stock trades on the OTC Bulletin Board®.  Stocks that trade on the OTC Bulletin Board® tend to be less liquid and trade with larger spreads between the bid and ask price than stocks on larger exchanges or automated quotation systems. Information with respect to OTC Bulletin Board® quotations reflects inter-dealer prices without retail markup, markdown or commission and may not represent actual transactions, and quotations on the OTC Bulletin Board® are sporadic. This means that shares of our Common Stock are less liquid than shares of companies traded on larger exchanges or automated quotation systems and, as a result, holders of our Common Stock may have some difficulty selling their shares in the open market. The trading price of the Common Stock is volatile and could be subject to significant fluctuations in response to variations in quarterly operating results or even mild expressions of interest on a given day.

We have a history of operating losses and an accumulated deficit and we expect to continue to incur losses for the foreseeable future.

Since inception through September 30, 2007, we have incurred cumulative losses of approximately $15.4 million and have never generated enough funds through our operations to support our business. We expect to continue to incur substantial operating losses at least through December 31, 2007. Our losses to date have resulted principally from legal and accounting fees in connection with securities filings, engineering and consulting expenses related to the 3D seismic survey in western Newfoundland and salaries and related travel expenses.

We are currently unprofitable and may never become profitable. Since inception, we have funded our business activities primarily from private placements of equity and debt securities and short term loans from Mark S. Western, our President and Chief Executive Officer. As a result of our substantial expenditures and absence of revenues, we have incurred substantial net losses. There can be no assurance that Tekoil will ever achieve profitable operations.

We currently may be out of compliance with certain covenants under our secured credit facility.

As described in greater detail under “Business—Recent Developments—Galveston Bay, Texas,” the Lender Parties with respect to the Galveston Bay acquisition allege that we are currently out of compliance with certain covenants set forth in our credit facility which is secured by certain real property located in Galveston Bay, Texas. Specifically, they allege we failed to (i) comply with the financial ratio set forth in the Credit Agreement as of September 30, 2007, (ii) deliver the required Engineering Report by September 1, 2007 and (iii) deliver the proposed business plan as required by November 1, 2007.

Although we are presently in discussions with our lender with respect to a waiver of these alleged defaults and an extension of the deadlines for compliance with these covenants, there can be no assurance that an agreement will be reached. If we are unable to negotiate additional extensions and waivers with our secured lender, such lender may resort to remedies, including, but not limited to, foreclosure of certain material assets, including the Galveston Bay properties.

Our shareholders may suffer significant dilution as a result of contemplated capital raising activities and the failure to raise substantial additional capital to fund operations could force the Company to delay, reduce or eliminate its products and services.

In order to implement our business plan through December 31, 2008, we will require at least $27 million in additional capital financing. There can be no assurance that the Company will be able to raise additional capital on terms acceptable to it or at all. Failure to obtain necessary financing could delay or force the Company to scale back or discontinue its products and services, which could have a material negative impact on its results of operations. To the extent Tekoil is able to raise additional funds by issuing equity securities, such issuance will be dilutive to existing stockholders and could adversely affect the market price of our Common Stock.

Exploration of oil and gas is highly speculative and involves a great deal of risk.

Companies engaged in oil and gas exploration are often required to perform expensive geological and/or seismic surveys with respect to their properties. Even if the results of such surveys are favorable, only subsequent drilling at substantial cost can determine whether the commercial development of properties is feasible. Oil and gas drilling is frequently marked by unprofitable efforts, not only from unproductive prospects, but also from productive prospects that do not produce sufficient amounts to return a profit on the investment. There can be no assurance that Tekoil will be able to discover, develop or produce sufficient reserves to recover the expenses incurred in connection with the exploration of its properties or achieve profitability.

We will have to expend significant amounts in connection with our evaluation of potential oil reserves and there can be no assurance that these efforts will result in the identification of viable resources.

We expect 3D seismic surveys to cost approximately $20.5 million in Newfoundland and approximately $1.5 million for the evaluation of the Galveston Bay reserves. We have already expended $1.2 million in capital for the evaluation of these areas, including the costs for the studies for the projected costs of 3D seismic work and environmental impact studies. However, there can be no assurance that these surveys will successfully identify viable oil reserves or whether these reserves, if identified, can be successfully developed by the Company.

We do not currently own the leases to the Newfoundland properties in which we have an interest in exploring.

Canadian Imperial Venture Corp. (CIVC) was issued a lease for the area in which we are interested, and that lease was due to expire on August 13, 2006. A lease confers to the lessee the exclusive right to develop and produce a petroleum pool in the lease area. A lease has an initial term of 10 years, subject to five (5) year renewals for those areas still in production or necessary for production. On June 28, 2006, CIVC issued a press release announcing that the Government of Newfoundland and Labrador had extended the onshore lease for an additional year. We are not aware of the conditions placed upon the lease extension by the Government of Newfoundland and Labrador, but CIVC announced on August 15, 2006, that it had met certain financial commitments for the lease extension, specifically referencing work plans and work deposits submitted to the Department of Natural Resources.

On August 13, 2007, CIVC announced that PDI Production (PDIP) has a further 5 year extension over the Port au Port lease area, however, there are strict terms and conditions attached to the extension. This extension was based upon PDIP’s performance of work commitments and additional security deposits. One condition states there must be commencement of production within the next 24 month period. If production does not commence within the next 2 years, there will be no further extensions granted and the lease will automatically revert back to the Provincial government.

Based upon our discussions with government officials, we believe that the Government of Newfoundland and Labrador is imposing stricter requirements on leaseholders regarding investment in leased areas and progress toward production, as suggested by the speech delivered at the Atlantic Canada Oil and Gas Summit on May 30, 2005, by Premier Danny Williams. However, we do not know whether or not PDIP will be able to continue to meet government requirements for its lease extension, so there is a substantial risk that we may not receive approval for application for an exploration license. It is possible that PDIP will meet all government requirements for continued extension of the lease, preventing us from having access to this specific area. In addition, even if PDIP’s lease were terminated, there is no guarantee that, if we receive approval of our exploration license for the 3D seismic survey, we will automatically be approved as the new holder/owner of the lease. Failure to obtain the licenses and/or leasehold interests discussed above could have a negative impact on our operations.

Our oil and gas activities are subject to various risks which are beyond our control.

Our operations are subject to many risks and hazards incident to exploring and drilling for, producing, transporting, marketing and selling oil and gas. Although we may take precautionary measures, many of these risks and hazards are beyond our control and unavoidable under the circumstances. Many of these risks or hazards could materially and adversely affect our revenues and expenses, the ability of certain of our wells to produce oil and gas in commercial quantities, the rate of production and the economics of the development of, and our investment in the prospects in which we have or will acquire an interest. Any of these risks and hazards could materially and adversely affect our financial condition, results of operations and cash flows. Such risks and hazards include:

•	human error, accidents, labor force and other factors beyond our control that may cause personal injuries or death to persons and destruction or damage to equipment and facilities;

•	blowouts, fires, hurricanes, pollution and equipment failures that may result in damage to or destruction of wells, producing formations, production facilities and equipment;

•	unavailability of materials and equipment;

•	engineering and construction delays;

•	unanticipated transportation costs and delays;

•	unfavorable weather conditions;

•	hazards resulting from unusual or unexpected geological or environmental conditions;

•	environmental regulations and requirements;

•	accidental leakage of toxic or hazardous materials, such as petroleum liquids or drilling fluids, into the environment;

•	changes in laws and regulations, including laws and regulations applicable to oil and gas activities or markets for the oil and gas produced;

•	fluctuations in supply and demand for oil and gas causing variations of the prices we receive for our oil and gas production; and

•	the internal and political decisions of OPEC and oil and natural gas producing nations and their impact upon oil and gas prices.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

The properties recently acquired in Galveston Bay, Texas, described in “Business—Recent Developments” are located in offshore waters, where operating conditions and maintenance activities are difficult and expensive and the regulatory environment is intense.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs and delivery times of rigs, equipment and supplies are substantially greater. In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases. As a result of increasing levels of exploration and production in response to strong prices of oil and natural gas, the demand for oilfield services has risen, and the costs of these services are increasing, while the quality of these services may suffer.

The covenants and warranties in the documents executed by Tekoil in connection with the financing transaction pursuant to which the Galveston Bay properties are pledged are complex and extensive and include certain performance obligations that could be negatively impacted by our failure to execute our exploration and development plans or to stay within our budget. Failure by us or our majority-owned subsidiary to satisfy any such obligations could jeopardize title to the properties and related cash flows and result in a demand on the Company for payment of all amounts owed pursuant to its guarantee.

We could be adversely affected by fluctuations in oil and gas prices.

Even if our drilling activities result in the identification of significant reserves and the Company is able to realize production revenue, our revenue, profitability and future growth will depend substantially on prevailing oil and gas prices. Prices of oil, natural gas and natural gas liquids are subject to wide fluctuations in response to relatively minor changes in circumstances, and there can be no assurance that future prolonged decreases in such prices will not occur. There is no guarantee that price levels will continue to be sustained and there could be a further sharp drop in market prices from factors such as increased supply, reduced demand, new alternative energy sources, major new exploration successes, political instability, armed conflict or terrorist attacks, whether or not in oil and gas producing regions, labor unrest in oil and gas producing regions, weather conditions and world economic conditions. Any significant decline in oil and gas prices would have a material adverse effect on our liquidity, operations, financial condition and ability to raise additional necessary capital. Lower oil and gas prices may also reduce the amount of oil and gas, if any, that can be produced economically from the Company’s properties.

We could be adversely affected by increased costs of service providers that we utilize.

In accordance with customary industry practice, we rely on independent third-party service providers to provide most of the services necessary to drill new wells, including drilling rigs and related equipment and services, horizontal drilling equipment and services, trucking services, tubulars, fracing and completion services and production equipment. The industry has experienced significant price increases for these services during the last year, and this trend is expected to continue into the future. These cost increases could significantly increase our development costs and decrease the return possible from drilling and development activities, and possibly render the development of certain proved undeveloped reserves uneconomical.

We have no experience in the rig building/refurbishment business and are relying on the expertise of third parties.

Since the Company has no experience in the rig building/refurbishment business, we are forced to rely on the expertise of third parties. There can be no guarantee that these third parties will continue to advise the Company with respect to this business and the failure to maintain these relationships could materially impair the Company’s ability to run, maintain and expand this line of business.

We could have difficulty locating candidate rigs for the rig building/refurbishment business or market conditions could change thus rendering our business model unprofitable.

While we have located some candidate rigs and we believe that such rigs will be available for our rig building/refurbishment business, there can be no assurance that we will be able to obtain used rigs on acceptable terms or at all. In addition, market conditions could change, preventing us from acquiring suitable old, inactive rigs, or cheaper alternatives to refurbished rigs could become available thus rendering our product unattractive to potential consumers. The inability to build/refurbish rigs in a cost-effective manner could have a material adverse effect on our operations and a negative impact on the price of our stock.

We anticipate that we will utilize horizontal drilling techniques, which could result in greater mechanical risks and impair our ability to maximize production.

Horizontal drilling will allow us to drill with an onshore rig into offshore bottom-hole locations much less expensively. The rig we plan to use is an onshore 2,000 horsepower triple, which has the ability to drill to a total depth of 20,000 feet with two miles of deviation. Horizontal drilling will also allow us to maximize production efficiency with less wells being drilled. Horizontal drilling activities involve a greater risk of mechanical problems than conventional vertical drilling methods and there can be no assurance that we will achieve expected results from the use of horizontal drilling, or that we will not experience more mechanical problems and other difficulties than we otherwise might experience through alternative drilling methods. If we encounter mechanical risks as a result of our horizontal drilling strategy, this may impair our ability maximize production, could cause increased costs and could adversely affect our results of operations.

Our insurance policies may not adequately protect us against certain unforeseen risks.

There are currently many known hazards associated with the exploration, discovery and delivery of gas and oil. To protect against possible liability, Tekoil maintains liability insurance with coverage that it believes is consistent with industry practice and appropriate in light of the risks attendant to its business. However, if Tekoil is unable to maintain insurance in the future at acceptable cost or at all, or if its insurance does not fully cover it and a successful claim is made against Tekoil, Tekoil could be exposed to significant liability. Any claim made against Tekoil that is not fully covered by insurance could be costly to defend, result in a substantial damage award against Tekoil and divert the attention of management from Tekoil’s operations, all of which could have a material adverse effect on the Company’s financial performance.

Our activities are subject to extensive governmental regulation.

The oil and gas industry is subject to extensive federal, state, provincial and local laws and regulations governing the production, transportation and sale of hydrocarbons as well as the taxation of income resulting therefrom. Such regulations may be changed from time to time in response to economic or political conditions. From time to time, regulatory agencies have imposed price controls and limitations on production in order to conserve supplies of oil and gas. Numerous federal, state and provincial departments and agencies have their own rules and regulations applicable to the oil and gas industry. In general, these rules and regulations regulate, among other things, the extent to which acreage may be acquired or relinquished, spacing of wells, measures required for preventing waste of oil and gas resources and, in some cases, rates of production. The heavy and increasing regulatory burdens on the oil and gas industry increase the costs of doing business and, consequently, affect profitability.

In addition, the production, handling, storage, transportation and disposal of oil and gas, by-products thereof and other substances and materials produced or used in connection with oil and gas operations are subject to regulation under federal, state, provincial and local laws and regulations primarily relating to protection of human health and the environment. To date, expenditures related to complying with these laws and for remediation of existing environmental contamination have not been significant in relation to the results of our operations. There can be no assurance that the trend of more expansive and stricter environmental legislation and regulations will not continue and that any such expansion will not materially increase our cost of doing business.

We are subject to various environmental risks, and governmental regulation relating to environmental matters.

We are subject to a variety of federal, state, foreign, provincial and local governmental laws and regulations related environmental protection, particularly the storage, use, discharge and disposal of toxic, volatile or otherwise hazardous materials. These laws and regulations govern, among other things, the amounts and types of substances and materials that may be released into the environment, the issuance of permits in connection with exploration, drilling and production activities, the release of emissions into the atmosphere, the discharge and disposition of generated waste materials, the reclamation and abandonment of wells and facility sites and the remediation of contaminated sites. These laws and regulations subject us to increased operating costs, and they may impose substantial liability in the event that we fail to comply with them or for any contamination resulting from operations. Although these laws and regulations have not had a material adverse effect on our business, there can be no assurance that we will not be required to make material expenditures in the future that will adversely affect our financial condition or results of operations. Moreover, we anticipate that such laws and regulations will become increasingly stringent in the future, which could lead to material costs for environmental compliance and remediation by the Company. Any failure by us to obtain required permits for, control the use of, or adequately restrict the discharge of hazardous substances under present or future regulations could subject us to substantial liability or could cause our operations to be suspended. Such liability or suspension of operations could have a material adverse effect on our business, financial condition and results of operations.

We are subject to intense competition.

We operate in a highly competitive market and compete with major and independent oil and gas companies for the acquisition of desirable oil and gas properties, as well as for the equipment and labor required to develop and operate such properties. Many of these competitors have longer operating histories, greater name recognition, substantial track records and financial, technological and technical resources substantially greater than ours. This may allow these competitors to devote greater resources to the development and promotion of their oil and gas exploration and production projects. Many of these competitors offer a wider range of oil and gas opportunities not available to Tekoil and may attract business partners consequently resulting in a decrease of Tekoil’s business opportunities. These competitors may also engage in more extensive research and development, adopt more aggressive strategies and make more attractive offers to existing and potential purchasers, and partners. Furthermore, competitors may develop technology and oil and gas exploration strategies that are equal or superior to Tekoil’s and achieve greater market recognition. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to better address the needs of our target market. As a result, it is possible that new competitors may emerge and rapidly acquire significant market share. There can be no assurance that Tekoil will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on Tekoil’s business, results of operations and financial condition.

We currently depend on our Chief Executive Officer and may have difficulty attracting additional qualified personnel as our business grows.

We are dependent on the experience, abilities and continued services of our current Chief Executive Officer and President, Mark S. Western. Mr. Western has played a significant role in our development and management. The loss or reduction of services of Mr. Western could have a material adverse effect on the Company.

Our future success will also depend in large part upon the continued services and performance of other key personnel. If we lose the services of any member of our senior management team, our overall operations could be materially and adversely affected. In addition, our future success will depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing, purchasing and customer service personnel when they are needed. Competition for these individuals is intense. We cannot ensure that we will be able to successfully attract, integrate or retain sufficiently qualified personnel when the need arises. Any failure to attract and retain the necessary technical, managerial, marketing, purchasing and customer service personnel could have a negative effect on our financial condition and results of operations.

Certain restricted shares of the Company are or will be eligible for sale in the future which could affect the prevailing market price of our Common Stock.

Certain of the outstanding shares of our Common Stock are “restricted securities” under Rule 144 of the Securities Act, and (except for shares purchased by “affiliates” of the Company’s as such term is defined in Rule 144) are eligible for sale as the applicable holding periods expire. Currently, these shares may be sold only pursuant to a registration statement under the Securities Act or an applicable exemption, including pursuant to Rule 144. Moreover, substantially all outstanding shares of our Common Stock, as well as shares of Common Stock into which outstanding shares of our Series A Convertible Preferred Stock were converted, are being registered for resale pursuant to the registration statement of which this prospectus forms a part. Sale or the expectation of sales of a substantial number of shares of Common Stock in the public market by selling shareholders could adversely affect the prevailing market price of the Common Stock, possibly having a depressive effect on any trading market for the Common Stock, and may impair our ability to raise capital through additional sales of our equity securities.

We do not expect to declare or pay any dividends in the foreseeable future.

We have not declared or paid any dividends on our Common Stock. We currently intend to retain future earnings to fund the development and growth of our businesses, to repay indebtedness and for general corporate purposes and, therefore, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. If the Company does not pay dividends, its stock may be less valuable because a return on your investment will only occur if the stock price appreciates.

Our Common Stock may be subject to secondary trading restrictions related to penny stocks.

Our stock is subject to what are known as the "penny stock" rules. The "penny stock" rules place additional requirements on broker-dealers who sell or make a market in such securities. Consequently, the ability or willingness of broker-dealers to sell or make a market in our Common Stock could be impacted and your ability to resell your shares, and the price at which you could sell your shares, could be adversely affected.

Our directors and executive officers own a substantial amount of Common Stock, which permits them to exercise significant control over material corporate decisions.

As of November 1, 2007, Mark S. Western beneficially owns approximately 19.63% of the combined voting securities of the Company. Together with Mr. Western, the executive officers and directors of the Company control approximately 39.62% of the combined voting securities of the Company. As a result, Mr. Western and the other directors and executive officers have significant control over the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our certificate of incorporation and bylaws and the approval of mergers and other significant corporate transactions. This concentrated ownership makes it unlikely that any other holder or group of holders of the Company’s voting securities will be able to affect the way the Company is managed or the direction of our business. These factors may also precipitate, delay or prevent a change in management.

We cannot be certain that previous equity offerings by the Company were in compliance with securities laws and regulations.

Prior to execution of the acquisition agreement pursuant to which our current controlling shareholders took control of the Company, the Company engaged in capital raising efforts through the issuance of Common Stock. Such restricted securities were purportedly issued pursuant to valid exemptions from U.S. and state securities laws, and the previous controlling shareholder of the Company made representations in the acquisition agreement that all shares of Common Stock theretofore issued by the Company were issued in compliance with all federal and state securities laws and all other applicable laws. In the event that such representations were incorrect, and the Company issued securities in violation of federal or state securities laws, the Company could be subject to criminal and civil penalties, which could materially adversely affect its operations, its ability to raise additional capital and its stock price.

FORWARD-LOOKING STATEMENTS

This registration statement and the documents we incorporate by reference include “forward-looking statements.” All statements, other than statements of historical fact, included or incorporated by reference in this registration statement which address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. The words “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.

These forward-looking statements include, among others, things such as:

•	plans and objectives of our management for future operations relating to our products and services;

•	plans and objectives of our management for our future economic performance;

•	amounts and nature of future capital expenditures;

•	wells to be drilled or reworked;

•	oil and gas prices and demand;

•	exploitation and exploration prospects;

•	estimates of proved oil and gas reserves;

•	reserve potential;

•	development and infill drilling potential;

•	expansion and other development trends of the oil and gas industry;

•	business strategy;

•	production of oil and gas reserves;

•	planned asset sales or dispositions; and

•	expansion and growth of our business and operations.

These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from our expectations, including, but not limited to, the following:

•	risk factors discussed in this prospectus;

•	oil and gas prices;

•	exploitation and exploration successes;

•	continued availability of capital and financing;

•	general economic, market or business conditions;

•	acquisitions and other business opportunities (or lack thereof) that may be presented to and pursued by us;

•	changes in laws or regulations; and

•	other factors, most of which are beyond our control.

Consequently, all of the forward-looking statements made in this registration statement and in the documents we incorporate by reference are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. In light of the significant uncertainties inherent in such forward-looking statements, their inclusion should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Unless required by applicable law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

All proceeds from the sale of our Common Stock will go to the selling stockholders selling Common Stock under this prospectus. We will not receive any proceeds from the sale of the Common Stock sold by the selling stockholders.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Between May 7, 2004 and July 24, 2007, the Company’s Common Stock was quoted on the Pink Sheets, initially under the symbol, PXCN. The Company’s trading symbol was changed to TKGC on July 29, 2005 and to TKGN on October 14, 2005. As of July 24, 2007, the NASD cleared the unpriced quotation of the Company’s Common Stock on the OTC Bulletin Board®. The OTC Bulletin Board® is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.

The following sets forth the range of the closing bid prices for the Company's Common Stock for the period starting May 7, 2004 through November 1, 2007. The quotations below, provided by Pink Sheets, LLC and OTC Bulletin Board®, reflect inter-dealer prices without retail markup, mark down or commission, and may not represent actual transactions. The quotations prior to October 14, 2005, have not been adjusted for the 100-to-1 reverse stock split that occurred on that date.

	2004
	High	Low
4 th Quarter	$0.035	$0.001

	2005
	High	Low
1 st Quarter	0.064	0.018
2 nd Quarter	0.05	0.001
3 rd Quarter	0.0095	0.003
October 3 through October 13	0.008	0.005
DATE OF 100-to-1 REVERSE SPLIT - OCTOBER 14, 2005
October 14 through December 30	0.64	0.01

	2006
	High	Low
1 st Quarter	0.45	0.25
2 nd Quarter	0.75	0.20
3 rd Quarter	0.50	0.25
4 th Quarter	1.25	0.40

	2007
	High	Low
1 st Quarter	1.10	0.55
2 nd Quarter	2.60	1.05
3 rd Quarter	1.90	0.40
October 1 – November 1, 2007	0.61	0.43

As of November 1, 2007, the Company had approximately 286 shareholders of record of its Common Stock.

The Company has not previously paid cash dividends on its Common Stock. The payment of cash dividends from current earnings is not prohibited by any agreements to which the Company is a party, but is subject to the discretion of the Board of Directors and will be dependent upon many factors, including the Company’s earnings, its capital needs and its general financial condition. The Company currently does not intend to pursue a policy of payment of dividends, but rather intends to utilize any excess proceeds to finance the development and expansion of its business.

DESCRIPTION OF BUSINESS

Tekoil & Gas Corporation was incorporated in Delaware on January 2, 2002, under the name “Trailridge Holdings, Inc.” On April 6, 2004, the Company changed its name to “Glow Bench Systems International, Inc.” and on December 14, 2004, it changed its name to “Pexcon, Inc.”

On May 25, 2005, Pexcon, Inc., entered into an Acquisition Agreement with Tekoil & Gas Corporation, a Florida corporation, the shareholders of Tekoil-FL and Gerald M. Dunne, in which the shareholders of Tekoil-FL received 694,980,000 shares of the common stock, $0.00000001 par value, of Pexcon, Inc., in exchange for the outstanding shares of common stock of Tekoil-FL held by them. Immediately following the closing of the Acquisition Agreement on June 27, 2005, Pexcon, Inc., had a total of 772,200,000 shares of common stock outstanding. In connection with the Acquisition Agreement, Pexcon, Inc., acquired the assets and assumed the liabilities of Tekoil-FL, which became a wholly-owned subsidiary of Pexcon, Inc. For accounting purposes only, the share exchange transaction was treated as a recapitalization of Tekoil-FL as the acquiror. In connection with the transaction, the Board of Directors of Pexcon, Inc. resigned, the Board of Directors of Tekoil-FL became the Board of Directors of the Company, and the Company’s name was formally changed from Pexcon, Inc., to Tekoil & Gas Corporation.

On October 14, 2005, the Company effected a 1 for 100 reverse split of its Common Stock. As of that date and as a result of the reverse stock split, 7,722,000 shares of Common Stock were outstanding. In connection with the reverse stock split, the Company changed the par value of the Common Stock from $0.00000001 per share to $0.000001 per share, and reduced the number of authorized shares of Common Stock from 800,000,000 shares to 200,000,000 shares.

The Company currently operates its business directly and not through its Tekoil-FL subsidiary, which continues to exist but has no assets or operations. For the purpose of pursuing its business strategy in the Province of Newfoundland, Canada, as described in greater detail below, on March 29, 2006 the Company formed a wholly-owned subsidiary, Tekoil Rig and Development Corporation, a Newfoundland corporation, and on April 19, 2006, the Company qualified to do business in Newfoundland. For the purpose of pursuing its business strategy in Galveston Bay, Texas, on January 17, 2007 the Company formed a wholly-owned subsidiary, Tekoil and Gas Gulf Coast, LLC, a Delaware limited liability company qualified to do business in Texas.

The Company is authorized to issue up to 20,000,000 shares of preferred stock, par value $0.00000001 per share. The Company has designated 3,000,000 of those authorized shares of preferred stock as Series A Convertible Preferred Stock, the terms of which are set forth in the Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on August 2, 2005, as amended on February 22, 2006 and June 12, 2006.

As of November 1, 2007, the Company had outstanding 46,713,177 shares of Common Stock, par value $0.000001 per share.

Business

The Company is an exploration stage oil and gas enterprise focused on the acquisition, stimulation, rehabilitation and asset improvement of small to medium sized manageable oil and gas fields throughout North America.

Business Strategy

Our overall goal is to maximize our value through profitable growth by acquiring oil and gas reserves and production, with a firm philosophy of utilizing the latest, state of the art oil and gas technology in our drilling operations. Our current and ongoing strategy is to (a) acquire producing oil and gas properties with significant upside potential at favorable prices, (b) focus on exploration and development activities to maximize production and ultimate reserve recovery on existing properties, (c) explore undeveloped properties, (d) maintain a low cost structure, and (e) maintain financial flexibility. Key elements of our strategy include the following:

Acquisitions of Producing Properties . We have an experienced management and technical team, some of whom are consultants, which makes us more financially flexible. We focus on the acquisition of owner-operated producing properties that meet our selection criteria, which include (a) significant potential for increasing reserves and production through development and further exploration, (b) favorable purchase price, and (c) opportunities for improved operating efficiency. We are continually identifying and evaluating acquisition opportunities. Other than the acquisition of the Galveston Bay properties described below, to date, we have not been successful in this regard and there can be no assurance that any such acquisitions will be successfully consummated in the future.

Development . We have researched several projects that did not meet our criteria and/or did not pass our due diligence process. We continue to use our network of contacts in the industry to explore such opportunities, and with the use of the internet we conduct much of our due diligence before doing in situ evaluations.

Exploration . Our exploration activities for 2005, 2006 and the first quarter of 2007 have been restricted geographically to North America and Canada. Until recently, the main thrust of this initiative, however, was predominantly in Eastern Canada. We have identified an opportunity in an area where exploration and risk capital of in excess of $100 million has been previously expended by a third party from the 1990’s to 2005. However, another company holds the lease to this area, so we have no rights to pursue this opportunity unless the current lease is terminated. Our independent consulting engineers, Fekete Associates and Dick Boyce of dB, LLC, have advised us that this area was a failure due to previous operators’ not understanding the complexity of the structures, and the unavailability of modern-day 3D seismic technology. Over the life of the one drilled well in this area, when operated by various operators, the well produced an average of 2,500 barrels of oil per day. We have access to all the previous data and history of these prospects, including mapping information, 2D seismic interpretation, minimal 3D seismic interpretation and extensive drilling information.

We are also interested in two offshore licenses. One exploration license, EL #1070, which is currently issued to another operator, has been granted an extension from the Canada-Newfoundland and Labrador Offshore Petroleum Board until January 15, 2008. During this extended time period, the operator must drill a validating well. If the operator fails to meet the terms and conditions of the extension, the license will revert back to the Provincial government, and we will then express an interest in having the land included in the next Request for Bids. If the operator complies with the conditions, the license will be extended for a renewal term of an additional four years.

The second offshore license in which we are interested is EL #1071. This license was previously owned by Canadian Imperial Venture Corp. (CIVC), but it reverted back to the Provincial government on January 15, 2007. We intend to express an interest in this area, as a Call for Nominations in the offshore area was announced on October 15, 2007. We will nominate this parcel and expect to see it available in the Canada-Newfoundland and Labrador Offshore Petroleum Board’s next Request for Bids, which will occur in November 2008.

On August 13, 2007, CIVC announced that PDIP has a further 5 year extension over the Port au Port lease area. However, there are strict terms and conditions attached to the extension. This extension was based upon PDI Production’s performance of work commitments and additional security deposits. One condition states there must be commencement of production within the next 24 month period. If production does not commence within the next 2 years, there will be no further extensions granted and the lease will automatically revert back to the Provincial government. Unlike the Petroleum Board, the provincial Department of Natural Resources, which manages onshore activities, is sporadic in its Request for Bids process. This is mainly due to less interest in the onshore area, as compared to the already viable offshore area. We have already expressed an interest in this area and are optimistic about the opportunity to bid on this area when presented by the Department of Natural Resources.

Low Cost Structure . We have only eleven employees, and we hire subcontractors to provide technical engineering, accounting and legal expertise. We intend to maintain a low cost structure by keeping a small workforce. We are capable of being an efficient operator and can capitalize on our low cost structure in evaluating acquisition opportunities. Our goal is to achieve substantial reductions in labor and other field-level costs from those expended by the previous operators. Our lower cost structure could substantially improve cash flows of targeted companies.

Financial Flexibility . We are committed to maintaining financial flexibility, which we believe is important for the successful execution of our acquisition, exploration and development strategy. Since October 2005, we have completed numerous private placements of our Common Stock and Series A Preferred Stock, which as of August 31, 2007, has provided us with aggregate net proceeds of approximately $6,479,000.

Western Newfoundland Prospect Development

Progress from November 2005 to August 2007 . After assembling the technical team in August 2005 and confirming the significant hydrocarbon potential that exists in the area of the Port au Port Peninsula of Western Newfoundland, we had the following objectives for the November 2005 to August 2007 time period:

•	Prepare a technically sound exploration and development plan.

•	Lease the mineral rights over the prospective acreage at reasonable terms for the Company.

•
Establish our presence in Newfoundland by forming a Newfoundland subsidiary, qualifying to do business in Newfoundland and opening an office there; familiarizing ourselves with the applicable regulatory regime(s) for oil and gas activity in the province; and establishing good working relations with the regulators, government officials and the local communities in which we will be operating.

•	Obtain the approvals required to conduct an intense 3D seismic survey over the area’s onshore prospects.

In establishing these objectives, we recognized that they would not all be completely achieved by August 2007. Nonetheless, we have achieved the following:

•	The exploration and development plan is complete.

•
We have developed a significant network of contacts in Newfoundland and have established a Newfoundland subsidiary and an office in St. John’s, Newfoundland, staffed by two employees, one of whom previously worked for the Newfoundland Department of Natural Resources for eight years.

•
We have met with relevant government agencies, such as the Department of Natural Resources, the Canada-Newfoundland and Labrador Offshore Petroleum Board, the Department of Environment and Conservation, Environment Canada, the Department of Fisheries and Oceans, as well as the Fish, Food and Allied Workers Union.

•
We have obtained an exploration license to conduct the 3D seismic survey over the onshore and transition area prospect. The next step will involve submission of a detailed seismic program for approval. Onshore preparatory can begin in the Spring of 2008 followed by the survey in the Fall of 2008.

Onshore Rig Construction

Background . High market demand has made it very difficult to contract drill rigs from oil producing centers to undertake drilling in frontier areas. Larger oil companies are executing long-term exclusive-use contracts in established areas, making rigs unavailable on a well-by-well basis. High demand has simultaneously created 12-18 month wait times to purchase a new rig. Rigs in the 600 to 1000 HP and 1500 to 2000 HP range are particularly in short supply. Industry analysts, such as Rigzone.com (August 24, 2006) and WorldOil.com (October 2005), report that high market demand for rigs is expected to continue for the next few years, and other industry publications, such as Drilling Contractor , appear to concur in that expectation. However, there can be no assurance that market demand will continue to be high.

To ensure access to a 2000 HP drilling rig for our Newfoundland exploration activities, we have investigated purchasing one or more, older, unused units, and refurbishing them to present-day standards. The option is technically viable because the structural components of the rig have a service life in the order of 60 years. Refurbishment involves complete rebuilding/replacement of the mechanical, electrical and instrumentation systems.

The economics of purchasing an older unit and then refurbishing it in Newfoundland are attractive. Order of magnitude costs to secure a 2000 HP unit are as follows:

•
Two-year, long-term contract - $32 million, with an expected mobilization/demobilization charge of $10 million, according to an estimate by Nabors International. Factors affecting the estimate were limited land market in Newfoundland, higher labor costs in Canada, the fact that there is no rig in the area and the necessity of winterization.

•	Purchase new - $27 million, with 12 to 18 month delivery, according to an estimate from National Oilwell Varco. Prices for new rigs have been steadily increasing in response to demand.

•	Refurbish older unit - $10 million with 6 months delivery through our own turnkey operation, as outlined below.

We understand a typical capital cost profile for a refurbished 2000+ HP rig is as follows:

ITEM DESCRIPTION	ESTIMATED PURCHASE PRICE	**ESTIMATED COST TO REFURBISH	TRANSPORT. COSTS	TOTAL
	$US	$US	$US	$US
Substructure 25' clear working height
Mast 152' x 1,300,000 lbs capacity
National 1320 UE Drawwork c/w electric brake
National P275 rotary table
Oilwell P500 swivel
Traveling block / hook B660GA500

Items above to be purchased as part of the original four rig package.	1,500,000.00	600,000.00	200,000.00	2,300,000.00

Engines / generators - Caterpillar or Detroit (3)	600,000.00	100,000.00	60,000.00	760,000.00
SCR system and building	650,000.00		30,000.00	680,000.00
* 3 tank mud system 1800 bbls total volume	750,000.00		20,000.00	770,000.00
1600 hp mud pumps (two pumps)	650,000.00	100,000.00	40,000.00	790,000.00
* Water tank and pumping system	150,000.00		7,000.00	157,000.00
* Dog house and windwall on off drillers side	150,000.00		5,000.00	155,000.00
Blow out preventer 13 5/8" x 5000	200,000.00		15,000	215,000.00
6 station closing unit	80,000.00		10,000.00	90,000.00
Choke manifold and poorboy degasser	120,000.00		10,000.00	130,000.00
Hydraulic catwalk	530,000.00		25,000.00	555,000.00
* Pipe tubs( 7units )	150,000.00		5,000.00	155,000.00
Handling tools (tongs, slips, elevators) Pipe spinner to suit tubulars	200,000.00		5,000.00	205,000.00
Tuggers, air winch and wire line unit	60,000.00	10,000.00	5,000.00	75,000.00
Cold start and air compressors	110,000.00	15,000.00	5,000.00	130,000.00
Instrumentation	75,000.00	15,000.00	1,000.00	91,000.00
Wire rope & bridle line	55,000.00		5,000.00	60,000.00
* Suitcases & grasshopper/rig stairs	70,000.00		5,000.00	75,000.00
15,000' of 5" Grade S-135 (19.5 lbs/ft.)	960,000.00		100,000.00	1,060,000.00
Drill collars 30 ea x 6 ½", 6 ea. X 8"; 3 ea. 9 1/2" drill collars	230,000.00		40,000.00	270,000.00
HWDP 5" x 50 joints	235,000.00		30,000.00	265,000.00
* Double walled fuel tank c/w pump	75,000.00		1,000.00	76,000.00
EZ-Torque hydraulic system	30,000.00	2,000.00	1,000.00	33,000.00
Rig hydraulic pump, tank and hook up	85,000.00	20,000.00	2,000.00	107,000.00
* Sandblasting & paint	78,000.00		1,000.00	79,000.00
Kelly hose, shock hoses & fire proof hoses	62,000.00		5,000.00	67,000.00
Miscellaneous equipment	100,000.00		5,000.00	105,000.00
* Complete electrical	225,000.00			225,000.00
Rig and mechanic tools	15,000.00			15,000.00
Rig up costs (cranes, trucks)	150,000.00			150,000.00
* Labor	630,000.00			630,000.00

Total	8,975,000.00	** 862,000.00	638,000.00	10,475,000.00

Optional Equipment				Cost plus 15%
a 650 Ton Top Drive				Cost plus 15%
b Rig Matting				Cost plus 15%
c Convert rig to AC power				Cost plus 15%
d Purchase 125 hp boiler and winterize rig				Cost plus 15%

* 35% of total is for materials and 65% is for labor. Materials - $629,300.00; Labor - $1,168,700.00.

** 60% of total is for materials and 40% is for labor. Materials - $517,200.00; Labor - $344,800.00.

Total cost for labor - $2,143,500.00

Contract Drilling . The cost and difficulty of procuring a rig is a common problem for all oil companies operating in Atlantic Canada. With a rig in the area, we could contract to drill on non-competitive lands at a cost effective rate relative to drilling contractors located in Western Canada, the U.S. or international locations. In addition to our own use, we are already aware of at least two potential uses for a rig in Atlantic Canada: (i) drilling stratigraphic test holes for the province of Newfoundland, and (ii) drilling two commercial wells for Petroworth Resources Inc., onshore Prince Edward Island to a depth of approximately 3,500 meters. Elsewhere, demand for rigs of this size is growing, and we have already established a number of leads.

An existing port with direct access to/from the college fabrication facilities enables freighter transport of rigs. Ready transportation access to/from Newfoundland to oil producing regions around the globe could, in combination with the aforementioned labor cost advantages, enable development of an ongoing commercial operation that supports government development initiatives for the region.

Status of Rig Refurbishing Plans . The initial assessment of a rig purchase encouraged further investigation through February and March, 2006. During this time period, the purchase concept has evolved and expanded to one of purchasing old, inactive rig(s) and refurbishing them in Stephenville, Newfoundland, as a stand-alone business. We believe our best option to secure a rig for our internal 2008 drilling program is to rebuild one. However, an ongoing rig refurbishing business could generate cash flow in 2008 and could be used to collateralize and finance our current and future exploration efforts. A refurbishing business is technically viable because the service life on structural components is on the order of 60 years.

The capital cost estimate to acquire and refurbish an older rig is anticipated to be approximately $10.5 million.

We are currently pursuing the rig refurbishing business opportunity on several levels as follows:

•	Scouting for suitable rigs and rig components to ship to Newfoundland and refining material lists and cost estimates to procure, ship and refurbish selected rigs.

•	Negotiating with interested oil companies for the pre-purchase of the initial batch of rigs.

•	Establishing a wholly-owned subsidiary in Newfoundland, to handle the refurbishment business.

•	Securing key personnel under long-term contracts.

•	Conducting site tours to inventory the college facilities and identify any additional equipment that will need to be purchased.

•	Negotiating with the technical college to better define the training program and the business relationship with the college.

Recent Developments

Galveston Bay, Texas . On November 13, 2006, the Company executed a Purchase and Sale Agreement with Masters Resources, LLC and Masters Oil and Gas, LLC (together, the Sellers under the Purchase and Sale Agreement), to acquire four properties, consisting of interests in Trinity Bay, Redfish Reef, Fishers Reef, and North Point Bolivar Fields, located in Galveston and Chambers Counties in Galveston Bay, Texas and related assets and operations described therein.

On December 29, 2006, the Company and the Sellers agreed to a First Amendment to Purchase and Sale Agreement which extended the closing date to February 9, 2007 and set the purchase price at $47,500,000, plus 500,000 shares of the Company’s Common Stock and the reservation by the Sellers of specified overriding royalty interests. The First Amendment also provided that shares of the Company’s Common Stock would be issued to the Sellers pursuant to a separate Subscription Agreement between the Company and the Sellers, dated December 29, 2006. The Company subsequently assigned its rights under the Purchase Agreement to its majority-owned subsidiary, Tekoil and Gas Gulf Coast, LLC, a Delaware limited liability company.

The Purchase and Sale Agreement was amended by the parties thereto on each of February 8, 2007, March 1, 2007, March 22, 2007, April 12, 2007 and April 30, 2007 to, among other things, extend the closing date of the acquisition. The Sixth Amendment to the Purchase and Sale Agreement, which was executed on April 30, 2007, also restructured the consideration to be paid to the Sellers to eliminate a promissory note agreed to in a previous amendment and to increase the number of shares of the Company’s Common Stock issuable to the Sellers. On May 11, 2007, the purchase of the Galveston Bay properties was consummated.

The Galveston Bay properties include 34 producing wells with 33 PDNP (proved non-producing) opportunities and more than 64 PUD (proved undeveloped) opportunities. There are 24,261 gross acres included in the Galveston Bay properties, as well as transportation and processing infrastructure.

In exchange for conveyance of the Galveston Bay properties to Tekoil, the Sellers received approximately $30 million dollars in cash (subject to adjustment for an effective date of transfer of October 1, 2006, a $1 million dollar holdback for potential claims and prorations of closing costs), nine million restricted shares of the Company’s Common Stock and conveyance of certain overriding royalty interests in the properties.

The royalties to be paid to the Sellers consist of (i) a declining royalty which is initially 6% on proved undeveloped, proved non-producing properties, and any present or future well completed in and producing from any zone or formation not presently producing or capable of producing within the properties, which royalty reduces to 4% and 2%, respectively, after $20 million dollars and $10 million dollars, respectively, are paid collectively on the declining royalty and the fixed royalty described below, together; (ii) a fixed royalty which is initially 3% on currently proved producing properties, which royalty reduces to 2% when the $30 million threshold described immediately above is achieved; and (iii) an additional royalty of 2% on all properties for a term of 3 years. The royalties are subject to a deed of trust in favor of the Company securing an indemnity agreement relating to the potential claims described above.

The cash portion of the consideration was paid utilizing $30 million of a $50 million Senior Secured Credit Facility arranged by Goldman Sachs E & P Capital, a division of Goldman Sachs & Co. The $30 million funded portion of the Loan is guaranteed by the Company and secured by the Galveston Bay properties, has a term of 48 months, bears interest at an initial rate of libor plus 800 basis points, and is amortized by available net cash flow from the properties (after payment of certain related lease operating and overhead expenses, a portion of which are allowed to the Company under certain circumstances). In addition, the Lender or its affiliates received a 50 basis point funding fee on amounts advanced; a 2% overriding royalty interest in the properties; a warrant to purchase 900,000 shares of the Company’s Common Stock at a strike price of $0.50 per share over a five-year term (which Common Stock is included in the registration statement of which this prospectus forms a part); a 25% ownership interest in Tekoil and Gas Gulf Coast, LLC (the other 75% being held by the Company), which interest is non-dilutable until the Company contributes $7.5 million in additional capital for expenditures related to the properties; and certain rights to participate in future debt and equity financings of the Company.

The Company was required to contribute the $7.5 million dollars detailed above to its majority-owned subsidiary within 90 days following the closing to cover certain agreed development expenditures and raise an additional $5 million dollars for the Company within 180 days following the closing, in each case, in order to avoid a default under the Loan. As a part of the Loan transaction, the subsidiary entered into certain hedging transactions described in Exhibits 10.47 and 10.48 hereof with respect to the pricing of its oil and gas production and certain insurance coverages as described in the Credit Agreement evidencing the Loan as described in Exhibit 10.29 hereof. The Loan documents contain other customary representations, warranties, covenants and events of default.

The Credit Agreement was amended on July 2, 2007 to increase the aggregate value of the Loan in the amount of $6,752,200, to change the bond requirements applicable to the Loan and to extend the date upon which certain title opinions were to be provided by the Company. The Lenders also agreed to waive the following events of default under the Credit Agreement: (i) the majority-owned subsidiary’s failure to furnish timely certain title opinions required by the Credit Agreement; and (ii) the majority-owned subsidiary’s failure to provide bonds and/or letters of credit in lieu of bonds with respect to the properties for the Railroad Commission of Texas prior to June 11, 2007.

On August 15, 2007, the Credit Agreement was further amended to extend the deadline for the Company’s contribution to the majority-owned subsidiary of $7.5 million in capital and for the repayment in full of insurance premiums financing indebtedness until August 31, 2007; and to extend the date by which the majority-owned subsidiary was required to provide certain title opinions until August 15, 2007.

On October 24, 2007, the Subsidiary, the Company and the Lender Parties entered into Amendment No. 3 and Waiver with respect to the Credit Agreement (“Amendment No. 3”) and Mark S. Western, the Company’s Chief Executive Officer, executed a Limited Guaranty (the “Limited Guaranty”), pursuant to which he agreed to personally guaranty certain of the Company’s obligations under the Credit Agreement.

Amendment No. 3 amended the Credit Agreement by (i) extending the deadline for the Company’s contribution to the Subsidiary of $7.5 million in capital and for the repayment in full of insurance premiums financing Indebtedness until October 26, 2007, (ii) extending the date on which the Subsidiary was required to provide certain title opinions covering Texas State Lease MF062790 (State Tract 343) until November 7, 2007, (iii) extending the date on which the Subsidiary was required to provide certain title opinions covering Texas State Lease MF030085 (State Tract 5-8A) until January 23, 2008, and (iv) extending the deadline for approval by the Railroad Commission of Texas regarding the change of operator P-4 submissions to January 23, 2008.

Amendment No. 3 also amended the Credit Agreement to include as additional Events of Default thereunder (i) the failure of the Limited Guaranty to remain in full force and effect at any time prior to the satisfaction in full of all obligations under the Credit Agreement or the declaration of such Limited Guaranty to be null and void or the repudiation of such Limited Guaranty by Mr. Western, (ii) the failure of the Company to pay amounts owed by the Company to K-3 Resources, L.P. by the earlier to occur of the Required Capital Date (as defined in the Credit Agreement) and October 26, 2007, and (vi) the failure by the Company to deposit to the Collateral Account (as defined in the Credit Agreement) by November 23, 2007 cash in the amount of $370,000, or such greater amount to adequately reserve for the liabilities asserted by J-W Power Company.

In consideration of the execution of Amendment No. 3 by the Lender Parties, the Company agreed to pay a waiver and amendment fee of $367,522 and all fees and expenses of the Administrative Agent’s outside legal counsel and other consultants.

The Lender Parties currently allege that the Company failed to meet certain deadlines set forth in the third amendment to the Credit Agreement and the Company is currently in discussions to further extend the deadlines for (i) compliance with the financial ratio set forth in the Credit Agreement, (ii) delivery of the required Engineering Report and (iii) delivery of the proposed business plan as required. As of the date hereof, no further extension agreement has been reached and the Lender Parties maintain we are currently not in compliance under the Credit Agreement. Unless we receive an extension or waiver from the Lender Parties, such parties could commence foreclosure proceedings with respect to our interest in the Subsidiary and the Galveston Bay Properties.

On October 24, 2007, the Company and Tri Star Capital Ventures Limited (“Tri Star”) entered into a Loan Agreement (the “Loan Agreement”), pursuant to which Tri Star agreed to lend to the Company $8.5 million (the “Tri Star Loan”). The proceeds of the Tri Star Loan will be used to make the $7.5 million equity contribution to the Subsidiary as required in the Credit Agreement and to pay certain costs and expenses of the Subsidiary. The Company is obligated to make monthly payments of principal on the Tri Star Loan equal to $708,333, beginning on May 1, 2008. The Tri Star Loan matures on April 15, 2009 and accrues interest at an annual rate of 13%.

In connection with the execution of the Loan Agreement, the Company and Tri Star entered into Deeds of Guarantee with each of Mark S. Western, Gerald Goodman, Francis G. Clear and Richard Creitzman pursuant to which these individuals agreed to personally guarantee repayment of the Tri Star Loan. In exchange for these Deeds of Guarantee, the Company agreed to provide each guarantor with indemnification of liabilities incurred by each guarantor under such guarantees.

The Company also entered into a Consulting Agreement on October 24, 2007 (the “Consulting Agreement”) with Portland Worldwide Investments Limited (“PWI”), pursuant to which PWI agreed to provide consulting services to the Company in connection with the further development of its energy assets and the Company agreed to pay the Consultant approximately $935,000 in the aggregate consideration during the 18 month term of the Consulting Agreement.

Newfoundland, Canada . On November 21, 2006, the Company announced that its application for a geographic expansion of its original 3D seismic survey program around the Port au Port Peninsula and Port au Port Bay in western Newfoundland, had been increased from approximately 240 sq km to approximately 300 sq km and released from further environmental assessment by the Newfoundland and Labrador Department of Environment and Conservation. The Company is in the final stages with the Canada-Newfoundland and Labrador Offshore Petroleum Board to complete its approvals for the offshore component of the program, and it is focused on its Galveston, Texas, acquisition and on establishing its rig fabrication center in Stephenville, Newfoundland, with the anticipation of work beginning as early as the second quarter of 2007.

On January 3, 2007, the Company and Ptarmigan Resources Limited, a company based in Newfoundland & Labrador, Canada, executed a Farmout Agreement with respect to Ptarmigan’s offshore exploration license EL-1069. The License covers approximately 140,000 hectares, or 346,500 acres, of offshore surface area, in the shallow waters of the Gulf of St. Lawrence north of the Port au Port peninsula in western Newfoundland.

Pursuant to the Farmout Agreement, the Company, as the Farmee, has paid $214,000 ($250,000 Canadian) to Ptarmigan, which was used as a drilling deposit to secure a one-year extension of the License from the Canada - Newfoundland and Labrador Offshore Petroleum Board. The Company is required to drill an onshore-to-offshore test well during 2007, which will test an offshore structure and, as the validation well, will extend the lease until January 2011 (Phase 1). The Company will earn a one-third interest (33.3%) in the License for the completion of Phase 1. The Company may then conduct an offshore 3D seismic program by late 2008, to map in more detail four offshore features already identified by Ptarmigan using 2D seismic data, which will earn the Company a further 26.7% of the License, for a total ownership of 60% (Phase 2).

The Farmout Agreement further provides that the Company and Ptarmigan will drill an offshore exploration well and will share the drilling costs; 60% by the Company and 40% by Ptarmigan. Should the Company carry 100% of the cost of drilling, it will earn an additional 20% interest in the License, for a total of up to 80%, subject to government royalties (Phase 3). The Company estimates the total cost of Phases 1, 2, and 3 to be approximately $6,000,000 in 2007, $10,000,000 in 2008 and $25,000,000 in 2009.

Research and Development Expenses

We do not presently budget or isolate all of our research and development costs. These costs are generally included in overhead, as they are attributed principally to salary and other expenses associated with maintaining personnel who spend varying amounts of time dedicated to both research and development and to ongoing studies on our current projects.

Costs and Effects of Compliance with Environmental Laws

We do not currently budget or isolate all of our compliance costs relating to the environment. These costs are included in our consultant engineer fees.

Employees

As of November 1, 2007, we had eleven employees, of which ten were full time employees. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good. We believe that our future success will depend in part on our continued ability to attract, integrate, retain and motivate highly qualified technical and managerial personnel, and upon the continued service of our senior management and key technical personnel. Competition for qualified personnel in our industry and geographical location is intense, and there can be no assurance that we will be successful in attracting, integrating, retaining and motivating a sufficient number of qualified personnel to conduct our business in the future.

MANAGEMENTS’ DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our discussion and analysis of our financial condition and plan of operation are based upon the Company’s financial statements, which have been prepared with accounting principles generally accepted in the United States of America. The preparation of the financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to intangible assets, income taxes and contingencies and litigation. The Company bases its estimates on historical expenses and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Critical Accounting Policies

Our discussion and analysis of our financial condition and plan of operation are based upon the Company’s financial statements, which have been prepared with accounting principles generally accepted in the United States of America. The preparation of the financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to intangible assets, income taxes and contingencies and litigation. The Company bases its estimates on historical expenses and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Stock-Based Compensation. The Company issues shares of its common and preferred stock to employees and non-employees as stock-based compensation. The Company accounts for the services using the fair market value of the consideration issued.

Intangible Assets. The valuation of intangible assets will be determined by management after considering a number of factors. On an annual basis, the Company will test for impairment. If the carrying value of the intangible assets exceeds the present value of estimated future cash flows, the intangible assets would be adjusted to their fair value and an impairment loss would be charged to operations in the period identified. Should the impairment loss be significant, the charge to operations could have a material effect on the Company’s results of operations and financial condition.

Plan of Operation

Forecasted Activities October 2007 to September 2008

We have identified the following objectives for the 12-month period ending September 30, 2008:

•	Drill an onshore-to-offshore well in Block EL-1069, to a bottom-hole location which has the potential to produce commercial hydrocarbons.

•	Obtain approval to conduct an intense 3D seismic survey over the area’s onshore and offshore prospects.

•	Further establish our general presence and enhance our company profile in Newfoundland.

•	Continue working with the government on an apprenticeship training program for the rig refurbishment business with the provincial technical college.

•
Begin remodeling of the rig refurbishment center located in Stephenville, Newfoundland. The Company will purchase a 50,000 square foot building previously used as a hockey stadium to use as its center.

•	Secure and purchase two used drilling rigs for refurbishment.

Three instruments govern onshore petroleum activities in Newfoundland:

•
An exploration permit , issued as a result of a Request for Bids, confers the exclusive right to drill and test for petroleum on designated lands. It is valid for a primary term of five (5) years and can be extended for a further secondary term of two (2) years if certain conditions are met.

•
An exploration license does not confer any petroleum rights, but confers the non-exclusive right to conduct an exploration survey ( e.g. , seismic program) described in the license. An exploration license is valid for 180 days. We have been granted an exploration license with respect to our 3D seismic survey.

•
A lease , issued as a result of a discovery on an exploration permit, confers to the lessee the exclusive right to develop and produce a petroleum pool in the lease area. A lease has an initial term of 10 years, subject to five (5) year renewals for those areas still in production or necessary for production.

Offshore petroleum activities are subject to three different documents:

•
An exploration license , issued as a result of a Request for Bids, confers the right to explore for, and the exclusive right to drill and test for petroleum on designated lands, as well as the exclusive right to develop those portions of the offshore area in order to produce petroleum and the exclusive right, subject to compliance with other requirements, to obtain a production license. An exploration license is valid for a primary term of nine (9) years, consisting of two consecutive periods of five (5) years and four (4) years, respectively, with certain milestones that must be completed in the first five years for the license holder to continue to have rights in the latter four years. At the end of nine years, all rights to an area terminate unless the area becomes subject to a significant discovery license or a production license.

•
A significant discovery license may be granted with respect to an area as a result of an application for a declaration of significant discovery. It grants the same rights as an exploration license, and effectively extends rights to an area for so long as the relevant declaration of significant discovery is in force, or until a production license is issued for the relevant lands. The government retains significant authority over drilling orders and development orders.

•
A production license is issued where a commercial discovery is declared, which is a discovery of petroleum that has been demonstrated to contain reserves that justify the investment of capital and effort to bring the discovery to production. A production license confers the following: the right to explore for, and the exclusive right to drill and test for, petroleum; the exclusive right to develop those portions of the offshore area in order to produce petroleum; the exclusive right to produce petroleum from those portions of the offshore area; and title to the petroleum so produced. A production license is effective from the date it is issued for a term of twenty-five (25) years or for such period thereafter during which commercial production continues. The government retains significant authority over drilling orders and development orders.

We are interested in two offshore licenses. One exploration license, EL #1070, which is currently issued to another operator, has been granted an extension from the Canada-Newfoundland and Labrador Offshore Petroleum Board until January 15, 2008. During this extended time period, the operator must drill a validating well. If the operator fails to meet the terms and conditions of the extension, the license will revert back to the Provincial government , and we will then express an interest in having the land included in the next Request for Bids. If the operator complies with the conditions, the license will be extended for a secondary term of an additional four years.

The second offshore license in which we are interested is EL #1071. This license was previously owned by Canadian Imperial Venture Corp. (CIVC), but it reverted back to the Provincial government on January 15, 2007. We intend to express an interest in this area, as a Call for Nominations in the offshore area was announced on October 15, 2007. We will nominate this parcel and expect to see it available in the Canada-Newfoundland and Labrador Offshore Petroleum Board’s next Request for Bids, which will occur in November 2008.

We also have one onshore area of interest. Lease 2002-01, presently held by PDI Production (PDIP) expired August 13, 2007. On August 13, 2007, CIVC announced that PDIP has a further 5 year extension over the Port au Port lease area. However, there are strict terms and conditions attached to the extension. This extension was based upon PDIP’s performance of work commitments and additional security deposits. One condition states there must be commencement of production within the next 24 month period. If production does not commence within the next 2 years, there will be no further extensions granted and the lease will automatically revert back to the Provincial government. Unlike the Petroleum Board, the provincial Department of Natural Resources, which manages onshore activities, is sporadic in its Request for Bids process. This is mainly due to less interest in the onshore area, as compared to the already viable offshore area. We have already expressed an interest in this area and are optimistic about the opportunity to bid on this area when presented by the Department of Natural Resources.

We are currently in the process of confirming the environmental approval amendment procedures for the applications submitted to date to expand and include prospective offshore acreage surrounding the Port au Port peninsula. We have obtained environmental approvals for an exploration license to conduct the 3D seismic survey over the onshore prospects. On May 2, 2006, the Department of Environment and Conservation issued a letter regarding our Port au Port Peninsula 3D seismic survey, along with a summary of comments received from various reviewing agencies during the review period. The letter released our proposed 3D seismic survey from further environmental assessment by the Department, subject to the approval of an Environmental Protection Plan prior to the commencement of the survey. On November 21, 2006, we announced that our application for expansion of our original 3D seismic program had been increased from approximately 240 sq km to approximately 300 sq km and released from further environment assessment by the Newfoundland and Labrador Department of Environmental Conservation. We are in the final stages with the Canada-Newfoundland and Labrador Offshore Petroleum Board to complete its approvals for the offshore component of the program.

To further cement our presence in Newfoundland, we have formed a wholly-owned Canadian subsidiary, Tekoil Rig Development Corporation, opened our Canadian headquarters in St. John’s and appointed Donna Parsons as Vice-President, Corporate Relations. We are talking to a number of companies and institutions concerning the long-term financing for the Company’s operations. We are also engaged in ongoing discussions with the provincial technical college to create training programs for the rig refurbishment business.

Our rig consultant continues to monitor the availability of used, inactive rigs, and he is confident that once we have secured funding for this program, he will be able to act expeditiously to obtain such a rig.

In January 2007, we executed a Farmout Agreement with Ptarmigan Resources Limited with respect to Ptarmigan’s offshore exploration license EL-1069. The license covers approximately 140,000 hectares, or 346,500 acres of offshore surface area, in the shallow waters of the Gulf of St. Lawrence north of the Port au Port peninsula in western Newfoundland. We are required to drill an onshore-to-offshore test well during 2007, which will test an offshore structure and, as the validation well, will extend the lease until January 2011 (Phase 1). We will earn a one-third interest (33.3%) in the license for the completion of Phase 1.

As described in “ Business—Recent Developments” hereof, on May 11, 2007, our majority-owned subsidiary, Tekoil and Gas Gulf Coast, LLC acquired four oil and gas properties, consisting of interests in Trinity Bay, Redfish Reef, Fishers Reef and North Point Bolivar Fields, located in Galveston and Chambers Counties in Galveston Bay, Texas pursuant to a Purchase and Sale Agreement with Masters Resources, LLC and Masters Oil and Gas, LLC. Our efforts with respect to these properties for the near future will be focused on improving operations and putting in place cost control measures. Beginning in the third quarter of 2007, we will be conducting recompletions and workovers on the wells located on these properties. We anticipate that such activities will continue through the first half of 2008.

Liquidity and Capital Resources

Our operating and capital requirements have exceeded our cash flow from operations as we have been building our business. Since inception through September 30, 2007, we have expended approximately $41.9 million for operating and investing activities, which has been funded by investments of approximately $6.4 million from our shareholders and $37.0 million from borrowings.

Our majority-owned subsidiary completed the acquisition of the Galveston Bay, Texas properties in May 2007. Total consideration paid was approximately $45.9 million. The subsidiary received a $50.0 million multiple-advance, senior secured four-year credit facility arranged by Goldman Sachs E & P Capital, a division of Goldman, Sachs and Co., $30.0 million of which was used to pay the cash portion of the consideration for the acquisition of the properties. The terms of the Loan were set forth in a Credit and Guaranty Agreement dated as of May 11, 2007. In addition to the cash component of the consideration, the Company issued 9,000,000 shares of its Common Stock to the Sellers in connection with the acquisition of the properties.

The funded portion of the loan is guaranteed by the Company and secured by the properties, has a term of 48 months, bears interest at an initial rate of LIBOR plus 800 base points (13% at June 30, 2007) and is amortized by available net cash flow from the properties (after payment of certain related lease operating and overhead expenses, a portion of which are allocated to the Company under certain circumstances). In addition, the Lenders or their affiliates received a 50 basis point funding fee on amounts advanced ($150,000); a 2% overriding royalty interest in the properties; a warrant to purchase 900,000 shares of the Company’s Common Stock at a strike price of $0.50 per share over a five-year term (which shares of Common Stock are included in the registration statement of which this prospectus forms a part); a 25% ownership interest in the subsidiary (the other 75% being held by the Company), which interest is non-dilutable until the Company contributes $7.5 million in additional capital to the subsidiary for expenditures related to the properties; and certain rights to participate in future debt and equity financings of the Company.

The Company was required to contribute the $7.5 million detailed above to the subsidiary within 90 days following the closing to cover certain agreed development expenditures and raise an additional $5 million dollars for the Company within 180 days following the closing, in each case in order to avoid a default under the Loan. As a part of the Loan transaction, the subsidiary entered into certain hedging transactions with respect to the pricing of its oil and gas production and certain insurance coverage as described in the Credit Agreement. The Loan documents contain other customary representations, warranties, covenants and events of default.

The Credit Agreement was amended on July 2, 2007 to increase the aggregate value of the Loan in the amount of $6,752,200, to change the bond requirements applicable to the Loan and to extend the date upon which certain title opinions were to be provided by the Company. The Lenders also agreed to waive the following events of default under the Credit Agreement: (i) the majority-owned subsidiary’s failure to furnish timely certain title opinions required by the Credit Agreement; and (ii) the majority-owned subsidiary’s failure to provide bonds and/or letters of credit in lieu of bonds with respect to the properties for the Railroad Commission of Texas prior to June 11, 2007.

On August 15, 2007, the Credit Agreement was further amended to extend the deadline for the Company’s contribution to the majority-owned subsidiary of $7.5 million in capital and for the repayment in full of insurance premiums financing indebtedness until August 31, 2007; and to extend the date by which the majority-owned subsidiary was required to provide certain title opinions until August 15, 2007.

On October 24, 2007, the Subsidiary, the Company and the Lender Parties entered into Amendment No. 3 and Waiver with respect to the Credit Agreement (“Amendment No. 3”) and Mark S. Western, the Company’s Chief Executive Officer, executed a Limited Guaranty (the “Limited Guaranty”), pursuant to which he agreed to personally guaranty certain of the Company’s obligations under the Credit Agreement.

Amendment No. 3 amended the Credit Agreement by (i) extending the deadline for the Company’s contribution to the Subsidiary of $7.5 million in capital and for the repayment in full of insurance premiums financing Indebtedness until October 26, 2007, (ii) extending the date on which the Subsidiary was required to provide certain title opinions covering Texas State Lease MF062790 (State Tract 343) until November 7, 2007, (iii) extending the date on which the Subsidiary was required to provide certain title opinions covering Texas State Lease MF030085 (State Tract 5-8A) until January 23, 2008, and (iv) extending the deadline for approval by the Railroad Commission of Texas regarding the change of operator P-4 submissions to January 23, 2008.

Amendment No. 3 also amended the Credit Agreement to include as additional Events of Default thereunder (i) the failure of the Limited Guaranty to remain in full force and effect at any time prior to the satisfaction in full of all obligations under the Credit Agreement or the declaration of such Limited Guaranty to be null and void or the repudiation of such Limited Guaranty by Mr. Western, (ii) the failure of the Company to pay amounts owed by the Company to K-3 Resources, L.P. by the earlier to occur of the Required Capital Date (as defined in the Credit Agreement) and October 26, 2007, and (vi) the failure by the Company to deposit to the Collateral Account (as defined in the Credit Agreement) by November 23, 2007 cash in the amount of $370,000, or such greater amount to adequately reserve for the liabilities asserted by J-W Power Company.

In consideration of the execution of Amendment No. 3 by the Lender Parties, the Company agreed to pay a waiver and amendment fee of $367,522 and all fees and expenses of the Administrative Agent’s outside legal counsel and other consultants.

The Lender Parties currently allege that the Company failed to meet certain deadlines set forth in the third amendment to the Credit Agreement and the Company is currently in discussions to further extend the deadlines for (i) compliance with the financial ratio set forth in the Credit Agreement, (ii) delivery of the required Engineering Report and (iii) delivery of the proposed business plan as required. As of the date hereof, no further extension agreement has been reached and the Lender Parties maintain we are currently not in compliance under the Credit Agreement. Unless we receive an extension or waiver from the Lender Parties, such parties could commence foreclosure proceedings with respect to our interest in the Subsidiary and the Galveston Bay Properties.

On October 24, 2007, the Company and Tri Star Capital Ventures Limited (“Tri Star”) entered into a Loan Agreement (the “Loan Agreement”), pursuant to which Tri Star agreed to lend to the Company $8.5 million (the “Tri Star Loan”). The proceeds of the Tri Star Loan will be used to make the $7.5 million equity contribution to the Subsidiary as required in the Credit Agreement and to pay certain costs and expenses of the Subsidiary. The Company is obligated to make monthly payments of principal on the Tri Star Loan equal to $708,333, beginning on May 1, 2008. The Tri Star Loan matures on April 15, 2009 and accrues interest at an annual rate of 13%.

In connection with the execution of the Loan Agreement, the Company and Tri Star entered into Deeds of Guarantee with each of Mark S. Western, Gerald Goodman, Francis G. Clear and Richard Creitzman pursuant to which these individuals agreed to personally guarantee repayment of the Tri Star Loan. In exchange for these Deeds of Guarantee, the Company agreed to provide each guarantor with indemnification of liabilities incurred by each guarantor under such guarantees.

The Company also entered into a Consulting Agreement on October 24, 2007 (the “Consulting Agreement”) with Portland Worldwide Investments Limited (“PWI”), pursuant to which PWI agreed to provide consulting services to the Company in connection with the further development of its energy assets and the Company agreed to pay the Consultant approximately $935,000 in the aggregate consideration during the 18 month term of the Consulting Agreement.

In January 2007, we executed a Farmout Agreement with Ptarmigan Resources Limited with respect to Ptarmigan’s offshore exploration license EL-1069. We paid Ptarmigan $214,000 USD ($250,000 Canadian), which was used as a drilling deposit to secure a one-year extension of the License from the Canada - Newfoundland and Labrador Offshore Petroleum Board. We are also required to drill an onshore-to-offshore test well during 2007, which will test an offshore structure and, as the validation well, will extend the lease until January 2011 (Phase 1). We will earn a one-third interest (33.3%) in the license for the completion of Phase 1. We may then conduct an offshore 3D seismic program by late 2008, to map in more detail four offshore features already identified by Ptarmigan using 2D seismic data, which will earn the Company a further 26.7% of the license, for a total ownership of 60% (Phase 2).

The Farmout Agreement further provides that the Company and Ptarmigan will then drill an offshore exploration well and will share the drilling costs; 60% by the Company and 40% by Ptarmigan. Should the Company carry 100% of the cost of drilling, we will earn an additional 20% interest in the license, for a total of up to 80%, subject to government royalties (Phase 3). We estimate the total cost of Phases 1, 2, and 3 to be approximately $6,000,000 in 2007, $10,000,000 in 2008 and $25,000,000 in 2009.

We will need to raise additional capital of approximately $35 million to proceed with the 3D seismic program and the drilling of two wells. We will also need to raise an additional $15 million to proceed with our drilling rig refurbishment program. The Company has begun to generate revenues through our Tekoil and Gas Gulf Coast, LLC subsidiary. We are currently in negotiations with various investors, primarily for debt financing, but there can be no assurance that such funds will be available to us or that adequate funds from debt or equity financing will be available when needed or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay or curtail some of our business efforts. Additional equity financing may involve substantial dilution to our existing shareholders.

During the past three years, we have sold, through private placements, shares of our Series A Convertible Preferred Stock at the offering price of $1.00 per share. We have also sold, through private placements, shares of our Common Stock. We may continue to sell unregistered securities from time to time.

On December 15, 2005, we issued an unsecured promissory note, bearing interest at the rate of prime plus one percent (1%) per annum (8.25% at December 31, 2005) to Wiener, Goodman & Company, P.C. Profit Sharing Plan FBO Gerald Goodman (the Company's chief financial officer, treasurer and director) in the principal amount of $50,000, with principal and interest due at maturity on June 15, 2006. The maturity date was extended until December 31, 2007. At any time prior to maturity, the lender may, at its option, convert the promissory note into 50,000 shares of Series A Convertible Preferred Stock. There is no other formal arrangement to advance or loan funds to the Company or repay any such advances or loans.

On September 15, 2006, we entered into a mortgage agreement with CIBC Mortgages Inc. We borrowed $264,373 to purchase a building in St. John's, Newfoundland. The mortgage bears interest equal to the CIBC Prime Rate plus 0.667% (6.667% at December 31, 2006). The mortgage matures on September 15, 2011. The mortgage is collateralized by the building in Newfoundland and a personal guarantee by the Company's chief financial officer.

DESCRIPTION OF PROPERTY

We lease an office at 25025 I-45 North, Suite 525, The Woodlands, Texas 77380, at the current rental rate of approximately $8,000 per month. The office is leased on a month-to-month basis. Currently, the facility is adequate for our operations, but management expects that additional facilities will be needed in the future.

In September 2006, we acquired the 6,000 square foot premises located at 25 Mountbatten Drive, St. John’s, Newfoundland A1A 3Y1, which has been serving as the Company’s Canadian headquarters since April 2006. The purchase price was approximately $360,000 and there is a mortgage on the property in the amount of approximately $264,000. In the opinion of management, this property is adequately covered by insurance. We are presently using the entire premises for our Canadian operations and do not lease any portion of the premises to third parties.

Oil and Gas Leases

We do not currently own the leases to the Newfoundland properties that we have an interest in exploring, nor are we certain of the terms of such leases. Canadian Imperial Venture Corp. (CIVC) was issued a lease for the area in which we are interested, and that lease was due to expire on August 13, 2006. On June 28, 2006, CIVC issued a press release announcing that the Government of Newfoundland and Labrador had extended the onshore lease for an additional year. We are not aware of the conditions placed upon the lease extension by the Government of Newfoundland and Labrador, but CIVC announced on August 15, 2006, that it had met certain financial conditions for the lease extension, specifically referencing work plans and work deposits submitted to the Department of Natural Resources.

Based upon our discussions with government officials, we believe that the Government of Newfoundland and Labrador is imposing stricter requirements on leaseholders regarding investment in leased areas and progress toward production, as suggested by the speech delivered at the Atlantic Canada Oil and Gas Summit on May 30, 2005, by Premier Danny Williams. However, we do not know whether or not CIVC will be able to continue to meet government requirements for its lease extension, so there is a substantial risk that we may not receive approval for application for an exploration license. It is possible that CIVC will meet all government requirements for continued extension of the lease, preventing us from having access to this specific area. In addition, even if CIVC’s lease were terminated, there is no guarantee that if we receive approval of our exploration license for the 3D seismic survey we will automatically be approved as the new holder/owner of the lease

As described in “ Business—Recent Developments,” the Company acquired the leases on four properties, consisting of Trinity Bay, Redfish Reef, Fishers Reef and North Point Bolivar fields, located in Galveston Bay, Texas in May 2007.

In May 2007, the Company also completed its first workover, a recompletion of an oil producing zone in well number 18 in the North Point Bolivar Field (one of the Galveston Bay properties). The well is currently producing on a 13/64 th choke with flow rates of approximately 380 barrels of oil per day and 84,000 standard cubic feet of gas per day. The Company, through its majority-owned subsidiary, owns an approximate 75% net revenue interest in this well.

Present Activities

The Company is not presently conducting any significant drilling, water flood installation, pressure maintenance, or other material operations with respect to the Galveston Bay properties, pending commencement of a comprehensive three-dimensional field study over an approximate 70 square mile area of the Red Fish Reef property. This study commenced in June 2007, will cost approximately $1.5 million dollars and that substantive results from such study will start becoming available in the first quarter of 2008.

Other

We own or lease various computer equipment, telecommunications equipment, furniture and office machinery at our office locations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following lists the directors, executive officers, promoters and control persons of the Company as of November 1, 2007:

Name	Age	Position	Director Since
Mark S. Western	45	President	2005
		Chief Executive Officer
		Chairman of the Board (Director)

Francis G. Clear	53	Chief Operating Officer	2005
		Director

Gerald Goodman	59	Chief Financial Officer	2005
		Treasurer
		Director

Richard Creitzman	36	Director	2005

Donna Parsons	40	Vice President Corporate Relations	n/a

Mark S. Western .    Mr. Western has been Chief Executive Officer, a director and Chairman of the Board of the Company since May 31, 2005. He was also President of the Company from May 31, 2005 until June 20, 2005, and from August 17, 2005 until the present. Prior to the Acquisition Agreement with Pexcon, Inc., Mr. Western was the President and Chief Executive Officer of Tekoil-FL since its incorporation in 2004. From August 1984 until he formed Tekoil-FL in 2004, Mr. Western worked as an engineer in oil and gas exploration, initially for Exploration & Production Services in the United Kingdom and Holland, and as a consultant to the industry through his consulting company, Completion and Production Services, Ltd. He later pursued an alternative path in the energy sector, becoming president of Artistic Lighting Systems, a Las Vegas based LED lighting firm, in 1997. In February 1998, Mr. Western formed UNERGI, Inc., an LED lighting company, which he merged in August 1999 with New Millennium Media International. Mr. Western was born and educated in England and graduated with a Mechanical & Production Engineering HNC from Norwich University.

Francis G. Clear .   Mr. Clear has been the Chief Operating Officer and a director of the Company since June 20, 2005 and served as President of the Company from June 20, 2005 until August 17, 2005. In 1984, following 14 years in commercial banking, corporate finance and international banking, Mr. Clear co-founded Oemtek, a personal computer manufacturing/assembly plant. The business was sold in 1990. He has since been involved as a consultant in several start-up companies in diverse industries, ranging from golf products, gearing technologies and internet technologies. Mr. Clear has experience in dealing with the World Bank, the Corporate Council of Africa, the U.S. Agency for International Development and rapid prototyping technologies with the University of Central Florida. He has associations with contacts in several oil producing countries in Africa.

Gerald Goodman .  Mr. Goodman has been the Treasurer, the Chief Financial Officer and a director of the Company since June 20, 2005. He is also the chairman of the Company’s audit committee. Mr. Goodman has been a partner in the Certified Public Accounting firm of Wiener, Goodman & Company, P.C., since 1984. Mr. Goodman has extensive experience in public accounting, providing audit, tax and management advisory services to clients, and he is the partner-in-charge of his firm’s SEC Practice Section. Mr. Goodman received a Bachelor of Science degree in accounting from The Pennsylvania State University in 1970, and he is a member of the American Institute of Certified Public Accountants.

Richard Creitzman .  Mr. Creitzman has been a director of the Company since July 13, 2005. Mr. Creitzman has spent the past 12 years working in Russia and other parts of the former Soviet Union for trading companies and banks in various trade and commodity finance positions in both the metal and the oil and gas industries. From 2001 until 2004, Mr. Creitzman served as Head of Corporate Finance of the Russian oil company, Sibneft. In addition, from July 2003 until August 2004, Mr. Creitzman served as a director of Chelsea Limited in London, as well as a director of Chelsea Limited-owned Chelsea Football Club. Mr. Creitzman was born in England and graduated from Surrey University in 1993 with Bachelor of Science degrees in Business and Geography, in the fields of Economics, Law, Accounting and Statistics.

Donna Parsons .  Ms. Parsons was appointed to the position of Vice President of Corporate Relations on June 1, 2006, and she serves as a Director of the Company’s wholly-owned subsidiary, Tekoil Rig and Development Corporation, a Newfoundland corporation. She also serves as a member of the certifying board with the Association of Engineering Technicians and Technologists of Newfoundland and Labrador. Ms. Parsons was born and educated in the Province of Newfoundland and Labrador, and brings a wealth of government related oil & gas experience to the Company. She initially began her career within the Newfoundland government as a Petroleum Engineering Technologist for the Department of Natural Resources in 1998, and more recently as an Industrial Development Officer in their Industrial Benefits Division through May 31, 2006. Both roles involved extensive public relations activities relating to the petroleum industry within the Province. As a result, Ms. Parsons has developed numerous key relationships with strong political and commercial ties in the oil & gas sector.

There are no family relationships among the directors and executive officers. Further, to the knowledge of management, no director, executive officer, promoter or control person has been involved in any legal proceedings during the past five years that are material to an evaluation of the ability or integrity of such director, person nominated to become a director, executive officer, promoter or control person of the Company. None of the individuals listed above as a director or executive officer has had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of such bankruptcy, if any, or within two years prior to that time. No director, executive officer, promoter or control person of the Company was or has been convicted in a criminal proceeding or is subject to a pending criminal proceeding or subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining borrowing, or otherwise limiting his or her involvement in any type of business, securities or banking activities. No director, executive officer, promoter or control person has been found by a court of competent jurisdiction in a civil action to have violated federal or state securities or commodities laws.

Directors are elected each year at the Company’s Annual Meeting of Stockholders and, once elected, serve until their successors are elected and qualified. Mr. Creitzman is the Company’s only independent director. Gerald Goodman is the sole member of the Company’s Audit Committee. The Company’s Board of Directors has determined that Mr. Goodman is an audit committee financial expert. Mr. Goodman is not “independent.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 1, 2007, the following individuals held more than five percent (5%) of a class of the outstanding voting stock of the Company. No other individual or any group is known to the Company to be the beneficial owner of more than five percent (5%) of any class of the Company’s outstanding voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and nature of Beneficial Ownership (1)	Percent of Class
Common Stock, $0.000001 par value	Mark S. Western 5209 Patricia Drive Orlando, FL 32819	9,560,571 (2)	19.63% of Common Stock

Common Stock, $0.000001 par value	Francis G. Clear 5036 Dr. Phillips Blvd.,#292 Orlando, FL 32819	3,584,470 (3)	7.40% of Common Stock

Common Stock, $0.000001 par value	Gerald Goodman 7 Briarwood Road Rumson, NJ 07760	4,643,170 (3)	9.60% of Common Stock

Common Stock, $0.000001 par value	Richard Creitzman Flat 7, 22 Elm Park Gardens London SW10 9NY United Kingdom	3,000,000 (2)	6.20% of Common Stock

Common Stock, $0.000001 par value	Rich Holdings LLC 9801 Westheimer Suite 1070 Houston, TX 77042	4,000,000 (4)	8.60% Common Stock

Common Stock, $0.000001 par value	John W. Barton 9801 Westheimer Suite 1070 Houston, TX 77042	4,000,000 (4)	8.60% Common Stock

(1)
Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all Common Stock set forth opposite such person’s name, subject to applicable community property and similar laws.

(2)	Includes 2,000,000 shares issuable upon the exercise of Common Stock options granted to Messrs. Western and Creitzman.

(3)	Includes 1,500,000 shares issuable upon the exercise of Common Stock options granted to Messrs. Clear and Goodman.

(4)	Represents shares issued to purchase the Galveston Bay properties as described under “ Business—Recent Developments .”

The following table includes beneficial ownership information for all current executive officers and directors, and all who served as directors or executive officers in the fiscal year ended December 31, 2006.

Title of Class	Name and Address of Beneficial Owner	Amount and nature of Beneficial Ownership (1)	Percent of Class
Common Stock, $0.000001 par value	Mark S. Western 5209 Patricia Drive Orlando, FL 32819	9,560,571 (2)	19.63% of Common Stock

Common Stock, $0.000001 par value	Francis G. Clear 5036 Dr. Phillips Blvd.,#292 Orlando, FL 32819	3,584,470 (3)	7.40% of Common Stock

Common Stock, $0.000001 par value	Gerald Goodman 7 Briarwood Road Rumson, NJ 07760	4,643,170 (3)	9.60% of Common Stock

Common Stock, $0.000001 par value	Richard Creitzman Flat 7, 22 Elm Park Gardens London SW10 9NY United Kingdom	3,000,000 (2)	6.20% of Common Stock

Common Stock, $0.000001 par value	Donna Parsons 25 Mountbatten Drive St. John’s, NL A1A 3Y1 Canada	250,000	0.54% of Common Stock

Common Stock, $0.000001 par value	All Directors and Executive Officers as a Group	21,038,211	43.37% of Common Stock

(1)
Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all Common Stock set forth opposite such person’s name, subject to applicable community property and similar laws.

(2)	Includes 2,000,000 shares issuable upon the exercise of Common Stock options granted to Messrs. Western and Creitzman, as further described below.

(3)	Includes 1,500,000 shares issuable upon the exercise of Common Stock options granted to Messrs. Clear and Goodman, as further described below.

On August 15, 2007, the Board of Directors of the Company, acting as the Administrator, granted Nonqualified Stock Options (defined in the Tekoil & Gas Corporation Omnibus Equity Plan) for the purchase of an aggregate of 7,000,000 shares of Common Stock to certain officers and directors of the Company. Such options provide to each optionee the right to purchase a specified number of shares of Common Stock for the exercise price of $1.00 per share, which the Board of Directors determined to be equal to or greater than the Fair Market Value (defined in the Plan) of the Common Stock on the grant date. Each optionee’s option vested immediately and is immediately exerciseable, and each option and will expire on August 14, 2012. Each optionee is a party to a Stock Option Agreement between such optionee and the Company, which sets forth the terms of the Nonqualified Stock Option granted to such optionee and incorporates by reference the terms of the Plan (which prevail over the terms of the Stock Option Agreement in the case of a conflict). The grant of each option was approved unanimously by the Board of Directors, exempting such grants under Rule 16b-3, promulgated under the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

On August 15, 2007, the Board of Directors of the Company adopted the “Tekoil & Gas Corporation Omnibus Equity Plan.” The Plan’s purpose is (i) to encourage ownership in the Company by key personnel whose long-term service is considered essential to the Company’s continued progress and thereby motivate, retain and encourage such personnel to act in the shareholders’ interest and share in the Company’s success; and (ii) to assist the Company in the recruitment of new employees, directors, contractors and consultants. The maximum aggregate number of shares of the Company’s Common Stock, which may be subject to or delivered under Awards granted under the Plan is 10,000,000 shares.

The Plan is administered by an Administrator , which may be the Company’s Board of Directors, a committee of directors appointed by the Board of Directors, or delegates designated in accordance with the Plan. The Administrator may grant Cash Awards, Stock Awards, Options (Incentive or Nonqualified Stock Options), Stock Appreciation Rights or Other Stock-Based Awards (all of the foregoing as defined in the Plan), in accordance with the terms of the Plan, to “Members” of the Plan. A Member is an Employee, Director of the Company or any Affiliate who is not a regular, active employee of the Company or Affiliate, and any person hired by the Company or an Affiliate as an independent contractor, leased employee, consultant, or other person who is designated by the Administrator, the Company or an Affiliate at the time of hire or thereafter as eligible to participate in or receive benefits under the Plan. An “Affiliate” is any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

The Plan became effective upon its adoption by the Board. However, the shareholders of the Company must approve the Plan by August 14, 2008. If the Plan is not approved by the shareholders of the Company by such date, any Award under the Plan shall become null and void. The Plan shall continue in effect for a term of ten (10) years from the date on which the Plan is adopted by the Board or the date on which the Plan is approved by the shareholders of the Company, whichever is earlier, unless terminated earlier under Section 17 of the Plan. The Company intends to submit the Plan for approval by the shareholders at its next annual meeting.

A copy of the Plan is attached as Exhibit 10.52 to the Company’s Report on Form 8-K and is incorporated herein by this reference.

The following table sets forth the compensation paid during the last three fiscal years to the Company’s principal executive officer serving during the last completed fiscal year and to the Company’s two most highly compensated officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year. Due to the change of control of the Company that occurred on June 27, 2005, the information provided below with respect to the principal executive officer reflects compensation paid during the past three fiscal years to the principal executive officer of Tekoil-FL, who has served as the principal executive officer of the Company since said change of control. All of the current executive officers of the Company have served since June 20, 2005, or later.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Award (s) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Mark S. Western,	2006	240,000	0	0					240,000
CEO	2005	111,127	0	1,000,000	(1)				11,111,127
(principal executive officer)	2004	0	0	0

Gerald Goodman,	2006	54,000		338,250	(3)(4)				392,250
CFO	2005	0	0	400,000	(2)				400,000
	2004	0	0	0

Francis G. Clear,	2006	120,000		0					120,000
COO	2005	64,250	0	300,000	(5)				364,250
	2004	0	0	0

(1)
As of December 31, 2005, Mr. Western had received restricted stock awards totaling 5,000,000 shares of Common Stock, valued at $1,000,000 as of October 21, 2005, the date of grant (1,000,000 of such shares are for service as a director). Such valuation is also reflected in the “Stock Based Compensation” section of Note 1 to the Company’s 2006 consolidated financial statements. The shares are subject to the Company’s right to repurchase them under certain circumstances, and the number of such shares to which the Company’s repurchase right applies is reduced by 1/36 th for each full month of service as an employee or a director, as the case may be. The Company does not intend to pay dividends on these shares, nor on any shares of its Common Stock.

(2)
As of December 31, 2005, Mr. Goodman had received restricted stock awards totaling 2,000,000 shares of Common Stock, valued at $400,000 as of October 21, 2005, the date of grant (1,000,000 of such shares are for service as a director). Such valuation is also reflected in the “Stock Based Compensation” section of Note 1 to the Company’s 2006 consolidated financial statements. The shares are subject to the Company’s right to repurchase them under certain circumstances, and the number of such shares to which the Company’s repurchase right applies is reduced by 1/36 th for each full month of service as an   employee or a director, as the case may be. The Company does not intend to pay dividends on these shares, nor on any shares of its Common Stock.

(3)
On November 8, 2006, the Company issued 1,000,000 shares of Common Stock, valued at $330,000, to Gerald Goodman, the Company’s Chief Financial Officer, in exchange for Mr. Goodman’s personal guarantee of the following obligations of the Company: (i) credit card debts of the Company and/or its subsidiaries and related entities in the amount of Fifty Thousand Dollars ($50,000), (ii) a mortgage and promissory note related to property owned by the Company and/or its subsidiaries and related entities in Newfoundland, Canada, in the amount of Two Hundred Sixty-Four Thousand ($264,000), and (iii) a credit line of the Company and its subsidiaries and related entities in the amount of Fifty Thousand Dollars ($50,000).

(4)
On December 15, 2005, the Company issued an unsecured promissory note, bearing interest at the rate of prime plus one percent (1%) per annum (8.25% at December 31, 2005) to Wiener Goodman & Company, PC Profit Sharing Plan FBO Gerald Goodman in the principal amount of $50,000, with principal and interest due at maturity on June 15, 2006. As further consideration for the loan and pursuant to the terms of the promissory note, the Company issued 25,000 shares of Common Stock, valued at $8,250, to Mr. Goodman on November 8, 2006. The maturity date was extended until December 31, 2007. At any time prior to maturity, the lender may, at its option, convert the promissory note into 50,000 shares of Series A Convertible Preferred Stock.

(5)
As of December 31, 2005, Mr. Clear had received restricted stock awards totaling 1,500,000 shares of Common Stock, valued at $300,000 as of October 21, 2005, the date of grant (1,000,000 of such shares are for service as a director). Such valuation is also reflected in the “Stock Based Compensation” section of Note 1 to the Company’s 2006 consolidated financial statements. The shares are subject to the Company’s right to repurchase them under certain circumstances, and the number of such shares to which the Company’s repurchase right applies is reduced by 1/36 th for each full month of service as an employee or a director, as the case may be. The Company does not intend to pay dividends on these shares, nor on any shares of its Common Stock.

Outstanding Equity Awards at Fiscal Year End

There were no unexercised options, unvested stock or equity incentive plan awards for any person listed in the Summary Compensation Table for the year ended December 31, 2006.

Director Compensation

The Company’s directors received no compensation for their service in the year ended December 31, 2006.

Employment Contracts

The Company has entered into a three-year employment agreement with Mark S. Western, its Chief Executive Officer, which commenced as of October 21, 2005. The agreement provides for base salary at a monthly rate of $20,000, bonuses at the discretion of the Board of Directors, reasonable and customary reimbursement of business expenses and vacation as set by the Board of Directors. The Company has also entered into a three-year director service agreement with Mr. Western, dated as of October 21, 2005. Mr. Western was granted 4,000,000 shares of Common Stock pursuant to the employment agreement and 1,000,000 shares of Common Stock pursuant to the director service agreement. The Company maintains, and is the beneficiary of, a key person life insurance policy on Mr. Western in the amount of $2 million.

The Company has entered into a three-year employment agreement with Gerald Goodman, its Chief Financial Officer, which commenced as of October 21, 2005. The agreement provides for base salary at a monthly rate of $6,000, bonuses at the discretion of the Board of Directors, reasonable and customary reimbursement of business expenses and vacation as set by the Board of Directors. The Company has also entered into a three-year director service agreement with Mr. Goodman, dated as of October 21, 2005. Mr. Goodman was granted 1,000,000 shares of Common Stock pursuant to the employment agreement and 1,000,000 shares of Common Stock pursuant to the director service agreement.

The Company has entered into a three-year employment agreement with Francis G. Clear, its Chief Operating Officer, which commenced as of October 21, 2005. The agreement provides for base salary at a monthly rate of $10,000, bonuses at the discretion of the Board of Directors, reasonable and customary reimbursement of business expenses and vacation as set by the Board of Directors. The Company has also entered into a three-year director service agreement with Mr. Clear, dated as of October 21, 2005. Mr. Clear was granted 500,000 shares of Common Stock pursuant to the employment agreement and 1,000,000 shares of Common Stock pursuant to the director service agreement.

The Company has entered into a three-year Director Service Agreement with Richard Creitzman, dated as of October 21, 2005 pursuant to which Mr. Creitzman was granted 1,000,000 shares of Common Stock.

Shares of Common Stock granted pursuant to the employment and director service agreements discussed above are subject to the Company’s right to repurchase them at a price of $0.01 per share if the recipient resigns as employee without “good reason” (as defined in the employment agreement) or if he is terminated, as an employee or as a director, for “cause” (as defined in both of the agreements). The number of such shares to which the Company’s repurchase right applies is reduced by 1/36 th for each full month of service as an employee or a director, as the case may be.

LEGAL PROCEEDINGS

On March 14, 2007, Masters Resources, LLC and Masters Oil and Gas, LLC (together, Masters) were named in a lawsuit filed in the 55 th Judicial District Court of Harris County, Texas by a party to oil and gas transportation agreements for alleged under-delivery of oil and gas that was transported through Masters’ pipelines and several related claims. Tekoil and Gas Gulf Coast, LLC, a majority-owned subsidiary of the Company, was subsequently added to the lawsuit on August 9, 2007, based upon the subsidiary’s acquisition of the subject pipelines as of October 1, 2006. The plaintiff in the lawsuit seeks relief against the subsidiary for redelivery of the alleged undelivered oil and gas from and after October 1, 2006 or, in the alternative, damages in excess of approximately $1,395,000.00, plus court costs, attorneys’ fees and pre and post judgment interest.

In connection with the acquisition of the Galveston Bay properties, Tekoil & Gas Gulf Coast, LLC entered into an Indemnity Agreement, dated May 11, 2007, with Masters, which provided that Masters would hold Tekoil & Gas Gulf Coast, LLC harmless from any and all liability arising out of this lawsuit, including costs of defense.

The Company plans to vigorously contest the lawsuit and does not believe the outcome will materially affect the statement of revenues and direct operating expenses of the acquired properties or its results of operations based on the terms of the purchase and sale agreement and the related Indemnity Agreement.

To the knowledge of management, the Company is not currently a party to any other material legal proceedings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since October 22, 2007, Mark S. Western, the president and chief executive officer of the Company, has loaned an aggregate of $475,000.00 to the Company. The loans will bear no interest and are repayable upon demand. The purpose of the loans is to provide the Company additional working capital. The funds that Mr. Western used to make the loans to the Company were obtained through the sale of shares of the Company’s Common Stock owned by him to a limited number of acquaintances and other shareholders of the Company, and such sales were not in market transactions. These sales by Mr. Western of his shares of Common Stock were privately negotiated and privately sold, and they were reported by Mr. Western on a Form 4, as required by the SEC.

On November 8, 2006, the Company issued 1,000,000 shares of Common Stock to Gerald Goodman, the Company’s Chief Financial Officer, in exchange for Mr. Goodman’s personal guarantee of the following obligations of the Company: (i) credit card debts of the Company and/or its subsidiaries and related entities in the amount of Fifty Thousand Dollars ($50,000), (ii) a mortgage and promissory note related to property owned by the Company and/or its subsidiaries and related entities in Newfoundland, Canada, in the amount of Two Hundred Sixty-Four Thousand ($264,000), and (iii) a credit line of the Company and its subsidiaries and related entities in the amount of Fifty Thousand Dollars ($50,000).

On May 1, 2006, the Company entered into a Stock Issuance Agreement with Donna Parsons, an employee of the Company’s wholly-owned Canadian subsidiary. Pursuant to that Stock Issuance Agreement, the Company issued to Ms. Parsons 250,000 unregistered shares of Common Stock as an incentive to her in the performance of her duties to the subsidiary company.

On December 15, 2005, the Company issued an unsecured promissory note, bearing interest at the rate of prime plus one percent (1%) per annum (8.25% at December 31, 2005) to Wiener Goodman & Company, PC Profit Sharing Plan FBO Gerald Goodman in the principal amount of $50,000, with principal and interest due at maturity on June 15, 2006. As further consideration for the loan and pursuant to the terms of the promissory note, the Company issued 25,000 shares of Common Stock to Mr. Goodman on November 8, 2006. The maturity date has since been extended until December 31, 2007. At any time prior to maturity, the lender may, at its option, convert the promissory note into 50,000 shares of Series A Preferred Stock.

On October 21, 2005, the Company issued 9,650,000 shares of Common Stock to certain of its officers and directors for services provided, and it recorded compensation expense in the amount of $1,930,000 in connection with the issuance of these shares. Such shares of Common Stock are subject to the Company’s right to repurchase them at a price of $0.01 per share if the recipient resigns as employee without “good reason” (as defined in the relevant employment agreement) or if he is terminated, as an employee or as a director, for “cause” (as defined in both of the agreements). The number of such shares to which the Company’s repurchase right applies is reduced by 1/36 th for each full month of service as an employee or a director, as the case may be.

On November 29, 2004, prior to the Acquisition Agreement, Tekoil-FL granted 5,100,000 shares of its common stock to its promoters and founders for their services in connection with the formation of that company. Such shares were exchanged for shares of our Common Stock in connection with the Acquisition Agreement as of June 27, 2005. Following are the names of the promoters or founders and the number of shares of Common Stock resulting from the November 29, 2004 share issuance and the June 27, 2005 share exchange (taking into account the 100:1 reverse stock split):

Name	Number of Shares

Francis G. Clear	584,470 shares
Gerald Goodman	118,170 shares
Mark S. Western	5,294,404 shares
TOTAL	5,997,044 shares

SELLING STOCKHOLDERS

The shares of common stock being offered pursuant to this prospectus by the selling stockholders include (i) shares of common stock owned by the selling stockholders, and (ii) shares of common stock issuable to the selling stockholders upon conversion of the Series A Preferred Stock owned by such selling stockholders.

The following table provides certain information regarding the selling stockholder's beneficial ownership of our Common Stock prior to and after the offering. The aggregate number of shares in this offering constitutes 65% of our issued and outstanding shares of Common Stock. Beneficial ownership is determined under the Securities and Exchange Commission's rules, and generally includes voting or investment power with respect to securities. Except where otherwise indicated, each of the following selling stockholders exercises sole voting and investment control over the shares of our Common Stock owned by them.

Selling Stockholder	Number of Shares Owned Prior to the Offering	Number of Shares Being Offered for Sale	Number of Shares Owned After the Offering
Abbot, Bruce	15,000*	15,000*	0
Anderson, Stuart - USB Financial Services Custodian FBO	60,000	60,000	0
Arenas, Arnie A.	300,000	300,000	0
Axt, J. Todd	150,000*	150,000*	0
Axt, J. Todd - National Financial Services LLC FBO	150,000*	150,000*	0
Bahary, Jeffrey	30,000	30,000	0
Bakos, George J.	30,000*	30,000*	0
Ballestero, Edward	485,000	485,000	0
Baum, Kevin & Lisa A. Vecchio	15,000	15,000	0
Bennett, Daniel J.	30,000*	30,000*	0
Berke, Marvin	60,000*	60,000*	0
Bloom, David C.	150,000	150,000	0
Bloom, Edward	150,000	150,000	0
Bloom, Edward - Custodian for Bailey Bloom	5,000	5,000	0
Bloom, Edward - Custodian for Taylor Bloom	5,000	5,000	0
Blumenfeld, Marvin	30,000	30,000	0
Boniello, Patricia A.	45,000	45,000	0
Boniello, Ralph	165,000	165,000	0
Bradley, Robert	75,000	75,000	0
Bradley, Robert T.	15,000	15,000	0
Bradley, Robert T and/or Sharon L.	30,000	30,000	0
Branz, Karen S.	15,000	15,000	0
Brown, Don	15,000*	15,000*	0
Bullis, Anthony	584,470	584,470	0
Calvani, Marcus & Padilla, Ana	15,000*	15,000*	0
Carbe, Sr., Vincent	30,000*	30,000*	0
Casapu, Gheorghe & Mihaela	15,000*	15,000*	0
Caseres, Richard J.	15,000	15,000	0
Caterbone, Michael	60,000	60,000	0
Ciambrone, David & Robin	525,000	525,000	0
Clear, Francis G.	2,084,470	2,084,470	0
Colley, Jane	6,000	6,000	0
Connellan Group, Inc. Roth IRA - Fiserv Iss & Co FBO The	60,000*	60,000*	0
Connellan Group, Inc. Roth IRA - Fiserv Iss & Co FBO The	60,000*	60,000*	0
Connellan, Sandra	30,000*	30,000*	0
Connellan, Thomas - Fiserv Iss & Co TTEE FBO	75,000	75,000	0
Connellan IRA, Thomas K. - First Trust Corp. FBO	168,000	168,000	0
Connellan TR, Thomas K.	609,000	609,000	0
Copeland, Todd E.	45,000	45,000	0
Creitzman, Richard	1,000,000	1,000,000	0
Curtis-Case Inc	750	750	0
Davies, Max	30,000	30,000	0
Delaney, Michael	90,000	90,000	0
DePierro, Nicholas J.	60,000	60,000	0
Dilascia, Vincent A.	15,000	15,000	0

Selling Stockholder	Number of Shares Owned Prior to the Offering	Number of Shares Being Offered for Sale	Number of Shares Owned After the Offering
Dodd, Pamela	33,000*	33,000*	0
Donofrio, Carmen V.	45,000	45,000	0
Dorn, Cassandra L.	15,000	15,000	0
Dorn, Judith H. & Daniel W.	45,000	45,000	0
Dorn, Sarah V.	15,000	15,000	0
Dunne, Donna	500	500	0
Dunne, Gerald M.	80,000	80,000	0
Eastmond, Thomas	30,000	30,000	0
Economou, Brian	15,000*	15,000*	0
Fairbrother, Simon T. & Faith	165,000	165,000	0
Fairbrother, Faith & Simon	140,000	140,000	0
Fennessy, Jane	30,000*	30,000*	0
Fernandez, John	60,000	60,000	0
Flanders, Paul A.	30,000	30,000	0
Fliszar, Avis M.	25,000	25,000	0
Frockt, Jerry B.	210,000	210,000	0
Gebele, Paula C.	15,000	15,000	0
Genzianelli, Frank	46,573	46,573	0
Genzianelli, Frank J.	270,000	270,000	0
Gerin, Kiril & Robyn	20,000	20,000	0
Gerling, Robert & JoAnn	30,000	30,000	0
Goldman, Sachs & Co. (1)	900,000	900,000	0
Gonzales, Benjamin	15,000*	15,000*	0
Goodman, Gerald	3,143,170	3,143,170	0
Gorman, Timothy and Catherine	45,000	45,000	0
Hager, David R.	75,000	75,000	0
Harrison, Steve	80,400	80,400	0
Harrison, Steven R.	17,378	17,378	0
Heckman, Frank	15,000*	15,000*	0
Hill, Timothy S.	30,000*	30,000*	0
Hinckley, Elba	1,000	1,000	0
Horge, Margaret	33,000	33,000	0
Horne, Merton A.	15,000	15,000	0
Horton, David	15,000	15,000	0
Iamaio, Mike	15,000*	15,000*	0
Indiveri, David	30,000	30,000	0
Ivanova, Svetlana	6,000	6,000	0
Izzo, Michele	15,000*	15,000*	0
Izzo Jr., Salvatore	45,000*	45,000*	0
Izzo III, Salvatore J.	15,000*	15,000*	0
Jacobowitz, Shawn	90,000	90,000	0
Jones, Carol Lynn T.	60,000	60,000	0
Kalidas, Amar	120,000	120,000	0
Kalidas, Dinesh	255,000	255,000	0
Kalidas, Kirti	1,446,875	1,446,875	0
Kalidas, Manaklal P.	150,000*	150,000*	0
Kalidas, Poonam	120,000	120,000	0
Kalidas, Prem	150,000	150,000	0
Kalidas, Vinod	45,000	45,000	0
Kendall Ellis Corp	30,000	30,000	0
Kenney, Joan M. or Lisa A. Vecchio	30,000	30,000	0

Selling Stockholder	Number of Shares Owned Prior to the Offering	Number of Shares Being Offered for Sale	Number of Shares Owned After the Offering
Kenney, John A. or Joan M.	15,000	15,000	0
Kiernan, Christopher	30,000*	30,000*	0
Knight, Robert L.	300,000	300,000	0
Koch, Peter J. & Cindy Champman-Koch	15,000	15,000	0
Koseluk, Richard	750,000	750,000	0
Krulik, Ira	30,000	30,000	0
L&L Sealer & Supplies LLC	60,000	60,000	0
Lasher, Dale	30,000	30,000	0
Lawrence, Brent	30,000*	30,000*	0
Lee, Joe	58,390	58,390	0
Lee, Joseph R.	525,000	525,000	0
Lee, Kenna R.	150,000*	150,000*	0
Lee, Michael F.	150,000*	150,000*	0
Lewit, Robert H. & Maureen A.	15,000	15,000	0
Licina, Philip	60,000*	60,000*	0
Lopez, Kim - Morgan Stanley & Co.	45,000	45,000	0
LoPresti, Thomas J. - National Financial Services LLC FBO	150,000	150,000	0
Lovera, Catherine	15,000*	15,000*	0
Lowe, Alan	150,000*	150,000*	0
Lower, Veronica	15,000*	15,000*	0
Luff, Greg	750	750	0
Maglio, Terry	15,000	15,000	0
Mamone, Christopher	30,000*	30,000*	0
Mason, David	11,697	11,697	0
Mather, Dianna	25,000	25,000	0
Matthews, Ching J. & Ian	15,000	15,000	0
Mauck, Michael	15,000	15,000	0
McDaniel, Gary	30,000	30,000	0
McGarigal, Paul J. Trust DTD 2/21/1998	15,000*	15,000*	0
McGrade, Gregory J. - E*Trade Clearing LLC	30,000	30,000	0
Michola, Douglas	45,000	45,000	0
Misch, Will	15,000*	15,000*	0
Mogollon, Carlos A.	45,000	45,000	0
Muffi, A Family Revocable TR UTD	30,000*	30,000*	0
Muffi, Dora F	30,000*	30,000*	0
Mui, Yatte	15,000	15,000	0
Mullins, D. K.	30,000	30,000	0
Mullins, Donald K.	30,000	30,000	0
Munro, Mark	150,000*	150,000*	0
Nagindas, Naresh G.	30,000*	30,000*	0
Nevins, Michele	15,000*	15,000*	0
Nigri, Robert L.	150,000	150,000	0
Osborne, Robert W.	45,000	45,000	0
OTS Investments, LLC	30,000	30,000	0
Ottens, Eric	250,000	250,000	0
Panken, Howard	15,000	15,000	0
Pappas, James G. & Patricia	30,000	30,000	0
Park, James M.	15,000	15,000	0
Parent, James - Charles Schwab & Co. C/F	75,000*	75,000*	0
Parsons, Don	50,000	50,000	0
Parsons, Donna	250,000	250,000	0

Selling Stockholder	Number of Shares Owned Prior to the Offering	Number of Shares Being Offered for Sale	Number of Shares Owned After the Offering
Partyka, Paul P.	17,378	17,378	0
Partyka, Paul P.	15,000*	15,000*	0
Pershing LLC - William Bloom	150,000	150,000	0
Piccirillo, Peter	15,000*	15,000*	0
Pick, Diane D.	15,000*	15,000*	0
Pingitore, Carole	30,000	30,000	0
Pizzo, Thomas	30,000	30,000	0
Radolan, Barry	300,000	300,000	0
Radolan, Barry	150,000*	150,000*	0
Radolan, Xiaoli	15,000	15,000	0
RBC Dain Rauscher Inc.	300,000	300,000	0
Revill, Karen	6,000	6,000	0
Rhamstine, Elizabeth	15,000*	15,000*	0
Rhamstine, Stephen P.	30,000*	30,000*	0
Roberti, Gregg	15,000*	15,000*	0
Roberti, Gregg - Equity Trust Co Cust FBO	30,000*	30,000*	0
Roberti, Gregg & Laurie	60,000*	60,000*	0
Rowles, Katherine	30,000	30,000	0
Ruperto, Jr., Francisco	27,000	27,000	0
Saunders, Jan A.	15,000	15,000	0
Schafer, Charles E.	105,000	105,000	0
Sciortino Jr., Philip	30,000	30,000	0
Shores, Michael	10,000	10,000	0
Siemash, Walter E.	60,000	60,000	0
Smith, Nancy D.	15,000	15,000	0
Stratton, Laird S. - Merrill Lynch Pierce Fenner	30,000*	30,000*	0
Studley, Michael	21,000*	21,000*	0
Sundheim, Douglas M.	3,000*	3,000*	0
Sundheim, Scott M.	3,000*	3,000*	0
Szem, Christopher B.	75,000*	75,000*	0
Tyler, Stephen	60,000	60,000	0
Virelles, Alexander D.	30,000*	30,000*	0
Vishay Management Group Inc.	15,000	15,000	0
Van Horn, Charles W.	30,000*	30,000*	0
Vosbein, Michael	83,000	83,000	0
Walsh, Greg	195,000	195,000	0
Warner, Kenneth E. - Revocable Trust	300,000	300,000	0
Wellington, Norma	60,000	60,000	0
Western, Mark S.	7,520,571	7,520,571	0
Whelan, Michael J.	45,000	45,000	0
Williams, Bill	30,000	30,000	0
Winseck, Fred - Oppenheimer & Co. Inc	45,000	45,000	0
Ziselman, Carol L.	15,000	15,000	0

* Represents all or a portion of common shares for which certificates originally representing Series A Preferred may be exchanged at the rate of three (3) shares of common stock for each share of Series A Preferred Stock. On July 1, 2007, the Board of Directors invoked the mandatory conversion provisions of the Series A Convertible Preferred Stock, converting each remaining outstanding share of such stock into three (3) shares of Common Stock. As of the date of this registration statement, no shares of any series of preferred stock are deemed to be outstanding.

(1)
These shares are issuable pursuant to a Warrant issued to Goldman, Sachs & Co. on May 11, 2007, referenced in Exhibit 10.37 hereto. Shares covered hereby include any additional shares issuable pursuant to the terms of such warrants.

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees or other successors in interest may, from time to time, sell all or a portion of the shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling stockholders may offer their shares at various times in one or more of the following transactions:

•	on any national securities exchange, or other market on which our Common Stock may be listed at the time of sale;

•	in the over-the-counter market;

•	through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through options, swaps or derivatives;

•	in privately negotiated transactions;

•	in transactions to cover short sales; and

•	through a combination of any such methods of sale.

In addition, the selling stockholders may also sell their shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 under the terms of such rule rather than pursuant to this prospectus.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares upon terms and conditions that will be described in the applicable prospectus supplement. In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from a selling stockholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time the selling stockholders may be engaged in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, to the extent permitted by applicable law and exchange regulations, and may sell and deliver the shares in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling stockholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the shares or a default by a selling stockholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

DESCRIPTION OF SECURITIES

The Company is authorized to issue up to 200,000,000 shares of Common Stock, par value $0.000001 per share, and up to 20,000,000 shares of preferred stock, par value $0.00000001 per share. As of July 1, 2007, all previously issued Series A Convertible Preferred Stock was converted to Common Stock. As of November 1, 2007, 46,713,177 shares of Common Stock were outstanding, held of record by approximately 286 persons. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors.

The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of the funds legally available therefore. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

The Company has never paid any dividends. Future dividends, if any, will be contingent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to the consummation of a business combination. The payment of dividends is within the discretion of the Company’s Board of Directors. The Company presently intends to retain all earnings, if any, for use in the Company’s business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. However, there are no current restrictions on the payment of dividends either by contract or law.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 15, 2005, the Company engaged Madsen & Associates, CPA’s Inc. as its independent auditors. Prior to that date, the Company, as Pexcon, Inc., had engaged the services of Harris F. Rattray, C.P.A., as its independent auditor. The Company dismissed Harris F. Rattray, C.P.A. on December 15, 2005. The former principal accountant’s report on the financial statements for neither of the last two years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Board of Directors and the Company’s audit committee. To management’s knowledge, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

LEGAL MATTERS

An opinion has been rendered by the law firm of Baker & Hostetler LLP to the effect that the shares of our Common Stock offered by the selling stockholders under this prospectus are legally issued, fully paid and non-assessable.

EXPERTS

The financial statements of Tekoil included in this prospectus for the years ended December 31, 2006 and December 31, 2005 and the period November 29, 2004 (date of formation) to December 31, 2005 have been audited by Madsen & Associates, CPA’s Inc., independent certified public accountants, and have been included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's articles of incorporation provide that its directors and officers will be indemnified to the fullest extent permitted under the laws of the State of Delaware. Pursuant to the Delaware General Corporation law, a Delaware corporation may, under specified circumstances, indemnify   any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, that such provision shall not eliminate or limit the liability of an individual applying for indemnification if, unless otherwise ordered by a court, a final adjudication establishes that (i) his acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law, and (ii) the act or omission was material to the cause of action.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 under the Securities Act with respect to the Common Stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the Common Stock offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Room 1580, Washington, DC 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

TEKOIL & GAS CORPORATION AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements

Consolidated Balance Sheets as of December 31, 2006 and 2005	F-2

Consolidated Statements of Operations for the year ended December 31, 2006 and 2005 and for the period November 29, 2004 (Date of Formation) through December 31, 2006	F-3

Consolidated Statements of Stockholders’ Equity (Deficiency) for the period November 29, 2004 (Date of Formation) through December 31, 2006	F-4

Consolidated Statements of Cash Flows for the year ended December 31, 2006 and 2005 and for the period November 29, 2004 (Date of Formation) through December 31, 2006	F-5

Notes to Consolidated Financial Statements	F-6 - F-17

Financial Statements	F-18

Consolidated Balance Sheets as of September 30, 2007 (unaudited) and December 31, 2006	F-19

Consolidated Statements of Operations for the nine and three months ended September 30, 2007 and 2006 (unaudited)	F-20

Consolidated Statements of Stockholders’ Equity for the period January 1, 2006 through September 30, 2007 (unaudited)	F-21

Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 (unaudited)	F-22 - F-23

Notes to Unaudited Consolidated Financial Statements	F-24 - F-37

MADSEN & ASSOCIATES, CPA’s Inc.	684 East Vine St, Suite 3
Certified Public Accountants and Business Consultants	Murray, Utah 84107
Telephone 801 268-2632 Fax 801-262-3978

Board of Directors
Tekoil & Gas Corporation and Subsidiaries
Orlando, Florida

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Tekoil & Gas Corporation and Subsidiaries (an exploration stage company) at December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005 the period November 29, 2004 (date of formation) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tekoil & Gas Corporation and Subsidiaries at December 31, 2006 and 2005, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005 and the period November 29, 2004 to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Murray, Utah
March 16, 2007	/s/ Madsen & Associates, CPA’s Inc.

TEKOIL & GAS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(An Exploration Stage Company)

	December 31,
	2006	2005
ASSETS
Current Assets:
Cash	$294,021	$167,524
Prepaid expenses	53,475	$-
Total Current Assets	347,496	167,524

Property and Equipment - net	458,871	7,411
Other assets	1,004,394	10,000

TOTAL ASSETS	$1,810,761	$184,935

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued expenses	$362,147	$23,520
Note payable - related party	50,000	50,000
Current portion of long-term debt	4,261	-
Total Current Liabilities	416,408	73,520

Long-term debt	255,032	-
Total Liabilities	671,440	73,520

Commitments and Contingencies:

Stockholders' Equity:

Preferred Stock, $.00000001 par value, authorized 20,000,000 shares

Series A Convertible Preferred Stock, 2,985,000 and 667,000 shares issued and outstanding at December 31, 2006 and 2005, respectively	-	-

Common stock,par value $.000001 per share authorized 200,000,000 shares; 21,624,175 and 7,092,354 shares issued and outstanding at December 31, 2006 and 2005, respectively	22	17

Additional paid-in capital	6,758,637	2,763,438

Cummulative other comprehensive expense	(772)	-

Deficit accumulated during the development stage	(5,618,566)	(2,652,040)

Total Stockholders' Equity	1,139,321	111,415

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,810,761	$184,935

See notes to consolidated financial statements

TEKOIL & GAS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(An Exploration Stage Company)

	Year Ended December 31, 2006	Year Ended December 31, 2005	Period November 29, 2004 (Date of formation) through December 31, 2006

Revenues	$-	$-	$-

Cost and expenses:
General and administrative expenses	2,526,296	672,574	3,209,736
Compensatory element of common stock issurance	420,750	1,950,000	2,375,850
	(2,947,046)	(2,622,574)	(5,585,586)

Loss from operations	(2,947,046)	(2,622,574)	(5,585,586)
Loss on investment	(10,000)	-	(10,000)
Interest expense	(9,480)	(13,500)	(22,980)

Loss before provision for income taxes	(2,966,526)	(2,636,074)	(5,618,566)

Provision for income taxes	-	-	-

Net loss	$(2,966,526)	$(2,636,074)	$(5,618,566)

Loss per share - basic and diluted	$(0.16)	$(0.28)

Weighted average number of common shares outstanding - basic and diluted	18,276,098	9,433,126

See notes to consolidated financial statements

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
(AN EXPLORATION STAGE COMPANY)

									Deficit
							Additional	Cummulative	Accumulated
					Series A Preferred		Paid	Other	During
		Comprehensive	Common Stock		Stock		in	Comprehensive	Development
	Total	(Loss)	No of shares	Amount	No of shares	Amount	Capital	Expense	Stage

Balance, November 29, 2004	$(30,611)		772,200	$-	-	$-	$(30,611)	$-	$-

Issuance of common stock for services (valued at $.001 per share)	5,100		5,997,044	7	-	-	5,093	-	-

Sale of common stock	11,000		323,110	-	-	-	11,000	-	-

Net loss	(15,966)				-	-		-	(15,966)

Balance, December 31, 2004	(30,477)		7,092,354	7	-	-	(14,518)	-	(15,966)

Sale of common stock	38,090		412,776	-			38,090	-

Sale of preferred stock	655,000		-	-	655,000	-	655,000	-	-

Issuance of preferred stock for debt	27,876		-	-	5,000	-	27,876	-	-

Issuance of preferred stock for services (valued at $1.00 per share)	7,000		-	-	7,000	-	7,000	-	-

Issuance of common stock for debt	100,000		216,875	-	-	-	100,000	-	-

Compensatory element of common stock issuance (valued at $.20 per share)	1,950,000		9,750,000	10	-	-	1,949,990	-	-

Net loss	(2,636,074)		-	-	-	-	-	-	(2,636,074)

Balance, December 31, 2005	111,415		17,472,005	17	667,000	-	2,763,438	-	(2,652,040)

Sale of common stock	1,050,000		2,205,000	3			1,049,997	-

Sale of preferred stock	2,268,000		-	-	2,268,000	-	2,268,000	-	-

Issuance of preferred stock for services (valued at $1.00 per share)	50,000		-	-	50,000	-	50,000	-	-

Issuance of common stock for services	627,204		1,947,170	2	-	-	627,202	-	-

Net loss	(2,966,526)	$(2,966,526)	-	-	-	-	-	-	(2,966,526)

Currency translation adjustment - net of taxes	(772)	(772)	-	-	-	-	-	(772)	-
Comprehensive (loss)		$(2,967,298)

Balance, December 31, 2006	$1,139,321		21,624,175	$22	2,985,000	$-	$6,758,637	$(772)	$(5,618,566)

See notes to consolidated financial statements

TEKOIL & GAS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(A Exploration Stage Company)

	Year Ended December 31, 2006	Year Ended December 31, 2005	Period November 29, 2004 (Date of formation) through December 31, 2006
Cash flows from operating activities:
Net loss	$(2,966,526)	$(2,636,074)	$(5,618,566)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	24,086	823	24,909
Non cash fair value of stock	677,204	1,957,000	2,639,304
Bad debt		-	30,611
Changes in operating assets and liabilities:	-	-	-
Increase in current assets	(53,475)		(53,475)
Increase (decrease) in other assets	5,606	(10,000)	(4,394)
Increase in accrued expenses and accounts payable	338,627	23,520	362,147
Net Cash Used in Operating Activities	(1,974,478)	(664,731)	(2,619,464)

Cash flows from investing activities:
Purchase of property, plant and equipment	(475,546)	(8,234)	(483,780)
Payment on investment	(1,000,000)	-	(1,000,000)
Advance to affiliate	-	-	(30,611)

Net Cash Flows Used in Investing Activities	(1,475,546)	(8,234)	(1,514,391)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,050,000	38,090	1,099,090
Proceeds from borrowings	260,318	100,000	360,318
Proceeds from issuance of preferred stock	2,268,000	655,000	2,923,000
Repayment of debt	(1,025)	(2,735)	(3,760)
Proceeds from related party	-	50,000	50,000
Net Cash Flows Provided by Financing Activities	3,577,293	840,355	4,428,648
Effect of exchange rate changes on cash	(772)	-	(772)

Net Increase in cash	1,126,497	167,390	294,021

Cash - beginning of period	167,524	134	-

Cash - end of period	$1,294,021	$167,524	$294,021

Supplementary information:
Cash paid during the year for:
Interest	$5,517	$13,500	$19,017
Income taxes	$-	$-	$-

Non-cash financings activities:
Issuance of preferred stock for services	$50,000	$7,000	$57,000
Issuance of preferred stock for debt	$-	$27,876	$27,876
Issuance of common stock for services	$627,204	$1,950,000	$2,577,204
Issuance of common stock for debt	$-	$100,000	$127,876

See notes to consolidated financial statements

TEKOIL & GAS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
(AN EXPLORATION STAGE COMPANY)

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Tekoil & Gas Corporation (the "Company" or "Tekoil") was incorporated in Delaware. The Company is focused on the acquisition, stimulation, rehabilitation and asset improvement of small to medium sized manageable oil and gas fields throughout North America.

The Company currently operates its business directly, and not through its Tekoil & Gas Corporation Florida subsidiary, which continues to exist but has no assets or operations. For the purpose of pursuing its business strategy in the Province of Newfoundland, Canada, on March 29, 2006, the Company formed Tekoil Rig Development Corporation, a wholly-owned Newfoundland Corporation, and on April 19, 2006, the Company qualified to do business in Newfoundland.

The Company is considered an exploration stage enterprise as defined in Financial Accounting Standards Board ("FASB") Statement No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies". The Company has no revenue to date and there is no assurance the exploration, geological, typographical and geophysical studies by the Company will determine whether a well has proven reserves or that the Company will achieve a profitable level of operations.

Basis of Presentation

On June 27, 2005, Pexcon, Inc. ("Pexcon") entered into a share exchange agreement with Tekoil. In connection with the share exchange, Pexcon acquired the assets and assumed the liabilities of Tekoil. For accounting purposes, the share exchange agreement has been treated as a recapitalization of Tekoil (subsidiary) as the acquirer. The financial statements prior to June 27, 2005 are those of Tekoil and reflect the assets and liabilities of Tekoil at historical carrying amounts.

As provided for in the share acquisition agreement, the stockholders of Tekoil received 6,949,800 of Pexcon common stock, representing 90% of the outstanding stock after the acquisition, in exchange for the outstanding shares of Tekoil common stock they held, which was accounted for as a recapitalization. Immediately following the share acquisition exchange, Pexcon had a total of 7,722,000 common shares issued and outstanding. The financial statements show a retroactive restatement of Tekoil’s historical stockholders’ equity to reflect the equivalent number of shares of common stock issued in the acquisition.

In addition, the resignation of the former officers and directors of Pexcon took effect upon the close of the share acquisition exchange. The Tekoil Board of Directors became the Board of Directors of Pexcon and Mark Western became President and Chief Executive Officer.

Going Concern

The Company’s financial statements have been prepared on the basis that the Company is a going concern. Subsequent to the balance sheet date, the Company has raised funds to continue its exploration stage. No adjustments to the financial statements have been made.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The functional currency for foreign operations is the local currency. Assets and liabilities of foreign operations are translated at balance sheet date rates of exchange and income, expense and cash flow items are translated at the average exchange rate for the period. Translation adjustments are recorded in Cumulative Other Comprehensive Income.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accrued expenses.

The Company's cash and cash equivalents are concentrated primarily in one bank in the United States. At times, such deposits could be in excess of insured limits. Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

Earnings Per Share

Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the specified period. Diluted loss per common share is computed by dividing net loss by the weighed average number of common shares and potential common shares during the specified period. All potentially dilutive securities, which include preferred stock convertible into 8,995,000 and 2,001,000 common shares at December 31, 2006 and December 31, 2005, respectively, have been excluded from the computation, as their effect is antidilutive.

Evaluation of long-lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying indicate the carrying value may not be recoverable in accordance with guidance in SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Depreciation

Property and equipment are stated at cost. Depreciation is provided for by the straight-line method over the estimated useful lives of the related assets.

Stock Based Compensation

The Company issues shares of common stock and preferred stock to employees and non-employees as stock-based compensation. The Company accounts for the services using the fair market value of the consideration issued. For the year ended December 31, 2005, the Company issued 9,750,000 shares of its common stock and recorded compensation expense of $1,950,000 in connection with the issuance of these shares, all of which were to related parties. The Company also issued 7,000 shares of its preferred stock and recorded compensation expense of $7,000 in connection with the issuance of these shares.

For the year ended December 31, 2006, the Company issued 1,947,170 shares of its common stock and recorded consulting expense of $627,204 in connection with the issuance of these shares of which 1,275,000 shares ($420,750) were to related parties. The Company also issued 50,000 shares of its preferred stock and recorded consulting expense of $50,000 in connection with the issuance of these shares.

For the period November 29, 2004 (Date of Formation of the subsidiary) through December 31, 2006, the Company issued 11,697,170 shares of its common stock and recorded compensation expense of $2,636,204 in connection with the issuance of these shares.

Income Taxes

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax bases of reported assets and liabilities.

The principal items giving rise to deferred taxes are certain expenses which have been deducted for financial reporting purposes which are not currently deductible for income tax purposes and the future tax benefits of certain net operating loss carryforward.

Fair Value of Financial Instruments

For financial instruments including cash and accrued expenses, it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments.

New Financial Accounting Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans”, an amendment of FASB Statements No. 87, 88, 106 and 132(R). SAFS 158 requires employers to recognize their defined benefit plans’ overfunded or underfunded status in their balance sheets, requires employers to measure plan assets and plan obligations as of the balance sheet date, immediately recognize any remaining transition obligation currently being deferred, and recognize actuarial gains and losses through other comprehensive income. The statement is effective for fiscal years ending after December 15, 2006. The adoption of SFAS No. 158 did not have a material impact on the Company’s consolidated balance sheet and statement of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which enhances existing guidance for measuring assets and liabilities using fair value. This Standard provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not believe that SFAS No. 157 will have a material impact on its financial statements.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 provides guidance on the consideration of effects of the prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. We adopted SAB No. 108 in the fourth quarter of 2006 and adoption of SAB No. 108 did not impact our consolidated financial results.

In July 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes" ("FIN 48"). The interpretation requires a two step approach for recognizing and measuring tax benefits based on a recognition threshold of “more likely than not”. The FASB also requires explicit disclosures about uncertainties in tax positions including a detailed rollforward of tax benefits that do not qualify for financial statement recognition. The adoption of FIN 48 is effective for fiscal years beginning after December 15, 2006. While the Company’s analysis of the impact of this Interpretation is not yet complete, the Company does not anticipate it will have a material impact on the consolidated financial statements.

In December 2004, FASB issued SFAS No. 123(R), "Share-Based Payment", that requires compensation costs related to stock-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost is measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards are to be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the reward. SFAS No. 123(R) is effective as to the Company as of the beginning of the Company's 2006 fiscal year. The Company accounted for the stock-based compensation costs using the modified prospective method at the time of adoption. The adoption of SFAS 123(R) did not have a material effect on the consolidated balance sheet as of December 31, 2006 or the consolidated statement of cash flows for the year ended December 31, 2006.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”) “The Fair Value Option for Financial Assets and Financial Liabilities”, providing companies with an option to report selected financial assets and liabilities at fair value. The Standard’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. It also requires entities to display the fair value of those assets and liabilities for which the Company has chosen to use fair value on the face of the balance sheet. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of the adoption of this Statement on its financial statements.

2.	OTHER ASSETS

	December 31,
	2006	2005
Deposit on investment	$1,000,000	$-
Deposits - other	4,396	10,000
	$1,004,396	$10,000

a)
On November 13, 2006, the Company executed a Purchase and Sales Agreement with Masters Resources, LLC, and Masters Oil and Gas, LLC, to acquire four properties, consisting of interests in Trinity Bay, Redfish Reef, Fishers Reef and North Point Bolivar Fields, located in Galveston and Chambers Counties in the Galveston Bay, Texas. Total consideration payable by the Company will exceed $50 million and may be as much as $80 million under the terms of the Purchase and Sale Agreement. The Purchase and Sale Agreement provides that the Company must pay a non-refundable sum of $1 million to Masters Resources and Masters Oil and Gas. The agreement further provides for a closing to occur, as amended, in March 2007, which is subject to a number of conditions, including completion of due diligence and arrangement of financing by the Company. On November 27, 2006, the Company paid the $1 million deposit required by the Purchase and Sale Agreement.

b)
Tekoil and Gas Corporation had an exclusive option on the acquisition for a mining concession with Calcita Dominicana, a Dominican Republic based company from the date of signing through September 30, 2006. An additional deposit of $90,000 per the agreement was due December 1, 2005.

In June 2006, the Company terminated its agreement with Calcita Dominicana and wrote off its investment of $10,000, which is included in the Company’s consolidated statement of operations for the nine months ended September 30, 2006.

c)
In May 2006, the Company forwarded $4,462 to a real estate agency as a deposit on property in St. John’s, Newfoundland. The transaction was not consummated and the deposit is due from the real estate agency.

3.	PROPERTY AND EQUIPMENT

	December 31,
	2006	2005
Equipment	$21,229	$8,234
Building	352,522	-
Furniture and fixtures	69,233	-
Transportation equipment	35,286	-
Leasehold improvements	5,510	-
	483,780	8,234
Less: Accumulated Depreciation	24,909	823
	$458,871	$7,411

Depreciation expense for the year ended December 31, 2006 and 2005 and the period November 29, 2004 (Date of Formation) through December 31, 2006, amounted to $24,086, $823 and $24,909, respectively.

4.	NOTE PAYABLE - RELATED PARTY

On December 15, 2005 the Company issued an unsecured promissory note at prime plus 1% (8.25% at December 31, 2006) to a related party in the amount of $50,000, with principal and interest due at maturity on June 15, 2006, this note was extended to June 30, 2007. At the option of the lender, any time prior to maturity the lender can convert the loan into 50,000 shares of Tekoil and Gas Corporation convertible preferred stock.

After the principal of this Note becomes due, interest shall be payable on demand and shall accrue at a rate of 12% per annum. As additional consideration for the loan, Tekoil issued to the lender 25,000 shares of the Company’s common stock, valued at $8,250 the fair value of the time of issuance. Interest expense for the years ended December 31, 2006 and 2005 and for the period November 27, 2004 (Date of Formation of the subsidiary) through December 31, 2006 amounted to $3,963, $-0- and $3,963, respectively, and was accrued as at December 31, 2006.

5.	LONG-TERM DEBT

On September 15, 2006, the Company entered into a mortgage agreement with CIBC Mortgages Inc. The Company borrowed $260,318 to purchase a building in St. John’s, Newfoundland. The mortgage bears interest equal to the CIBC Prime Rate plus 0.667% (6.667% at December 31, 2006). The mortgage matures September 15, 2011. The mortgage is collateralized by the building in Newfoundland and a personal guarantee by the Company’s chief financial officer. The current portion of the mortgage payable of $4,261 is included in current liabilities on the Company’s consolidated balance sheet as of December 31, 2006.

The payments now required under the long-term obligations listed above during the years following January 1, 2006 are set below:

2007	$4,261
2008	4,553
2009	4,867
2010	5,201
Thereafter	240,411
$259,293

6.	INCOME TAXES

At December 31, 2006, the Company has a net operating loss carry-forward of approximately $5,618,600 which expires in various years through 2020. Deferred income taxes reflect the impact of the net operating carryforwards. In recognition of the uncertainty regarding the ultimate amount of tax benefits to be derived from the Company’s net operating loss carryforward, the Company has recorded a valuation allowance for the entire amount of the deferred asset.

7.	ACCRUED EXPENSES

Accrued expenses consisted of the following:

	December 31,
	2006	2005

Professional fees	$311,660	$20,000
Payroll	37,421	$-
Interest expense	3,963	$-
Other	9,103	3,520
	$362,147	$23,520

8.	SETTLEMENT OF DEBT

In September 2005, the Company issued 5,000 shares of Series A Preferred Stock and paid $2,735 to settle a debt of $30,611 to a former noteholder of Pexcon.

9.	STOCKHOLDERS' EQUITY

Common Stock

a)	The Company is authorized to issue 200,000,000 shares of .000001 par value common stock. All the outstanding common stock is fully paid and non-assessable.

b)
On October 14, 2005, the Company effected a 1 for 100 reverse stock split. As of that date, there were 7,722,000 common shares outstanding. All capital stock transactions in the financial statements have been retroactively restated to effect the reverse stock split.

c)	During the year ended December 31, 2005, the Company sold 3,550 private placement shares of pre-merger common stock and received net proceeds of $38,090.

d)
During the year ended December 31, 2005, the Company borrowed $100,000 from a third party. In June 2005, the Company issued the third party 1,850 private placement shares of its pre-merger common stock in exchange for this debt. The Company paid the third party $ 13,500 of interest on the debt and the amount is included in the Company's statement of operations for the year ended December 31, 2005.

e)
During the period November 29, 2004 (Date of Formation) of the subsidiary through December 31, 2004, the Company sold 2,750 private placement shares of pre-merger common stock and received net proceeds of $11,000.

f)
On November 20, 2006, the Company sold 2,205,000 shares of its common stock at a purchase price of approximately $0.4762 per share, for an aggregate purchase price of $1,050,000. The Subscription Agreement for this offering provides for each subscriber has the irrevocable right and option to require the Company to purchase from such subscriber up to 95.24% of the shares of common stock issued to such subscriber pursuant to the Subscription Agreement, at the price per share equal to $0.55 per share. The put option is exercisable by each subscriber at any time ninety (90) days subsequent to the date on which the Company accepted such subscriber’s subscription, but no later than one hundred twenty (120) days subsequent to such acceptance date.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of .00000001 par value preferred stock. The Company has designated 3,000,000 of these authorized shares of Preferred Stock as Series A Convertible Preferred Stock. The Board of Directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preferences and each series, any or all of which may be greater than the rights of the Company's common stock. During the years ended December 31, 2006 and December 31, 2005, the Company sold 2,268,000 and 655,000 shares of Series A Preferred Stock and received net proceeds of $2,268,000 and $655,000 respectively. As of December 31, 2006, there were 2,985,000 shares of Series A Preferred Stock outstanding which may be converted into 8,955,000 shares of the Company's common stock.

The following is a summary of the pertinent rights and privileges of each class outstanding:

•
The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Each outstanding share of Series A Preferred Stock entitles the holder thereof to vote on all matters on which holders of Common Stock are entitled to vote, and the holders of Series A Preferred Stock and of Common Stock vote together as a single class. With respect to any such vote, each share of Series A Preferred Stock entitles the holder to cast the number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into Share of Common Stock, such conversion rate being three (3) share of Common Stock for each share of Series A Preferred Stock. There is no cumulative voting with the result that the holders of more than 50% if the shares voting for the election of directors can elect all of the directors.

•
The holders of Common Stock and the holders of Series A Preferred Stock are entitled to receive dividends when, as and if declared by the Board of Directors for each such class of stock out of the funds legally available therefore. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock and the holders of Series A Preferred Stock are entitled to share ratably, after conversion of each share of Series A Preferred Stock into three (3) shares of Common Stock, in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock and the Series A Preferred Stock.

•
Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. Each holder of shares of Series A Preferred Stock has the right, at its option and without further payment, to convert any or all of its shares of Series A Preferred Stock into fully paid and non-assessable shares of Common Stock at the rate of three (3) shares of Common Stock for each share of Series A Preferred Stock. Each share of Series A Preferred Stock will automatically convert into three (3) shares of Common Stock (i) immediately prior to a liquidation of the Company; (ii) immediately prior to an initial public offering by the Company,; (iii) at any time after July 29, 2006, at the sole discretion of the Company’s Board of Directors. The number of type of securities to be received upon conversion of the Series A Preferred Stock are subject to certain antidilution adjustments.

10.	BUSINESS SEGMENT INFORMATION

The Company operates in one industry and has two reportable segments. The segments are geographic and include the United States and Canada. The primary criteria by which financial performance is evaluated and resources are allocated are revenues and operating income (loss). The following is a summary of key financial data:

	2006	2005
Revenue from unrelated entity and country of Company's domicile:
United States	$-	$-
Canada	-	-
	$-	$-
Total Revenues:
United States	$-	$-
Canada	-	-
	$-	$-
Income (loss) from Operations:
United States	$(2,718,565)	$(2,622,574)
Canada	(228,481)	-
	$(2,947,046)	$(2,622,574)
Identifiable Assets:
United States	$1,369,554	$184,935
Canada	441,207	-
	$1,810,761	$184,935
Capital Expenditures:
United States	$27,974	$8,234
Canada	447,572	-
	$475,546	$8,234
Depreciation and Amortization:
United States	$6,903	$823
Canada	17,183	-
	$24,086	$823

11.	LEGAL PROCEEDINGS

On or about August 15, 2006, a complaint was filed against the Company by Gerald M. Dunne in the Circuit Court of the 17  th Judicial Circuit in and for Broward County, Florida (Case No. 0612299). In the complaint, Mr. Dunne alleged that the Company breached a May 25, 2005 Acquisition Agreement pursuant to which the Company acquired certain shares of Tekoil & Gas Corporation, a Florida corporation, owned by Mr. Dunne in exchange for shares of our common stock. Mr. Dunne alleged that the Company failed to issue shares of our common stock in an amount equal to seven percent (7%) of the Company’s outstanding shares of common stock in breach of the Acquisition Agreement.

The complaint sought the following relief: (i) a temporary injunction preventing the Company from filing an application for a listing on the OTC Bulletin Board, or from selling, assigning or otherwise encumbering the Company’s shares until it has fulfilled its contractual obligations to Mr. Dunne; (ii) a judgment against the Company for breach of contract; (iii) a judgment ordering the Company to specifically perform the Acquisition Agreement and deliver the shares to Mr. Dunne; (iv) as an alternative to the claims for breach of contract and specific performance, a judgment for damages against the Company based upon an allegation of conversion of the shares; and (v) as an alternative to the claims for breach of contract and specific performance, a judgment for damages against the Company based upon an allegation of promissory estoppel.

Contemporaneously with the filing of the complaint, Mr. Dunne filed a verified emergency motion for temporary injunction and incorporated memorandum of law with respect to his request for a temporary injunction in the Complaint.

On December 6, 2006, the Company and Mr. Dunne entered into a Settlement Agreement and Mutual Release that provided that the Company would pay Mr. Dunne $12,500.00 for his attorney’s fees and issue to him 504,000 shares of the Company’s unregistered common stock, which would be released to him by an escrow agent over a 12-month period. A stock certificate representing 64,000 shares of common stock has been delivered to Mr. Dunne, and certificates representing 40,000 shares each are to be released to Mr. Dunne at the beginning of each month through November 1, 2007. The certificates are dated June 27, 2005 (the date of the closing of the Acquisition Agreement) and bear a restrictive legend. The Company expensed the value of the 504,000 shares ($166,320) issued to Mr. Dunne and is included in the consolidated statement of operations for the year ended December 31, 2006.

12.	SUBSEQUENT EVENT

On January 4, 2007, the Company executed a Farmout Agreement (“Agreement”) with Newfoundland and Labrador-based Ptarmigan Resources (“Ptarmigan”), in their offshore exploration license EL-1069 (“License”) just north of the Port au Port Peninsula in western Newfoundland.

The Agreement required the Company to pay approximately $214,000 ($250,000 Canadian) to Ptarmigan which was used as a drilling deposit to secure a one year extension granted by the Canada - Newfoundland and Labrador Offshore Petroleum Board (“C-NCOPB”). The Agreement also requires the Company to drill an onshore-to-offshore exploration test-well in 2007 (“Phase 1”), which will test an offshore structure, and as the validation well, will extend the lease until January 2011. The Company will earn a one-third interest (33.3%) in the license for the completion of Phase 1. The Company will then conduct an offshore 3-D seismic program (“Phase 2”) by late 2008, to map in more detail four offshore features already identified by Ptarmigan using 2-D seismic data, which will earn the Company a further 26.7% of the License, for a total ownership of 60%.

The Company and Ptarmigan then plan to drill an offshore exploration well (“Phase 3”) and will share the drilling costs; 60% the Company and 40% Ptarmigan. Should the Company carry 100% of the Phase 3 drilling expenses, the Company will earn an additional 20% interest in the License, for a total up to 80%, subject to government royalties. The Company estimates the total cost of Phase 1, 2 and 3 to approximate $6,000,000 in 2007, $10,000,000 in 2008 and $25,000,000 in 2009.

FINANCIAL STATEMENTS

Certain information and footnote disclosures required under accounting principles generally accepted in the United States of America have been condensed or omitted from the following consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission. It is suggested that the following consolidated financial statements be read in conjunction with the year-end consolidated financial statements and notes thereto included in the Company's Form 10-KSB for the year ended December 31, 2006.

The results of operations for the nine and three months ended September 30, 2007 and 2006 are not necessarily indicative of the results for the entire fiscal year or for any other period.

TEKOIL & GAS CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets:
Cash	$1,120,436	$294,021
Marketable securities - restricted	6,448,659	-
Accounts receivable	1,761,844	-
Prepaid expenses	638,712	53,475
Total Current Assets	9,969,651	347,496

Property, plant and equipment - net	56,347,483	458,871
Other assets	-	1,004,394

TOTAL ASSETS	$66,317,134	$1,810,761

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$6,575,070	$-
Accrued expenses	836,775	362,147
Notes payable - related parties	635,000	50,000
Current portion of long-term debt	5,139	4,261
Total Current Liabilities	8,051,984	416,408

Long-term Liabilities:
Royalties payable	1,592,965	-
Long-term debt - less current portion above	27,756,338	255,032
Plugging and abandonment obligations	6,370,000	-
Total Long-term Liabilities	35,719,303	255,032

TOTAL LIABILITIES	43,771,287	671,440

Minority interest in consolidated subsidiary	7,030,565	-

Commitments and Contingencies

Stockholders' Equity:

Preferred stock, $.00000001 par value, authorized 20,000,000 shares

Series A Convertible Preferred Stock -0- and 2,985,000 shares outstanding at September 30, 2007 and December 31, 2006, respectively	-	-

Common stock, par value .000001authorized 200,000,000 shares; 46,543,175 and 21,624,175 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	47	22

Additional paid-in capital	30,882,264	6,758,637

Accumulated other comprehensive income (loss)	47,369	(772)

Deficit	(15,414,398)	(5,618,566)

Total Stockholders' Equity	15,515,282	1,139,321

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$66,317,134	$1,810,761

See notes to unaudited consolidated financial statements.

TEKOIL & GAS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues

Oil sales	$3,022,058	$-	$1,703,148	$-
Gas sales	1,369,496	-	762,283	-
Transportation income	588,784	-	359,220	-

Total revenues	4,980,338	-	2,824,651	-
Less: Production taxes	154,168	-	31,180	-

Net revenues	4,826,170	-	2,793,471	-

Cost and expenses:
Leasehold operating expenses (including workover costs)	3,700,159	-	2,394,149	-
Selling, general and administrative expenses	3,476,929	1,430,512	1,924,944	385,113
Depreciation, depletion and amortization	405,817	-	18,243	-
Compensatory element of common stock issuance	5,158,900	82,500	5,158,900	82,500
	12,741,805	1,513,012	9,496,236	467,613

Loss from operations	(7,915,635)	(1,513,012)	(6,702,765)	(467,613)

Other income (expense)
Other income	3,535	-	2	-
Interest income	78,659		78,659
Interest expense	(2,741,075)	(2,931)	(1,846,751)	(1,025)
	(2,658,881)	(2,931)	(1,768,090)	(1,025)

Loss before minority interest	(10,574,516)	(1,515,943)	(8,470,855)	(468,638)

Minority interest share of (loss) of consolidated subsidiary	778,684	-	557,969	-

Loss before provision for income taxes	(9,795,832)	(1,515,943)	(7,912,886)	(468,638)

Provision for income taxes	-	-	-	-

Net loss	$(9,795,832)	$(1,515,943)	$(7,912,886)	$(468,638)

Loss per common share - basic and diluted	$(0.24)	$(0.09)	$(0.07)	$(0.02)

Weighted average number of common shares outstanding - basic and diluted	41,469,996	17,601,164	45,608,109	17,622,784

See notes to unaudited consolidated financial statements.

TEKOIL & GAS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

			Common Stock		Series A Preferred Stock		Additional Paid	Accumulated Other
	Total	Comprehensive (Loss)	No of shares	Amount	No of shares	Amount	In Capital	Comprehensive Income (Loss)	Deficit

Balance, January 1, 2006	$111,415		17,472,005	$17	667,000	$-	$2,763,438	$-	$(2,652,040)

Sale of common stock	1,050,000		2,205,000	3			1,049,997	-

Sale of preferred stock	2,268,000		-	-	2,268,000	-	2,268,000	-	-

Issuance of preferred stock for services (valued at $1.00 per share)	50,000		-	-	50,000	-	50,000	-	-

Issuance of common stock for services (valued at $0.33 per share)	627,204		1,947,170	2	-	-	627,202	-	-

Net loss	(2,966,526)	$(2,966,526)	-	-	-	-	-	-	(2,966,526)

Currency translation adjustment - net of taxes	(772)	(772)	-	-	-	-	-	(772)	-
Comprehensive (loss)		$(2,967,298)

Balance, December 31, 2006	1,139,321		21,624,175	22	2,985,000	-	6,758,637	(772)	(5,618,566)

Sale of preferred stock	1,047,000		-	-	1,047,000	-	1,047,000	-	-

Issuance of 9,000,000 shares of common stock for acquisition	15,900,000		9,000,000	9			15,899,991

Issuance of 900,000 warrants (valued at $0.44 per share)	400,000						400,000

Conversion of preferred stock into common stock	2		12,096,000	12	(4,032,000)	-	(10)	-	-

Sale of common stock	1,617,750		2,157,000	2	-	-	1,617,748	-	-

Issuance of 7,000,000 stock options (valued at $0.064 per share)	4,492,500						4,492,500

Issuance of common stock for services (valued at $0.40 per share)	666,400		1,666,000	2			666,398

Net loss	(9,795,832)	$(9,795,832)	-	-	-	-	-	-	(9,795,832)

Currency translation adjustment - net of taxes	48,141	48,141	-	-	-	-	-	48,141	-
Comprehensive income		$(9,747,691)

Balance, September 30, 2007	$15,515,282		$46,543,175	$47	$-	$-	$30,882,264	$47,369	$(15,414,398)

See notes to unaudited consolidated financial statements.

TEKOIL & GAS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(9,795,832)	$(1,515,943)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	409,963	13,292
Non cash fair value of stock	5,158,900	156,134
Minority interest loss	(781,881)	-
Stock based compensation	-	-
Accretion on long term debt	826,282	-
Changes in operating assets and liabilities	5,628,351	123,328
Net Cash Used in Operating Activities	1,445,783	(1,223,189)

Cash flows from investing activities:
Purchase of property, plant and equipment	(193,303)	(475,308)
Payment on acquisition	(32,594,212)	-
Purchase of oil and gas properties	(1,241,060)	-
Net Cash Flows Used in Investing Activities:	(34,028,575)	(475,308)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,617,750	-
Proceeds from borrowings	36,752,200	264,374
Proceeds from issuance of preferred stock	1,047,000	1,265,000
Repayment of debt	(3,606)	-
Payment for marketable securities - restricted	(6,370,000)	-
Proceeds from borrowings - related parties	585,000	-
Repayment of royalties	(307,035)	-
Net Cash Flows Provided by Financing Activities	33,321,309	1,529,374

Effect of exchange rate changes on cash	87,898	2,029

Net increase in cash	826,415	(167,094)

Cash - beginning of period	294,021	167,524

Cash - end of period	$1,120,436	$430

See notes to unaudited consolidated financial statements.

TEKOIL & GAS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006

Supplementary information:
Cash paid during the year for:
Interest	$2,623,218	$-
Income taxes	$-	$-

Non-cash financings activities:
Issuance of preferred stock for services	$-	$50,000
Issuance of common stock for services	$666,400	$106,134

Changes in operating assets and liabilities consists of the following:
Increase in accounts receivable	$(1,761,844)	$-
Increase in interest receivable	(78,659)	-
Increase in prepaid expenses	(585,237)	-
Decrease in other assets	1,004,393	5,506
Increase in accrued expenses and accounts payable	7,049,698	117,386

	$5,628,351	$122,892

Details of acquisition:
Fair value of net assets received	$48,494,212
Less:
Issuance of common stock	(15,900,000)
Cash paid for acquisition	$32,594,212

See notes to unaudited consolidated financial statements.

TEKOIL & GAS CORPORATION
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated balance sheet as of September 30, 2007, and the consolidated statements of operations, stockholders' equity and cash flows for the periods presented herein have been prepared by Tekoil & Gas Corporation (the "Company or "Tekoil") and are unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in stockholders' equity and cash flows for all periods presented have been made. The information for the consolidated balance sheet as of December 31, 2006 was derived from audited financial statements.

Organization

Tekoil & Gas Corporation (the "Company" or "Tekoil") was incorporated in Delaware. The Company is focused on the acquisition, stimulation, rehabilitation and asset improvement of small to medium sized manageable oil and gas fields throughout North America.

The Company currently operates its business directly, and not through its Tekoil & Gas Corporation Florida subsidiary (“Tekoil-FL”), which continues to exist but has no assets or operations. For the purpose of pursuing its business strategy in the Province of Newfoundland, Canada, on March 29, 2006, the Company formed Tekoil Rig Development Corporation, a wholly-owned Newfoundland Corporation, and on April 19, 2006, the Company qualified to do business in Newfoundland. In May 2007, the Company completed the acquisition of four oil and gas properties in Galveston Bay, Texas, through its majority-owned subsidiary, Tekoil and Gas Gulf Coast, LLC.

As of May 11, 2007, the Company is no longer considered an exploration stage enterprise, as defined in Financial Accounting Standards Board ("FASB") Statement No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies." The Company commenced operations in Galveston Bay, Texas, and purchased proven reserves of oil and gas.

Basis of Presentation

On May 25, 2005, Pexcon, Inc. ("Pexcon") entered into a share exchange agreement with the shareholders of Tekoil-FL. In connection with the share exchange, Pexcon acquired the assets and assumed the liabilities of Tekoil-FL. For accounting purposes, the share exchange agreement has been treated as a recapitalization of Tekoil-FL as the acquirer. The financial statements prior to June 27, 2005 are those of Tekoil-FL and reflect the assets and liabilities of Tekoil-FL at historical carrying amounts.

As provided for in the share exchange agreement, the stockholders of Tekoil-FL received 6,949,800 of Pexcon common stock, representing 90% of the outstanding stock after the acquisition, in exchange for the outstanding shares of Tekoil-FL common stock they held, which was accounted for as a recapitalization. Immediately following the share acquisition exchange, Pexcon had a total of 7,722,000 common shares issued and outstanding. The financial statements show a retroactive restatement of Tekoil-FL’s historical stockholders’ equity to reflect the equivalent number of shares of common stock issued in the acquisition.

In addition, the resignation of the former officers and directors of Pexcon took effect upon the close of the share exchange. The Tekoil-FL Board of Directors became the Board of Directors of Pexcon, and Mark Western became President and Chief Executive Officer.

SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All inter-company transactions and balances have been eliminated. For those consolidated subsidiaries in which the Company's ownership is less than 100 percent (100%), the outside stockholders' interests are shown as minority interests. The minority ownership of the Company’s earnings or loss is classified as “Minority interest in earnings or loss of consolidated subsidiaries” in the consolidated statement of operations.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The functional currency for foreign operations is the local currency. Assets and liabilities of foreign operations are translated at exchange rates as of the balance sheet date, and income, expense and cash flow items are translated at the average exchange rate for the applicable period. Translation adjustments are recorded in Cumulative Other Comprehensive Income (Loss).

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, accounts receivable, accounts payable and accrued expenses.

The Company's cash and cash equivalents are concentrated primarily in one bank in the United States. At times, such deposits could be in excess of insured limits. Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

The Company grants credit to customers based on an evaluation of the customer’s financial condition, without requiring collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company controls its exposure to credit risk through credit approvals and monitoring procedures.

Revenue Recognition

The Company recognizes revenue in accordance with the guidance contained in SEC Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements.” Revenue is recognized when the product has been delivered and title and risk of loss has passed to the customer, collection of the resulting receivable is deemed reasonably assured by management, persuasive evidence of an arrangement exists and the sale price is fixed and determinable.

Earnings Per Share

Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the specified period. Diluted loss per common share is computed by dividing net loss by the weighed average number of common shares and potential common shares during the specified period. All potentially dilutive securities, which include preferred stock, options and warrants convertible into 7,900,000 and 5,946,000 common shares at September 30, 2007 and 2006, respectively, have been excluded from the computation, as their effect is antidilutive.

Property, Plant and Equipment

Successful Efforts Method
The Company accounts for its crude oil and natural gas properties under the successful efforts method of accounting. Under this method, costs to acquire mineral interests in crude oil and natural gas properties, to drill and equip exploratory wells that find proved reserves and to drill and equip development wells are capitalized. Capitalized costs of producing crude oil and natural gas properties are amortized to operations by the unit-of-production method based on proved developed crude oil and natural gas reserves on a property-by-property basis as estimated by Company engineers. Upon sale or related accumulated depreciation, depletion and amortization ("DD&A") are eliminated from the accounts and the resulting gain or loss is recognized. Repairs and maintenance are expensed as incurred.

Proved Properties
In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company reviews proved oil and gas properties and other long-lived assets for impairment when events and circumstances indicate a decline in the recoverability of the carrying value of such properties, such as a downward revision of the reserve estimates or commodity prices. The Company estimates the future cash flows expected in connection with the properties and compares such future cash flows to the carrying amount of the properties to determine if the carrying amount is recoverable. When the carrying amounts of the properties exceed their estimated undiscounted future cash flows, the carrying amount of the properties is written down to their estimated fair value. The factors used to determine fair value include, but are not limited to, estimates of proved reserves, future commodity prices, and timing of future production, future capital expenditures and a risk-adjusted discount rate.

Unproved Properties
Individually significant unproved properties are also periodically assessed for impairment of value and a loss is recognized at the time of impairment by providing an impairment allowance. Cash flows used in the impairment analysis are determined based on management's estimates of crude oil and natural gas reserves, future commodity prices and future costs to extract the reserves. Cash flow estimates related to probable and possible reserves are reduced by additional risk-weighting factors. Other individually insignificant unproved properties are amortized on a composite method based on the Company's experience of successful drilling and average holding period.

Properties Acquired in Masters Resources Acquisition
On May 11, 2007, the Company’s majority-owned subsidiary, Tekoil and Gas Gulf Coast, LLC, completed the acquisition from Masters Resources, LLC, and Masters Oil and Gas, LLC, of four properties in Galveston Bay, Texas. In determining the fair values of Masters Resources proved and unproved properties, the Company prepared estimates of crude oil and natural gas reserves. The Company estimated future prices to apply to the estimated reserve quantities acquired, and estimated future operating and development costs, to arrive at estimates of future net revenues. For the fair value assigned to proved reserves, the future net revenues were discounted using a market-based weighted average cost of capital rate determined appropriate at the time of the merger. To compensate for the inherent risk of estimating and valuing unproved reserves, the discounted future net revenues of probable and possible reserves were reduced by additional risk weighting factors.

Depreciation

Property and equipment are stated at cost. Depreciation is provided for by the straight-line method over the estimated useful lives of the related assets.

Stock Based Compensation

The Company issues shares of common stock and preferred stock to employees and non-employees as stock-based compensation. The Company accounts for the services using the fair market value of the consideration issued. For the nine months ended September 30, 2007 and 2006 the Company issued 1,666,000 and 250,000 shares and recorded compensation expense of $666,398 and $82,500, respectively.

Income Taxes

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax bases of reported assets and liabilities.

The principal items giving rise to deferred taxes are certain expenses which have been deducted for financial reporting purposes which are not currently deductible for income tax purposes and the future tax benefits of certain net operating loss carryforward.

Fair Value of Financial Instruments

For financial instruments including cash, accrued expenses and accounts payable it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments.

New Financial Accounting Standards

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements,” (“SFAS 157”) which enhances existing guidance for measuring assets and liabilities using fair value. This standard provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not believe that SFAS 157 will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities,” (“SFAS 159”) providing companies with an option to report selected financial assets and liabilities at fair value. The standard’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. It also requires entities to display the fair value of those assets and liabilities for which the Company has chosen to use fair value on the face of the balance sheet. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of the adoption of this Statement on its financial statements.

2.	ACQUISITION

On May 11, 2007, the Company’s majority-owned subsidiary, Tekoil and Gas Gulf Coast, LLC (the “Subsidiary”), and Masters Resources, LLC, and Masters Oil and Gas, LLC (together the “Sellers”), closed on a Purchase and Sale Agreement, dated effective as of October 1, 2006, as subsequently amended (the “Purchase Agreement”) to acquire four oil and gas properties (the “Galveston Bay Properties”), consisting of interests in Trinity Bay, Redfish Reef, Fishers Reef, and North Point Bolivar Fields, located in Galveston and Chambers Counties in Galveston Bay, Texas (the “Masters Acquisition”).

The Galveston Bay Properties include 34 producing wells with 33 PDNP (proved non-producing) opportunities and more than 64 PUD (proved undeveloped) opportunities. There are 24,261 gross acres included in the Galveston Bay properties, as well as transportation and processing infrastructure.

In exchange for conveyance of the Galveston Bay Properties to the Subsidiary, the Sellers received approximately $30 million dollars in cash (subject to adjustment for an effective date of transfer of October 1, 2006, a $1 million dollar holdback for potential claims and prorations of closing costs), nine million restricted shares of the Company’s common stock, $0.000001 par value (the “Common Stock”), and conveyance of certain overriding royalty interests in the Galverston Bay Properties (the “Royalties”). The shares of Common Stock issued to the Sellers are restricted but subject to a Registration Rights Agreement between the Company and the Sellers.

The royalties to be paid to the sellers consist of (i) a declining royalty which is initially 6% on proved undeveloped, proved non-producing properties, and any present or future well completed in and producing from any zone or formation not presently producing or capable of producing within the properties, which royalty reduces to 4% and 2%, respectively, after $20 million dollars and $10 million dollars, respectively, are paid on the declining royalty and the fixed royalty described below, together; (ii) a fixed royalty which is initially 3% on current proved producing properties, which royalty reduces to 2% when the $30 million threshold described immediately above is achieved; and (iii) an additional royalty of 2% on all properties for a term of 3 years. The royalties are subject to a deed of trust in favor of the Company securing an indemnity agreement relating to the potential claims described above.

The cash portion of the consideration was paid utilizing $30 million of a $50 million Senior Secured Credit Facility arranged by Goldman Sachs E & P Capital, a division of Goldman, Sachs & Co. The $30 million funded portion of the Loan is guaranteed by the Company and secured by the Galveston Bay Properties, has a term of 48 months, bears interest at an initial rate of libor plus 800 basis points, and is amortized by available net cash flow from the properties (after payment of certain related lease operating and overhead expenses, a portion of which are allowed to the Company under certain circumstances). In addition, the Lender or its affiliates received a 50 basis point funding fee on amounts advanced; a 2% overriding royalty interest in the properties; a warrant to purchase 900,000 shares of the Company’s Common Stock at a strike price of $0.50 per share over a five-year term (which Common Stock is included in the registration statement of which this prospectus forms a part); a 25% ownership interest in Tekoil and Gas Gulf Coast, LLC (the other 75% being held by the Company), which interest is non-dilutable until the Company contributes $7.5 million in additional capital for expenditures related to the properties; and certain rights to participate in future debt and equity financings of the Company.

The Company was required to contribute the $7.5 million dollars detailed above to the Subsidiary within 90 days following the closing to cover certain agreed development expenditures and to raise an additional $5 million dollars for the Company within 180 days following the closing, in each case, in order to avoid a default under the Loan. As a part of the Loan transaction, the subsidiary entered into certain hedging transactions with respect to the pricing of its oil and gas production and certain insurance coverages as described in the Credit Agreement evidencing the Loan. The Loan documents contain other customary representations, warranties, covenants and events of default.

The Credit Agreement was amended on July 2, 2007 to increase the aggregate value of the Loan by the amount of $6,752,200, to change the bond requirements applicable to the Loan and to extend the date upon which certain title opinions were to be provided by the Company. The Lenders also agreed to waive the following events of default under the Credit Agreement: (i) the Subsidiary’s failure to furnish timely certain title opinions required by the Credit Agreement; and (ii) the Subsidiary’s failure to provide bonds and/or letters of credit in lieu of bonds with respect to the properties for the Railroad Commission of Texas prior to June 11, 2007.

On August 15, 2007, the Credit Agreement was further amended to extend the deadline for the Company’s contribution to the Subsidiary of $7.5 million in capital and for the repayment in full of insurance premiums financing indebtedness until August 31, 2007; and to extend the date by which the Subsidiary was required to provide certain title opinions until August 15, 2007.

On October 24, 2007, the Subsidiary, the Company and the Lender Parties entered into Amendment No. 3 and Waiver with respect to the Credit Agreement (“Amendment No. 3”) and Mark S. Western, the Company’s Chief Executive Officer, executed a Limited Guaranty (the “Limited Guaranty”), pursuant to which he agreed to personally guaranty certain of the Company’s obligations under the Credit Agreement.

Amendment No. 3 amended the Credit Agreement by (i) extending the deadline for the Company’s contribution to the Subsidiary of $7.5 million in capital and for the repayment in full of insurance premiums financing Indebtedness until October 26, 2007, (ii) extending the date on which the Subsidiary was required to provide certain title opinions covering Texas State Lease MF062790 (State Tract 343) until November 7, 2007, (iii) extending the date on which the Subsidiary was required to provide certain title opinions covering Texas State Lease MF030085 (State Tract 5-8A) until January 23, 2008, and (iv) extending the deadline for approval by the Railroad Commission of Texas regarding the change of operator P-4 submissions to January 23, 2008.

Amendment No. 3 also amended the Credit Agreement to include as additional Events of Default thereunder (i) the failure of the Limited Guaranty to remain in full force and effect at any time prior to the satisfaction in full of all obligations under the Credit Agreement or the declaration of such Limited Guaranty to be null and void or the repudiation of such Limited Guaranty by Mr. Western, (ii) the failure of the Company to pay amounts owed by the Company to K-3 Resources, L.P. by the earlier to occur of the Required Capital Date (as defined in the Credit Agreement) and October 26, 2007, and (vi) the failure by the Company to deposit to the Collateral Account (as defined in the Credit Agreement) by November 23, 2007 cash in the amount of $370,000, or such greater amount to adequately reserve for the liabilities asserted by J-W Power Company.

In consideration of the execution of Amendment No. 3 by the Lender Parties, the Company agreed to pay a waiver and amendment fee of $367,522 and all fees and expenses of the Administrative Agent’s outside legal counsel and other consultants.

On October 24, 2007, the Company and Tri Star Capital Ventures Limited (“Tri Star”) entered into a Loan Agreement (the “Loan Agreement”), pursuant to which Tri Star agreed to lend to the Company $8.5 million (the “Tri Star Loan”). The proceeds of the Tri Star Loan were used to make the $7.5 million equity contribution to the Subsidiary as required in the Credit Agreement and to pay certain costs and expenses of the Subsidiary.

The purchase price for the Masters Acquisition has been allocated by management to tangible assets and liabilities, subject to further adjustment, based on estimated fair values after considering various independent appraisals. No goodwill arose from the transaction. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the results of operations of the acquired entity have been included in the Company’s consolidated financial statements from May 11, 2007.

The following unaudited pro forma summary results of operations assumes that the Galveston Bay Properties had been acquired as of January 1, 2006 (in thousands, except per share data).

	Nine Months Ended
	September 30,
	2007	2006
Net revenue	$7,825	$11,068

Net loss	$(9,616)	$(590)

Net loss per share - basic and diluted	$(0.23)	$(0.01)

The information above is not necessarily indicative of the results of operations that would have occurred if the acquisition had been consummated as of January 1, 2006. Such information should not be construed as a representation of the future results of operations of the Company.

A condensed balance sheet of the assets and liabilities of the Galveston Bay properties as of the acquisition date is as follows:

Property, plant and equipment	$17,279,090
Oil and mineral interests	31,215,122
$48,494,212

3.	FARMOUT AGREEMENT

On January 4, 2007, the Company executed a Farmout Agreement (“Agreement”) with Newfoundland and Labrador-based Ptarmigan Resources (“Ptarmigan”), in their offshore exploration license EL-1069 (“License”) just north of the Port au Port Peninsula in western Newfoundland, Canada.

The Agreement required the Company to pay approximately $214,000 ($250,000 Canadian) to Ptarmigan, which was used as a drilling deposit to secure a one year extension granted by the Canada - Newfoundland and Labrador Offshore Petroleum Board (“C-NLOPB”). The drilling deposit is being expensed during 2007. For the nine months ended September 30, 2007, the Company expensed $160,985, and the balance of $53,662 included in prepaid expenses on the Company’s balance sheet at September 30, 2007. The Agreement also requires the Company to drill an onshore-to-offshore exploration test-well in 2007 (“Phase 1”), which will test an offshore structure, and as the validation well, will extend the lease until January 2011. The Company will earn a one-third interest (33.3%) in the license for the completion of Phase 1. The Company will then conduct an offshore 3-D seismic program (“Phase 2”) by late 2008, to map in more detail four offshore features already identified by Ptarmigan using 2-D seismic data, which will earn the Company a further 26.7% of the License, for a total ownership of 60%.

The Company and Ptarmigan then plan to drill an offshore exploration well (“Phase 3”) and will share the drilling costs; 60% the Company and 40% Ptarmigan. Should the Company carry 100% of the Phase 3 drilling expenses, the Company will earn an additional 20% interest in the License, for a total up to 80%, subject to government royalties. The Company estimates the total cost of Phase 1, 2 and 3 to approximate $6,000,000 in 2007, $10,000,000 in 2008 and $25,000,000 in 2009.

4.	PROPERTY, PLANT AND EQUIPMENT

	September 30,	December 31,
	2007	2006
Building	$404,430	$352,522
Oil and gas mineral interests	38,826,182	-
Tangible oil producing equipment	17,279,090	-
Transportation equipment	40,482	35,286
Equipment	149,242	21,229
Furniture and fixtures	76,608	69,233
Leasehold improvements	6,321	5,510
	56,782,355	483,780
Less: Accumulated depreciation, depletion and amortazation	434,872	24,909
	$56,347,483	$458,871

Depreciation, depletion and amortization expense for the nine months ended September 30, 2007 and 2006 amounted to $409,963 and $13,291, respectively.

5.	NOTES PAYABLE - RELATED PARTIES

a) On December 15, 2005 the Company issued an unsecured promissory note at prime plus 1% (8.25% at September 30, 2007) to a related party in the amount of $50,000, with principal and interest due at maturity on June 15, 2006. This note was extended to December 31, 2007. At the option of the lender, at any time prior to maturity the lender can convert the loan into 50,000 shares of the Company’s convertible preferred stock, at the fair value at the time the note was issued.

After the principal of this Note becomes due, interest shall be payable on demand and shall accrue at a rate of 12% per annum. As additional consideration for the loan, the Company issued to the lender 25,000 shares of the Company’s Common Stock, valued at $8,250, the fair value at the time of issuance. The shares of Common Stock were initially restricted but the Company has filed a registration statement on Form SB-2 to permit the resale of such shares of Common Stock. Interest expense for the nine months ended September 30, 2007 and 2006 amounted to $3,094 and $2,931, respectively, and, was accrued as of September 30, 2007.

b) During the third quarter of 2007 certain shareholders of the Company, including the Company’s Chief Executive Officer and Chief Financial Officer, advanced funds in the amount of $585,000 for working capital. The funds advanced by the Chief Executive Officer and Chief Financial Officer ($350,000 as of September 30, 2007) are due upon demand and bear interest at 10% per annum. Subsequent to September 30, 2007, the Chief Executive Officer and Chief Financial Officer advanced an additional $145,000. The balance of the advances by other shareholders is due in January 2008 with interest at 10% per annum payable at maturity. For the nine months ended September 30, 2007, the Company recorded interest expense of $3,942.

6.	LONG-TERM DEBT

a)
On September 15, 2006, the Company entered into a mortgage agreement with CIBC Mortgages Inc. The Company borrowed $260,318 to purchase a building in St. John's, Newfoundland. The mortgage bears interest equal to the CIBC Prime Rate plus 0.667% (6.667% at September 30, 2007). The mortgage matures September 15, 2011. The mortgage is collateralized by the building in Newfoundland and a personal guarantee by the Company's Chief Financial Officer. The current portion of the mortgage of $5,139 is included in current liabilities on the Company's balance sheet as of September 30, 2007.

b)
On May 11, 2007, in connection with the acquisition of the Galveston Bay properties located in Galveston Bay, Texas, the Company borrowed $30 million of a $50 million Senior Secured Credit Facility arranged by Goldman Sachs E & P Capital. The $30 million funded portion of the loan is guaranteed by the Company and secured by the Galveston Bay Properties, has a term of 48 months, bears interest at an initial rate of libor plus 800 basis points (14.8% at September 30, 2007) and is amortized by available net cash flow from the Galveston Bay Properties (after payment of certain related lease operating and overhead expenses, a portion of which are allowed to the Company under certain circumstances.)

In July 2007, Goldman Sachs E & P Capital advanced an additional $6,752,200 against the credit facility. The Company secured an irrevocable standby letter of credit in the amount of $6,370,000 in favor of the Texas Railroad Commission on behalf of the Company’s contingent obligation to plug and abandon various wells in connection with the acquisition of the Galveston Bay Properties. The terms and conditions of this advance are the same as under the Senior Secured Credit Facility.

As of September 30, 2007, the net present value of the long-term debt facility was $27,467,635. The loan will accrete to $36,752,200 over 48 months.

For the nine months ended September 30, 2007, interest expense amounted to $1,882,249. In addition, accretion of the long-term debt discount amounted to $826,282 and is included in interest expense on the Company’s consolidated statement of operations.

c)
On October 24, 2007, the Company and Tri Star Capital Ventures Limited (“Tri Star”) entered into a loan agreement (“Loan Agreement”), pursuant to which Tri Star agreed to lend the Company $8.5 million (the “Tri Star Loan”). The proceeds of the Tri Star Loan were used to make the $7.5 million equity contribution to the Subsidiary as required in the Credit Agreement and to pay certain costs and expenses of the Subsidiary. The Company is obligated to make monthly payments of principal on the Tri Star Loan equal to $708,333, beginning on May 1, 2008. The Tri Star Loan matures on April 15, 2009 and accrues interest at an annual rate of 13%.

In connection with the execution of the Loan Agreement, the Company and Tri Star entered into Deeds of Guarantee with each of Mark S. Western, Gerald Goodman, Francis G. Clear and Richard Creitzman (the Company’s Board of Directors) pursuant to which these individuals agreed to personally guarantee repayment of the Tri Star Loan. In exchange for these Deeds of Guarantee, the Company agreed to provide each guarantor with indemnification of liabilities incurred by each guarantor under such guarantees.

The payments now required under the long-term obligations listed above during the years following January 1, 2007, are set below:

2007	$2,465
2008	4,553
2009	4,867
2010	5,201
2011	6,327
Thereafter	27,738,064
27,761,477
Less: current portion	5,139
$27,756,338

7.	INCOME TAXES

The Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainties in Income Taxes” (“FIN 48”), on January 1, 2007. As a result of the implementation of FIN 48, the Company recognized no adjustment in the net liability for unrecognized income tax benefits.

At September 30, 2007, the Company has a net operating loss carry-forward of approximately $15,000,000 million, which expires in various years through 2020. Deferred income taxes reflect the impact of the net operating loss carry-forwards. In recognition of the uncertainty regarding the ultimate amount of tax benefits to be derived from the Company’s net operating loss carry-forwards, the Company has recorded a valuation allowance for the entire amount of the deferred asset.

8.	ACCRUED EXPENSES

Accrued expenses consisted of the following:

	September 30,	December 31,
	2007	2006
Professional fees	$435,197	$311,660
Payroll expense	-	37,421
Advalroum tax	250,000	-
Interest expense	123,277	3,963
Other	28,301	9,103
	$836,775	$362,147

9.	PLUGGING AND ABANDONMENT OBLIGATION

The Company has recorded an obligation in the amount of $6,370,000 to plug and abandon various wells in connection with the acquisition of the Galveston Bay Properties. The Company secured an irrevocable standby letter of credit in the amount of $6,370,000 in favor of the Texas Railroad Commission on behalf of the Company’s contingent obligation. The letter of credit is included as "Marketable Securities - Restricted" on the Company’s consolidated balance sheet.

10.	STOCKHOLDERS' EQUITY

 Common Stock

a)
The Company is authorized to issue 200,000,000 shares of .000001 par value Common Stock. All the outstanding Common Stock is fully paid and non-assessable. The total proceeds received for the Common Stock is the value used for the Common Stock.

b)
On November 20, 2006, the Company sold 2,205,000 shares of its Common Stock at a purchase price of approximately $0.4762 per share, for an aggregate purchase price of $1,050,000. Such shares were subject to a put option, which has since expired.

c)
During the nine months ended September 30, 2007, the Company sold 2,157,002 shares of its Common Stock through a private placement at a purchase price of $0.75 per share, for an aggregate purchase price of $1,617,750.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of .00000001 par value preferred stock. The Company has designated 3,000,000 of these authorized shares of preferred stock as Series A Convertible Preferred Stock. The Board of Directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preferences and each series, any or all of which may be greater than the rights of the Company's Common Stock. At the time of designation, there was no quoted market price for the Company’s Common Stock. During the years ended December 31, 2006 and 2005, the Company sold 2,268,000 and 655,000 shares of Series A Convertible Preferred Stock and received net proceeds of $2,268,000 and $655,000, respectively. During the nine months ended September 30, 2007 the Company sold an additional 1,047,000 shares and received net proceeds of $1,047,000. On July 1, 2007, the Board of Directors invoked the mandatory conversion provisions of the Series A Convertible Preferred Stock, converting each remaining outstanding share of such stock into three (3) shares of Common Stock. As of the date of this prospectus, no shares of any series of preferred stock are deemed to be outstanding.

The following is a summary of the pertinent rights and privileges of each class outstanding:

•
The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting, with the result that the holders of more than 50% if the shares voting for the election of directors can elect all of the directors.

•
The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors for each such class of stock out of the funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock.

•	Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock .

Options and Warrants

In May 2007, the Company granted a warrant to Goldman, Sachs & Co. to purchase 900,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share in connection with Senior Credit Facility, which Common Stock is included in the registration statement of which this prospectus forms a part. The warrant expires in five years and is exercisable immediately. The Company recorded the warrant as part of its investment in the acquisition of the Galveston Bay Properties and capitalized the fair value of $400,000.

In August 2007, the Company granted options to the Board of Directors to purchase seven million shares of the Company’s Common Stock at an exercise price of $1.00 per share, the fair value at the time of grant. The options vest immediately and expire in five years. The Company will record compensation expense of approximately $4.5 million during the nine months ended September 30, 2007 in connection with the stock options.

11.	BUSINESS SEGMENT INFORMATION

The Company operates in one industry and has two reportable segments. The segments are geographic and include the United States and Canada. The primary criteria by which financial performance is evaluated and resources are allocated are revenues and operating income (loss). The following is a summary of key financial data:

	Nine Months Ended September 30,		Three Months Ended September 30,
	2007	2006	2007	2006
Total Revenues:
United States	$4,980,338	$-	$2,824,651	$-
Canada	-	-	-	-
	$4,980,338	$-	$2,824,651	$-

Loss from Operations:
United States	$(7,933,053)	$(1,513,012)	$(6,710,136)	$(467,613)
Canada	17,418	-	7,371	-
	$(7,915,635)	$(1,513,012)	$(6,702,765)	$(467,613)

12.	RELATED PARTY TRANSACTIONS

On November 8, 2006, the Company issued 1,000,000 shares of Common Stock valued at $.33 per share (the fair value at the time of the issuance) to Gerald Goodman, the Company's Chief Financial Officer, in exchange for Mr. Goodman's personal guarantee of the following obligations of the Company: (i) credit card debts of the Company and/or its subsidiaries and related entities in the amount of fifty thousand dollars ($50,000), (ii) a mortgage and promissory note related to property owned by the Company and/or its subsidiaries and related entities in Newfoundland, Canada, in the amount of Two hundred sixty four thousand three hundred seventy four dollars ($264,374), (iii) a credit line of the Company and/or its subsidiaries and related entities in the amount of Fifty thousand dollars ($50,000). The shares of Common Stock issued to Mr. Goodman were initially restricted, but the Company has filed a registration statement on Form SB-2 to permit the resale of such shares of Common Stock.

See Note 5 for additional information to related party transactions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Officers and Directors.

The Company's articles of incorporation provide that its directors and officers will be indemnified to the fullest extent permitted under the laws of the State of Delaware. Pursuant to the Delaware General Corporation Law, a Delaware corporation may, under specified circumstances, indemnify   any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, that such provision shall not eliminate or limit the liability of an individual applying for indemnification if, unless otherwise ordered by a court, a final adjudication establishes that (i) his acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law, and (ii) the act or omission was material to the cause of action.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the registrant.

Securities and Exchange Commission Registration Fee	$1,387.32
Accounting Fees and Expenses	$10,000.00
Legal Fees and Expenses	$32,000.00
Printing Fees and Expenses	$15,000.00
Miscellaneous	$2,000.00
Total	$60,387.32

Item 26. Recent Sales of Unregistered Securities.

During the past three years, the Company (as Pexcon, Inc., prior to June 27, 2005) has made the following sales of unregistered shares of its common stock, par value $0.000001 per share, or common stock, par value $0.00000001 per share (the numbers of shares shown reflect the 100:1 reverse stock split that occurred on October 14, 2005 and issuances prior to June 27, 2005 are to the knowledge of management of the Company):

Name of Purchaser	No. of Shares	Proceeds of Sale (in Dollars)	Date of Issuance

Abraham, John E.	6,667	5,000	June 12, 2007
Baldocchi, Richard V.	10,000	7,500	June 12, 2007
Barton, John W. (7)	4,000,000	(7)	May 11, 2007
Bharadva, Daya	10,000	7,500	June 12, 2007
Bisienere, Robert M. Family Trust	40,000	30,000	July 24, 2007
Blank, Michael	10,000	7,500	June 12, 2007
Boyce, Dick (1)	100,000	(1)	October 21, 2005
Bradley, Marshall L. and Claire M. and Gibbens, Deborah L.	10,000	7,500	July 24, 2007
Bradley, Robert L., Robert T. and Sharon L.	20,000	15,000	June 12, 2007
Bradley, Robert T., Sharon L. and Robert L.	20,000	15,000	June 12, 2007
Branz, Karen S.	6,667	5,000	June 12, 2007
Brazee, Scott and Kristen	20,000	15,000	June 12, 2007
Bullis, Anthony (2)	584,470	20,000	November 18, 2005
Calvani, Marcus	3,000	2,250	June 12, 2007
Campbell, Francis J.	10,000	7,500	June 12, 2007
Cariera, Thomas	10,000	7,500	June 12, 2007
Castro, Fred E.	10,000	7,500	June 12, 2007
Charles Schwab & Co Inc. CF James Parent	30,000	22,500	May 25, 2007
Christopher Mauck Minor Trust	5,000	3,750	June 12, 2007

Name of Purchaser	No. of Shares	Proceeds of Sale (in Dollars)	Date of Issuance

Clear, Francis G. (3)	1,500,000	(3)	October 21, 2005
Clear, Francis G. (4)	584,470	(4)	November 18, 2005
Cleator, David	500	375	June 12, 2007
Copeland, Todd E.	40,000	30,000	June 12, 2007
Creitzman, Richard (3)	1,000,000	(3)	October 21, 2005
Dalton, John L.	10,000	7,500	June 12, 2007
Dodd, Pamela	66,000	49,500	June 12, 2007
Epstein, Elliot A.	33,334	25,000	June 12, 2007
Epstein, Russell A.	20,000	15,000	June 12, 2007
Fair, Rodney J.	10,000	7,500	June 12, 2007
Farwell, J. Marc and Ellarea A.	20,000	15,000	June 12, 2007
Fernandez, John M.	10,000	7,500	June 12, 2007
Festa, Tammie T.	20,000	15,000	June 12, 2007
First Trust Corp. FBO Thomas K. Connellan	30,000	22,500	June 12, 2007
Fliszar, Avis	10,000	7,500	June 12, 2007
Fliszar, Avis M.	10,000	10,000	November 20, 2006
Frank Fernandez Revocable Trust	10,000	7,500	June 12, 2007
Frockt, Jerry and Williams, Jim	200,000	150,000	June 12, 2007
Genzianelli, Frank (2)	46,573	20,000	November 18, 2005
Ghulldu, Harbinder S. and Lisa	70,000	52,500	July 24, 2007
Goldman, Sachs & Co. (8)	900,000	(8)	May 11, 2007
Goodman, Gerald (3)	2,000,000	(3)	October 21, 2005
Goodman, Gerald (4)	118,170	(4)	November 18, 2005
Goodman, Gerald (5)	1,025,000	(5)	November 8, 2006
Gunness, Clark R.	10,000	7,500	June 12, 2007
Gwozdowski, Marcin	30,000	22,500	June 12, 2007
Hager, David R.	30,000	22,500	June 12, 2007
Hall, Laura and Nathan	6,666	5,000	July 24, 2007
Harrison, Steven R.	40,000	30,000	June 12, 2007
Harrison, Steven R. (2)	17,378	1,015	November 18, 2005
Holmes, Russell A.	40,000	30,000	June 12, 2007
Horge, Margaret (9)	33,000	(9)	October 16, 2007
Howell, Marilyn J.	6,667	5,000	June 12, 2007
Iamaio, Mike	10,000	7,500	June 12, 2007
Indiveri, David J.	10,000	7,500	June 12, 2007
Ivanova, Svetlana	4,000	3,000	June 12, 2007
Jaffe, Mark E.	10,000	7,500	June 12, 2007
Joiner, James T. and Judy S.	10,000	7,500	August 22, 2007
Junjulas, Jim	40,000	30,000	June 12, 2007
Kalidas, Kirti	100,000	75,000	June 12, 2007
Kalidas, Kirti (2)	216,875	100,000	November 18, 2005
Kengott, George	10,000	7,500	June 12, 2007
Kenneth E. Warner Revocable Trust	43,334	32,500	June 12, 2007
Kharazi, Reza	20,000	15,000	June 12, 2007
Knight, Robert L.	72,000	54,000	June 12, 2007
Korenek, Alfred J.	20,000	15,000	July 24, 2007
Koseluk, Richard (10)	1,250,000	(10)	October 16, 2007
Lee, Joe (2)	58,390	3,383	November 18, 2005
Leiby, Pat T.	10,000	7,500	June 12, 2007
Licina, Phil A.	20,000	15,000	June 12, 2007
Lovera, Catherine E.	10,000	7,500	June 12, 2007
Magnotta, Frank	10,000	7,500	June 12, 2007
Mamone, Louis and Doreen	10,000	7,500	June 12, 2007

Name of Purchaser	No. of Shares	Proceeds of Sale (in Dollars)	Date of Issuance

Martin, William C. Trust	70,000	52,500	July 24, 2007
Mason, David (2)	11,697	677	November 18, 2005
Master Stephen Co.	2,000	1,500	June 12, 2007
Masters Resources, LLC (7)	1,000,000	(7)	May 11, 2007
Mather, Dianna (11)	25,000	(11)	October 16, 2007
Matthew Mauck Minor Trust	5,000	3,750	June 12, 2007
McConnell, Paul, Fiserv ISS & Co. TTEE FBO	30,000	22,500	July 24, 2007
McDowell Susan B.	10,000	7,500	June 12, 2007
Mehra, Mukesh	20,000	15,000	June 12, 2007
Melhorn, Janis (12)	25,000	(12)	October 16, 2007
Mihalko, Kelly	10,000	7,500	June 12, 2007
Misch, Judith R.	10,000	7,500	June 12, 2007
Mogollon, Carlos A.	10,000	7,500	June 12, 2007
Monteleone, Mario and Lynn	20,000	15,000	July 24, 2007
Moore, Stephen A.	10,000	7,500	July 24, 2007
Moore, Stephen A. and Pifer, Donald	10,000	7,500	August 20, 2007
Murphy, Claire	200	150	June 12, 2007
Murray, Douglas T. L.	27,000	20,250	June 12, 2007
Nagindas, Naresh G.	13,333	10,000	June 12, 2007
NeJame, Mark	75,000	56,250	June 12, 2007
Noack, Paula	700	525	June 12, 2007
OTS Investments, LLC	20,000	15,000	June 12, 2007
Ottens, Eric (3)	150,000	(3)	October 21, 2005
Ottens, Eric (13)	250,000	(13)	October 16, 2007
Pardell, Jamie	10,000	7,500	June 12, 2007
Parent, Michael	10,000	7,500	May 25, 2007
Parsons, Donna (6)	250,000	(6)	September 18, 2006
Partyka, Paul P. (2)	17,378	4,015	November 18, 2005
Patel, Ricky	20,000	15,000	June 12, 2007
Rich Holdings LLC (7)	4,000,000	(7)	May 11, 2007
Richardson, Rickey	20,000	15,000	July 24, 2007
Roberts, Rickie R.	10,000	7,500	July 24, 2007
Robinson, Steven	10,000	7,500	July 24, 2007
Robinson, Steven and Martin, Michele	10,000	7,500	August 20, 2007
Ruperto, Francisco	20,000	15,000	June 12, 2007

Name of Purchaser	No. of Shares	Proceeds of Sale (in Dollars)	Date of Issuance

Saunders, Jan A.	10,000	7,500	June 12, 2007
Smith, Dustin S.	10,000	7,500	June 12, 2007
Stravato, Philip	10,000	7,500	June 12, 2007
Suarez, Cuitlahual	10,000	7,500	June 12, 2007
Sundheim, Douglas	14,000	10,500	June 12, 2007
Sundheim, Jeff	10,000	7,500	June 12, 2007
Thomas K. Connellan Trust	62,600	46,950	June 12, 2007
Thomas K. Connellan Trust	40,000	30,000	June 12, 2007
Tringali, Domenic	20,000	15,000	June 12, 2007
Virelles, Alexander D.	10,000	7,500	June 12, 2007
Virelles, Moises A. and Carol T.	10,000	7,500	June 12, 2007
Vosbein, Michael (14)	83,000	(14)	October 16, 2007
Walker, Sr., Wilson L.	6,667	5,000	June 12, 2007
Walsh, Gregory	10,000	7,500	June 12, 2007
Warner, Andrew E.	13,333	10,000	June 12, 2007
Warner, Shannon M.	13,333	10,000	June 12, 2007
Waterman, Russell M.	20,000	15,000	June 12, 2007
Western, Mark S. (1)	5,000,000	(1)	October 21, 2005
Western, Mark S. (4)	5,294,404	(4)	November 18, 2005
Whelan, Michael J.	20,000	15,000	June 12, 2007
Xie, Jack	10,000	7,500	June 12, 2007
Yan, Monica Ping	20,000	15,000	June 12, 2007
Ziselman, Carol	10,000	7,500	June 12, 2007
Ziselman, Jeffrey H.	40,000	30,000	June 12, 2007

(1) These sales were issuances of stock in exchange for services. Such shares of common stock were valued at $0.20 per share as of October 21, 2005, the date of grant.

(2) These sales were originally sales of common stock of the Company (then known as Pexcon, Inc.), par value $0.00000001 per share. The numbers of shares of common stock indicated reflect the 100:1 reverse stock split, the proceeds of sale reflect the original sum paid to the Company (then known as Pexcon, Inc.), and the dates of issuance are the original dates of sales by the Company (then known as Pexcon, Inc.)

(3) These sales were issuances of restricted stock to officers and directors as compensation for services provided. Such shares of common stock were valued at $0.20 per share as of October 21, 2005, the date of grant. The shares are subject to the Company’s right to repurchase them under certain circumstances, and the number of such shares to which the Company’s repurchase right applies is reduced by 1/36 th for each full month of service as an employee or a director, as the case may be.

(4) On November 29, 2004, Tekoil-FL granted 5,100,000 shares of its common stock to its promoters and founders for their services in connection with the formation of that company. Such shares were exchanged for shares of our common stock in connection with the Acquisition Agreement as of June 27, 2005. The number of shares of common stock indicated is the result of the November 29, 2004, share issuance and the June 27, 2005 share exchange (taking into account the 100:1 reverse stock split).

(5) On November 8, 2006, the Company issued 1,025,000 shares of common stock to Gerald Goodman, 1,000,000 shares of which were in exchange for Mr. Goodman’s personal guarantee of the following obligations of the Company: (i) credit card debts of the Company and/or its subsidiaries and related entities in the amount of Fifty Thousand Dollars ($50,000), (ii) a mortgage and promissory note related to property owned by the Company and/or its subsidiaries and related entities in Newfoundland, Canada, in the amount of Two Hundred Ninety Six Thousand Two Hundred Fifty Dollars ($296,250), and (iii) a credit line of the Company and its subsidiaries and related entities in the amount of Fifty Thousand Dollars ($50,000). The remaining 25,000 shares of common stock were issued as additional consideration for the loan made to the Company on December 15, 2005, by Wiener Goodman & Company, PC Profit Sharing Plan FBO Gerald Goodman, in the principal amount of $50,000. Such shares of common stock were valued at $0.33 per share on November 8, 2006, the date of issuance.

(6) The sale to Donna Parsons was an issuance of stock as compensation for services provided. Such shares of common stock were valued at $0.33 per share as of September 6, 2006, the date of grant. The shares are subject to the Company’s right to repurchase them under certain circumstances, and the number of such shares to which the Company’s repurchase right applies is reduced by 1/3 on each of June 1, 2007, 2008 and 2009, provided that Ms. Parsons is employed by the Company on such dates.

(7) These shares were issued as partial consideration pursuant to the Purchase Agreement with respect to the Masters Acquisition described in “Business—Recent Developments” and a related Subscription Agreement, Registration Rights Agreement, Transfer Acknowledgement and Agreement with Masters Resources, LLC, Masters Oil & Gas, LLC, Rich Holdings LLC and John W. Barton, each as amended and as referenced herein as Exhibits 10.18, 10.20, 10.21, 10.22, 10.24, 10.25, 10.26, 10.27, 10.28 and 10.46.

(8) These shares are issuable pursuant to a Warrant issued to Goldman, Sachs & Co. on May 11, 2007, referenced in Exhibit 10.37 hereto.

(9) The Company granted 100,000 shares of restricted Common Stock to Margaret Horge as consideration for services provided pursuant to an Employment Agreement effective June 1, 2007, to be issued as follows: (i) 33,000 shares as of June 1, 2007, (ii) 33,000 shares as of June 1, 2008, and (iii) 34,000 shares as of June 1, 2009. The market value of these shares at the date of the award is recorded as a compensation expense. No proceeds were received.

(10) The Company granted 1,500,000 shares of restricted Common Stock to Richard Koseluk as consideration for services provided pursuant to an Employment Agreement effective October 1, 2006, to be issued as follows: (i) 750,000 shares as of October 1, 2006, (ii) 500,000 shares as of October 1, 2007, and (iii) 250,000 shares as of October 1, 2008. The market value of these shares at the date of the award is recorded as a compensation expense. No proceeds were received.

(11) The Company granted 75,000 shares of restricted Common Stock to Dianna Mather on June 1, 2007, her date of employment, as a sign-on bonus, to be issued as follows: (i) 25,000 shares as of June 1, 2007, (ii) 25,000 shares as of June 1, 2008, and (iii) 25,000 shares as of June 1, 2009. The market value of these shares at the date of the award is recorded as a compensation expense. No proceeds were received.

(12) The Company granted 25,000 shares of restricted Common Stock to Janice Melhorn on August 1, 2007, her date of employment, as a sign-on bonus. The market value of these shares at the date of the award is recorded as a compensation expense. No proceeds were received.

(13) The Company granted 250,000 shares of restricted Common Stock to Eric Ottens on June 30, 2007, the date of Mr. Otten’s retirement from the Company. The market value of these shares at the date of the award is recorded as a compensation expense. No proceeds were received.

(14) The Company granted 250,000 shares of restricted Common Stock to Michael Vosbein as consideration for services provided pursuant to an Employment Agreement effective May 1, 2007, to be issued as follows: (i) 83,000 shares as of May 1, 2008, (ii) 83,000 shares as of May 1, 2009, and (iii) 84,000 shares as of May 1, 2009. The market value of these shares at the date of the award is recorded as a compensation expense. No proceeds were received.

With respect to sales of common stock by the Company on or after June 27, 2005, no underwriters took part in these sales of common stock, and no underwriting discounts or commissions were paid. These sales were made in reliance on Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated under the Securities Act, in that the sales did not involve any public offering. All purchasers of these shares of common stock were “accredited investors” as defined in Rule 501 of Regulation D, based upon representations made by such purchasers to the Company; and, consequently, the Company did not provide such purchasers information of the type described in Rule 502(b)(2) of Regulation D. Neither the Company nor any person acting on its behalf offered or sold these shares of common stock by any form of general solicitation or general advertising. Each purchaser of these shares of common stock represented to the Company (i) that such purchaser was acquiring such shares for the purchaser’s own account and not with a view to the sale or distribution thereof, (ii) that such purchaser understood that such shares had not been registered under the Act and, therefore, could be resold unless they were subsequently registered under the Securities Act or unless an exemption from registration was available, and (iii) that a legend would be placed on the certificate evidencing such shares stating that the shares had not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the shares. All stock certificates representing such shares were issued with a restrictive legend, and the Company filed notices on Form D with the Commission and the relevant state securities regulators.

With respect to sales of common stock prior to June 27, 2005 by Pexcon, Inc. (as the Company was known at that time), to the knowledge of the Company’s management, no underwriters took part in these sales of unregistered shares of Pexcon, Inc.’s common stock, and no underwriting discounts or commissions were paid. The Company’s management does not know the section of the Securities Act or the Commission rule under which Pexcon, Inc., claimed exemption from registration. Other than as disclosed above, the Company’s management does not possess any other information concerning sales of unregistered securities of Pexcon, Inc. At the time of the change of control of the Company on June 27, 2005, 772,200,000 shares (pre-reverse split) of Pexcon, Inc., common stock were outstanding, and no shares of preferred stock were outstanding. The Company cannot guarantee that other unregistered securities were not sold by the Company (as Pexcon, Inc.) prior to June 27, 2005, or that sales by the Company (as Pexcon, Inc.) prior to June 27, 2005, were properly made in reliance on an available exemption from the registration requirements of the Securities Act.

On November 20, 2006, the Company sold 2,205,000 shares of its common stock at a purchase price of approximately $0.4762 per share, for an aggregate purchase price of $1,050,000.00. The Subscription Agreement for this offering provides that each Subscriber has the irrevocable right and option to require the Company to purchase from such Subscriber up to 95.24% of the shares of common stock issued to such Subscriber pursuant to the Subscription Agreement, at the price per share equal to $0.55 per share. The put option is exercisable by each Subscriber at any time sixty (60) days subsequent to the date on which the Company accepted such Subscriber’s subscription, but no later than ninety (90) days subsequent to such acceptance date. The following Subscribers purchased shares of common stock in accordance with the foregoing terms:

Name of Subscriber	No. of Shares	Proceeds of Sale (in Dollars)	Date of Sale (Acceptance Date)
Ciambrone, David and Robin	525,000	250,000	November 20, 2006
Kalidas, Kirti	630,000	300,000	November 20, 2006
Lee, Joseph R.	525,000	250,000	November 20, 2006
Radolan, Barry	210,000	100,000	November 20, 2006
Schaefer, Charles	105,000	50,000	November 20, 2006
Thomas K. Connellan IRA	168,000	80,000	November 20, 2006
Thomas K. Connellan Trust	42,000	20,000	November 20, 2006

In addition, on April 17, 2007, the Company issued 90,000 unregistered shares of Common Stock to Barry Radolan in exchange for his waiver of his put rights with respect to the 210,000 unregistered shares of Common Stock that were sold to him on November 20, 2006.

No underwriters took part in these sales of common stock, and no underwriting discounts or commissions were paid. The Company’s sales of these securities were made in reliance on Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated under the Securities Act, in that the sales did not involve any public offering. All Subscribers were “accredited investors” as defined in Rule 501 of Regulation D, based upon representations made by such Subscribers to the Company; and, consequently, the Company was not required to provide such Subscribers information of the type described in Rule 502(b)(2) of Regulation D. Nevertheless, the Subscribers had access to the Company’s public reports and other filings with the Commission and an opportunity to ask questions of and receive answers from the officers and directors of the Company. Neither the Company nor any person acting on its behalf offered or sold these shares of common stock by any form of general solicitation or general advertising. Each Subscriber represented to the Company, among other things, (i) that such Subscriber was acquiring such shares for the Subscriber’s own account and not with a view to the sale or distribution thereof, (ii) that such Subscriber understood that such shares had not been registered under the Securities Act and, therefore, could not be resold unless they were subsequently registered under the Securities Act or unless an exemption from registration was available, and (iii) that a legend would be placed on the certificate evidencing such shares stating that the shares had not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the shares. All stock certificates representing such shares were issued with a restrictive legend, and the Company filed notices on Form D with the Commission and the relevant state securities regulators.

On December 6, 2006, the Company and Gerald M. Dunne entered into a Settlement Agreement and Mutual Release pursuant to which the Company agreed to, among other things, issue Mr. Dunne 504,000 shares of the Company’s common stock, which will be released to him over a 12-month period. A stock certificate representing 64,000 shares of common stock has been delivered to Mr. Dunne, and certificates representing 40,000 shares each are to be released to Mr. Dunne at the beginning of each month through November 1, 2007. The certificates are dated June 27, 2005 (the date of the closing of the Acquisition Agreement pursuant to which the dispute with Mr. Dunne arose) and bear a restrictive legend.

On May 1, 2006, the Company issued 50,000 share of common stock to Donna Parsons, an employee of the Company’s wholly-owned Canadian subsidiary. The Company issued these shares as an incentive to Ms. Parsons in the performance of her duties to the subsidiary company.

No underwriters took part in these issuances of common stock, and no underwriting discounts or commissions were paid. The Company’s sale of securities to Mr. Dunne and its issuance to Ms. Parsons were made in reliance on Section 4(2) of the Securities Act and, in the case of Mr. Dunne, the safe harbor provided by Rule 506 of Regulation D promulgated under the Securities Act, in that the issuances did not involve any public offering. Mr. Dunne represented to the Company that he was an “accredited investor” as defined in Rule 501 of Regulation D; and, consequently, the Company was not required to provide Mr. Dunne information of the type described in Rule 502(b)(2) of Regulation D. Nevertheless, Mr. Dunne had access to the Company’s public reports and other filings with the Commission and an opportunity to ask questions of and receive answers from the officers and directors of the Company. Neither the Company nor any person acting on its behalf offered or sold these shares of common stock by any form of general solicitation or general advertising. Mr. Dunne represented to the Company, among other things, (i) that he was acquiring such shares for his own account and not with a view to the sale or distribution thereof, (ii) that he understood that such shares had not been registered under the Securities Act and, therefore, could not be resold unless they were subsequently registered under the Securities Act or unless an exemption from registration was available, and (iii) that a legend would be placed on the certificate evidencing such shares stating that the shares had not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the shares. All stock certificates representing the shares of common stock issued to Mr. Dunne and to Ms. Parsons were issued with a restrictive legend, and the Company has filed notices on Form D, as required, with the Commission and the relevant state securities regulators.

During the past three years, the Company has made the following sales of unregistered shares of its Series A Convertible Preferred Stock, par value $0.00000001 per share, at the offering price of $1.00 per share.
Name of Purchaser	No. of Shares	Proceeds of Sale (in Dollars)	Date of Issuance

Abbot, Bruce	5,000	5,000	March 10, 2006
A. Muffi Family Revocable Trust UTD 02/27/03	10,000	10,000	January 2, 2007
Anderson, Stuart, Morgan Stanley custodian FBO	20,000	20,000	June 28, 2005
Arenas, Arnie A.	100,000	100,000	April 17, 2007
Axt, James Todd (National Financial Services, LLC FBO)	50,000	50,000	May 10, 2006
Axt, J. Todd	50,000	50,000	December 11, 2006
Bahary, Jeffrey A.	10,000	10,000	January 10, 2006
Bahary, Jeffrey A.	10,000	10,000	December 28, 2006
Bakos, George J.	10,000	10,000	December 12, 2006
Ballestero, Edward	10,000	10,000	October 8, 2006
Ballestero, Edward	20,000	20,000	January 2, 2007
Ballestero, Edward	50,000	50,000	February 26, 2007
Ballestero, Edward	50,000	50,000	March 30, 2007
Ballestero, Edward	70,000	70,000	April 4, 2007
Baum, Kevin and Lisa A. Vecchio, as tenants by the entirety	5,000	5,000	February 22, 2007
Bennett, Daniel J.	5,000	5,000	January 22, 2006
Bennett, Daniel J.	5,000	5,000	January 16, 2007
Berke, Marvin	20,000	20,000	July 6, 2006
Bloom, Bailey (Edward Bloom FBO Bailey Bloom)	35,000	35,000	May 1, 2006
Bloom, David C.	100,000	100,000	April 20, 2006
Bloom, Edward	100,000	100,000	April 1, 2006
Bloom, Taylor (Edward Bloom FBO Taylor Bloom)	35,000	35,000	May 1, 2006
Bloom, William	50,000	50,000	April 25, 2006
Blumenfeld, Marvin A.	10,000	10,000	October 23, 2006
Boniello, Patricia A.	10,000	10,000	September 13, 2006
Boniello, Patricia A.	5,000	5,000	January 10, 2007
Boniello, Ralph W.	50,000	50,000	January 25, 2006
Boniello, Ralph W.	5,000	5,000	January 2, 2007
Bradley, Robert	5,000	5,000	January 2, 2007
Bradley, Robert T.	5,000	5,000	January 2, 2007
Bradley, Robert	10,000	10,000	November 9, 2006
Bradley, Robert	10,000	10,000	September 1, 2006
Bradley, Robert T. or Sharon L., JTWROS	10,000	10,000	November 10, 2006
Branz, Karen S.	5,000	5,000	January 2, 2007

Name of Purchaser	No. of Shares	Proceeds of Sale (in Dollars)	Date of Issuance

Brown, Don	5,000	5,000	October 10, 2006
Bulla, Lenny	5,000	5,000	March 30, 2007
Calvani, Marcus and Padilla, Ana	5,000	5,000	November 20, 2006
Carbe, Vincent, Sr.	10,000	10,000	October 13, 2006
Casapu, Gheorghe and Mihaela	5,000	5,000	November 20, 2006
Casres, Richard J.	5,000	5,000	November 10, 2006
Caterbone, Michael	20,000	20,000	November 26, 2006
Colley, Jane	10,000	10,000	November 26, 2006
Connellan, Sandra S.	10,000	10,000	June 27, 2006
Connellan, Thomas K. TR	200,000	200,000	August 30, 2005
Connellan, Thomas K. Trust	3,000	3,000	November 16, 2006
Connellan, Thomas K. IRA (Fiserv ISS & Co. TTEE FBO Acct. 0600000014340)	25,000	25,000	January 25, 2006
Connellan, Thomas K. (issued as Fiserv ISS & Co. FBO The Connellan Group Inc.	20,000	20,000	June 28, 2006
Connellan, Thomas K. (issued as Fiserv ISS & Co. FBO The Connellan Group Inc. Roth 401K Acct. 007901520002)	20,000	20,000	January 2, 2007
Copeland, Todd E.	15,000	15,000	January 9, 2007
Davies, Max	10,000	10,000	June 30, 2006
Delaney, Michael	30,000	30,000	January 10, 2006
DePierro, Nicholas J.	20,000	20,000	January 10, 2006
DiLascia, Vincent A.	5,000	5,000	January 2, 2007
Dodd, Pamela	10,000	10,000	January 25, 2006
Dodd, Pamela	1,000	1,000	January 17, 2006
Donofrio, Carmen V.	15,000	15,000	December 12, 2006
Dorn, Cassandra	5,000	5,000	October 10, 2006
Dorn, Judith H. and Daniel W.	15,000	15,000	October 10, 2006
Dorn, Sarah V.	5,000	5,000	October 10, 2006
Eastmond, Thomas	10,000	10,000	January 2, 2007
Economou, Brian	5,000	5,000	January 2, 2007
Equity Trust Co. FBO Gregg Roberti IRA	10,000	10,000	November 13, 2006
Fair, Rodney	5,000	5,000	March 30, 2007
Fairbrother, Faith and Simon	50,000	50,000	November 26, 2006
Fairbrother, Faith	50,000	50,000	August 10, 2006
Fairbrother, Faith	5,000	5,000	January 2, 2007
Fennessy, Jane	10,000	10,000	November 11, 2006
Fernandez, John	10,000	10,000	December 11, 2006
Fernandez, John	10,000	10,000	December 12, 2006
Flanders, Paul	10,000	10,000	August 14, 2006
Fliszar, Avis M.	2,000	2,000	January 17, 2006
Fliszar, Avis M.	3,000	3,000	October 7, 2006
Frockt, Jerry B.	50,000	50,000	January 6, 2006
Frockt, Jerry B.	20,000	20,000	September 7, 2005
Gebele, Paula C.	5,000	5,000	May 1, 2006
Genzianelli, Frank	30,000	30,000	August 20, 2005
Genzianelli, Frank J.	10,000	10,000	October 5, 2006
Genzianelli, Frank J.	50,000	50,000	February 26, 2007
Gerin, Kiril and Robyn	10,000	10,000	April 22, 2006
Gerling, Robert	10,000	10,000	March 3, 2006
Gonzalez, Benjamin	5,000	5,000	December 6, 2006
Gorman, Timothy and Catherine	15,000	15,000	July 17, 2006
Hager, David R.	25,000	25,000	October 9, 2006

Name of Purchaser	No. of Shares	Proceeds of Sale (in Dollars)	Date of Issuance

Harrison, Steve	5,000	5,000	October 10, 2005
Harrison, Steve	10,000	10,000	November 21, 2006
Harrison, Steve	20,000	20,000	January 9, 2007
Heckman, Frank	5,000	5,000	November 20, 2006
Hill, Timothy S.	10,000	10,000	April 3, 2006
Horne, Merton	5,000	5,000	October 23, 2006
Horton, David	5,000	5,000	October 8, 2006
Hussein, Khaled	10,000	10,000	February 26, 2007
Iamaio, Mike	5,000	5,000	March 30, 2007
Indiveri, David	10,000	10,000	March 30, 2007
Ivanova, Svetlana	2,000	2,000	October 7, 2006
Izzo, Michele	5,000	5,000	November 10, 2006
Izzo, Salvatore, Jr.	15,000	15,000	October 13, 2006
Izzo, Salvatore, III	5,000	5,000	November 10, 2006
Jacobowitz, Shawn	30,000	30,000	March 3, 2006
Jennings, Bob	5,000	5,000	January 2, 2007
Jones, Carol Lynn T.	10,000	10,000	November 26, 2006
Jones, Carol Lynn T.	10,000	10,000	July 1, 2006
Kalidas, Amar	20,000	20,000	November 9, 2006
Kalidas, Amar	20,000	20,000	February 26, 2007
Kalidas, Dinesh	85,000	85,000	February 26, 2007
Kalidas, Kirti	100,000	100,000	December 20, 2005
Kalidas, Kirti	30,000	30,000	July 28, 2005
Kalidas, Kirti	70,000	70,000	August 14, 2005
Kalidas, Manaklal P.	50,000	50,000	October 14, 2006
Kalidas, Poonam	20,000	20,000	November 9, 2006
Kalidas, Poonam	20,000	20,000	February 26, 2007
Kalidas, Prem	50,000	50,000	September 24, 2005
Kalidas, Vinod	15,000	15,000	February 26, 2007

Name of Purchaser	No. of Shares	Proceeds of Sale (in Dollars)	Date of Issuance

Kendall Ellis Corporation	10,000	10,000	December 6, 2006
Kenney, Joan M. or Lisa A. Vecchio	10,000	10,000	February 13, 2007
Kenney, John A. or Joan M. JT	5,000	5,000	February 22, 2007
Kiernan, Christopher	10,000	10,000	April 16, 2006
Knight, Robert L.	30,000	30,000	March 30, 2007
Knight, Robert L.	60,000	60,000	April 4, 2007
Knight, Robert L.	10,000	10,000	January 16, 2007
Koch, Peter J. & Cindy Chapman-	5,000	5,000	April 5, 2006
Korenek, Alfred J.	10,000	10,000	August 3, 2005
Korenek, Alfred J.	25,000	25,000	December 21, 2005
Korenek, Alfred J.	15,000	15,000	October 12, 2006
Korenek, Alfred J.	10,000	10,000	January 17, 2007
Korenek, Alfred J.	15,000	15,000	March 30, 2007
Korenek, Alfred J.	60,000	60,000	April 4, 2007
Krulik, Ira	10,000	10,000	October 9, 2006
L&L Sealer & Supplies, L.L.C.	20,000	20,000	March 9, 2006
Lasher, Dale	10,000	10,000	January 12, 2007
Lawrence, Brent	10,000	10,000	January 2, 2007
Lee, Keena R.	50,000	50,000	January 10, 2006
Lee, Michael F.	50,000	50,000	January 10, 2006
Lewit, Robert H.	5,000	5,000	March 10, 2006
Licina, Philip	20,000	20,000	March 30, 2007
Lopez, Kim	15,000	15,000	October 2, 2006
LoPresti, Thomas IRA (National Financial Services, LLC/FMTC FBO)	50,000	50,000	November 26, 2006
Lovera, Catherine	5,000	5,000	January 2, 2007
Lowe, Alan	50,000	50,000	May 10, 2006
Lower, Veronica	5,000	5,000	December 6, 2006

Name of Purchaser	No. of Shares	Proceeds of Sale (in Dollars)	Date of Issuance

Maglio, Terry	5,000	5,000	April 18, 2006
Mamone, Christopher	10,000	10,000	December 28, 2006
Matlack, John C.	10,000	10,000	March 12, 2006
Matthews, Ching J. & Ian	5,000	5,000	April 4, 2007
Mauck, Michael	5,000	5,000	December 6, 2006
McDaniel, Gary	10,000	10,000	January 2, 2007
McGarigal, Paul J., Trust DTD 2/21/1998	5,000	5,000	January 3, 2006
McGrade, Gregory J.	10,000	10,000	July 31, 2006
Michola, Doulgas	10,000	10,000	March 30, 2007
Michola, Doulgas	5,000	5,000	April 4, 2007
Misch, Will	5,000	5,000	March 30, 2007
Mogollon, Carlos A.	10,000	10,000	January 2, 2007
Mongollon, Carlos	5,000	5,000	January 10, 2007
Muffi, Dora F.	10,000	10,000	January 2, 2007
Mui, Yatte	5,000	5,000	January 2, 2007
Mullins, D.K.	10,000	10,000	January 2, 2007
Munro, Mark	20,000	20,000	January 17, 2006
Munro, Mark	30,000	30,000	February 6, 2006
Mullins, Donald K.	10,000	10,000	September 20, 2006
Nagindas, Naresh G.	10,000	10,000	October 7, 2005
Nigri, Robert L.	25,000	25,000	March 30, 2007
Nigri, Robert L.	25,000	25,000	April 4, 2007

Name of Purchaser	No. of Shares	Proceeds of Sale (in Dollars)	Date of Issuance

Nevins, Michelle	5,000	5,000	January 2, 2007
Osborne, Robert W.	15,000	15,000	April 6, 2007
O’Neil, Matt	5,000	5,000	January 2, 2007
OTS Investments, LLC	10,000	10,000	April 4, 2007
Panken, Howard	5,000	5,000	January 2, 2007
Pappas, James G. and Patricia	10,000	10,000	March 15, 2006
Park, James M.	5,000	5,000	March 30, 2007
Parent, James IRA (Charles Schwab & Co., Inc., Custodian FBO)	25,000	25,000	November 20, 2006
Partyka, Paul P.	5,000	5,000	December 1, 2005
Piccirollo, Peter	5,000	5,000	March 30, 2007
Pick, Diane	5,000	5,000	February 24, 2006
Pingitore, Carole	10,000	10,000	March 15, 2006
Pizzo, Thomas	10,000	10,000	March 13, 2006
Radolan, Barry	50,000	50,000	January 2, 2007
Radolan, Xiaoli	5,000	5,000	April 4, 2007
Revill, Karen	2,000	2,000	November 14, 2006
Reyes, Edwin	5,000	5,000	October 14, 2006
Rhamstine, Elizabeth	5,000	5,000	December 6, 2006
Rhamstine, Stephen P.	10,000	10,000	August 17, 2006
Roberti, Gregg	5,000	5,000	October 8, 2006
Roberti, Gregg & Laurie	10,000	10,000	October 14, 2006
Roberti, Gregg & Laurie	10,000	10,000	January 2, 2007
Rowles, Katherine	10,000	10,000	November 26, 2006
Ruperto, Francisco, Jr.	10,000	10,000	January 9, 2007
Saunders, Jan	5,000	5,000	March 30, 2007
Schafer, Charles E. (RBC Dan Rauscher, Inc. FBO)	50,000	50,000	April 1, 2006
Schafer, Violet (RBC Dan Rauscher, Inc. FBO)	50,000	50,000	April 5, 2006
Sciortino, Phillip, Jr.	10,000	10,000	March 30, 2006
Shea, John	23,000	23,000	January 2, 2007
Shea, John	27,000	27,000	March 7, 2007
Siemash, Walter E.	10,000	10,000	January 10, 2007
Siemash, Walter E.	5,000	5,000	March 30, 2007
Siemash, Walter E.	5,000	5,000	April 4, 2007
Smith, Nancy D.	5,000	5,000	October 10, 2006
Stratton, Laird S.	10,000	10,000	May 1, 2005
Studley, Michael	7,000	7,000	December 20, 2005
Sundheim, Douglas M.	1,000	1,000	January 17, 2006
Sundheim, Scott M.	1,000	1,000	January 17, 2006
Szem, Christopher B.	25,000	25,000	April 28, 2006
Tyer, Stephen J.	20,000	20,000	November 19, 2006
Van Horn, Charles W.	10,000	10,000	September 12, 2006
Virelles, Alexander D.	10,000	10,000	January 2, 2007
Vishay Management Group, Inc.	5,000	5,000	January 2, 2007
Walsh, Greg	65,000	65,000	April 17, 2007
Walsh, Gregory J.	10,000	10,000	January 9, 2007
Warner, Kenneth E.	100,000	100,000	December 4, 2005
Wellington, Norma	20,000	20,000	March 30, 2007
Whelan, Michael J.	15,000	15,000	April 4, 2007
Williams, Bill	10,000	10,000	April 17, 2007
Winseck, Fred	15,000	15,000	April 18, 2006
Ziselman, Carol L.	5,000	5,000	November 14, 2006

No underwriters took part in these sales of Series A Preferred Stock, and no underwriting discounts or commissions were paid. The Company’s sales of these securities were made in reliance on Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated under the Securities Act, in that the sales did not involve any public offering. All purchasers of these shares of Series A Convertible Preferred Stock were “accredited investors” as defined in Rule 501 of Regulation D, based upon representations made by such purchasers to the Company; and, consequently, the Company did not provide such purchasers information of the type described in Rule 502(b)(2) of Regulation D. Neither the Company nor any person acting on its behalf offered or sold these shares of Series A Preferred Stock by any form of general solicitation or general advertising. Each purchaser of these shares of Series A Preferred Stock represented to the Company (i) that such purchaser was acquiring such shares for the purchaser’s own account and not with a view to the sale or distribution thereof, (ii) that such purchaser understood that such shares had not been registered under the Securities Act and, therefore, could be resold unless they were subsequently registered under the Securities Act or unless an exemption from registration was available, and (iii) that a legend would be placed on the certificate evidencing such shares stating that the shares had not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the shares. All stock certificates representing such shares were issued with a restrictive legend, and the Company filed notices on Form D with the Commission and the relevant state securities regulators.

On July 1, 2007, the Board of Directors invoked the mandatory conversion provisions of the Series A Convertible Preferred Stock, converting all shares of Series A Convertible Preferred Stock outstanding on that date into shares of Common Stock at the rate of three (3) shares of Common Stock for each share of Series A Convertible Preferred Stock. As of the date of this registration statement, no shares of any series of preferred stock are deemed to be outstanding.

Item 27. Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation of the Company and all Amendments thereto (filed as Exhibit 2.1 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006)*

3.2	Bylaws of the Company (filed as Exhibit 2.2 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006)*

4.1	Article Fourth of the Certificate of Incorporation of the Company, as amended (filed as part of Exhibit 2.1 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006)*

4.2	Articles II, III, VIII and XI of the Bylaws of the Company (filed as part of Exhibit 2.2 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006)*

4.3	Certificate of the Powers, Designations, Preferences and Rights of Series A Convertible Preferred Stock (filed as Exhibit 3.3 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006)*

4.4
Amendment to Certificate of Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock (filed as Exhibit 3.4 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006)*

4.5
Second Amendment to Certificate of Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock (filed as Exhibit 3.5 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006)*

5	Opinion of Baker & Hostetler LLP as to the validity of the issuance of the common stock of Tekoil & Gas Corporation being registered (filed herewith)

10.1
Acquisition Agreement, dated May 25, 2005, among Pexcon, Inc., Tekoil-FL, the shareholders of Tekoil-FL and Gerald M. Dunne (filed as Exhibit 99.6.1 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006)*

10.2
Unsecured Promissory Note dated December 15, 2005, from the Company to Wiener Goodman & Company PC Profit Sharing Plan FBO Gerald Goodman (filed as Exhibit 99.6.2 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006)*

10.3	Employment Agreement dated as of October 21, 2005, between the Company and Mark S. Western (filed as Exhibit 99.6.3 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006) *

10.4	Employment Agreement dated as of October 21, 2005, between the Company and Gerald Goodman (filed as Exhibit 99.6.4 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006) *

10.5	Employment Agreement dated as of October 21, 2005, between the Company and Francis G. Clear (filed as Exhibit 99.6.5 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006) *

10.6	Employment Agreement dated as of October 21, 2005, between the Company and Eric Ottens (filed as Exhibit 99.6.6 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006) *

10.7	Director Service Agreement dated as of October 21, 2005, between the Company and Mark S. Western (filed as Exhibit 99.6.7 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006) *

10.8	Director Service Agreement dated as of October 21, 2005, between the Company and Gerald Goodman (filed as Exhibit 99.6.8 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006) *

10.9	Director Service Agreement dated as of October 21, 2005, between the Company and Francis G. Clear (filed as Exhibit 99.6.9 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006) *

10.10	Director Service Agreement dated as of October 21, 2005, between the Company and Richard Creitzman (filed as Exhibit 99.6.10 to the Company’s Form 10-SB, filed with the SEC on July 5, 2006) *

10.11
Employment Agreement dated as of June 1, 2006, between Tekoil Rig Development Corporation and Donna Parsons (filed as Exhibit 99.6.11 to the Company’s Form 10-SB/A (Amendment No. 2), filed with the SEC on November 13, 2006) *

10.12
Stock Grant and Repurchase Agreement dated as of June 1, 2006, between the Company and Donna Parsons (filed as Exhibit 99.6.12 to the Company’s Form 10-SB/A (Amendment No. 2), filed with the SEC on November 13, 2006)*

10.13
Form of Tender dated August 14, 2006, and Indenture dated August 31, 2006, for the purchase of Newfoundland facility (filed as Exhibit 99.6.13 to the Company’s Form 10-SB/A (Amendment No. 2), filed with the SEC on November 13, 2006)*

10.14	Mortgage dated September 12, 2006, between the Company and CIBC Mortgage Inc. (filed as Exhibit 99.6.14 to the Company's Form 10-SB/A (Amendment No. 2) filed with the SEC on November 13, 2006)*

10.15
Settlement Agreement and Mutual Release dated December 6, 2006, between the Company and Gerald M. Dunne (filed as Exhibit 10.15 to the Company's Form 8-K dated December 6, 2006, and filed with the SEC on December 11, 2006)*

10.16	Stock Issuance Agreement dated May 1, 2006, between the Company and Don Parsons (filed as Exhibit 10.16 to the Company's Form 8-K dated December 6, 2006, and filed with the SEC on December 11, 2006)*

10.17
Form of Securities Purchase Agreement for the purchase of the Company’s Series A Convertible Preferred Stock (filed as Exhibit 10.17 to the Company's Form 8-K dated December 6, 2006, and filed with the SEC on December 11, 2006)*

10.18
Purchase and Sale Agreement dated November 13, 2006, between the Company and Masters Resources, LLC, and Masters Oil & Gas, LLC (filed as Exhibit 10.18 to the Company's Form 8-K dated December 11, 2006, and filed with the SEC on December 14, 2006)*

10.19
Form of Subscription Agreement (with Put Option) dated November 20, 2006, between the Company and the subscribers thereto (filed as Exhibit 10.19 to the Company's Form 8-K dated December 11, 2006, and filed with the SEC on December 14, 2006)*

10.20
First Amendment to Purchase and Sale Agreement executed on December 29, 2006, between the Company and Masters Resources, LLC, and Masters Oil & Gas, LLC (filed as Exhibit 10.20 to the Company's Form 8-K dated December 29, 2006, and filed with the SEC on January 8, 2007) *

10.21
Subscription Agreement dated December 29, 2006, between the Company and Masters Resources, LLC, and Masters Oil & Gas, LLC (filed as Exhibit 10.21 to the Company's Form 8-K dated December 29, 2006, and filed with the SEC on January 8, 2007) *

10.22
Registration Rights Agreement dated December 29, 2006, between the Company and Masters Resources, LLC, and Masters Oil & Gas, LLC, Rich Holdings, LLC, and John W. Barton (filed as Exhibit 10.22 to the Company's Form 8-K dated December 29, 2006, and filed with the SEC on January 8, 2007) *

10.23
Farmout Agreement executed on January 3, 2007, and dated as of December 19, 2006, between the Company and Ptarmigan Resources Limited (filed as Exhibit 10.23 to the Company's Form 8-K dated December 29, 2006, and filed with the SEC on January 8, 2007) *

10.24
Second Amendment to Purchase and Sale Agreement dated effective February 8, 2007, between the Company and Masters Resources, LLC, and Masters Oil & Gas, LLC (filed as Exhibit 10.24 to the Company's Form 8-K dated February 8, 2007, and filed with the SEC on February 15, 2007) *

10.25
Third Amendment to Purchase and Sale Agreement dated effective March 1, 2007, between Tekoil and Gas Gulf Coast, LLC, and Masters Resources, LLC, and Masters Oil & Gas, LLC (filed as Exhibit 10.1 to the Company's Form 8-K dated March 22, 2007, and filed with the SEC on March 26, 2007) *

10.26
Fourth Amendment to Purchase and Sale Agreement dated effective March 22, 2007, between Tekoil and Gas Gulf Coast, LLC, and Masters Resources, LLC, and Masters Oil & Gas, LLC (filed as Exhibit 10.2 to the Company's Form 8-K dated March 22, 2007, and filed with the SEC on March 26, 2007) *

10.27
Fifth Amendment to Purchase and Sale Agreement dated effective April 12, 2007, between Tekoil and Gas Gulf Coast, LLC, and Masters Resources, LLC, and Masters Oil & Gas, LLC (filed as Exhibit 10.27 to the Company's Form 8-K dated April 12, 2007, and filed with the SEC on April 18, 2007) *

10.28
Sixth Amendment to Purchase and Sale Agreement, dated effective as of April 30, 2007, by and between Tekoil and Gas Gulf Coast, LLC and Masters Resources, LLC and Masters Oil & Gas, LLC. (filed as Exhibit 10.28 to the Company’s Form 8-K dated April 30, 2007, and filed with the SEC on May 3, 2007) *

10.29
Credit and Guaranty Agreement dated as of May 11, 2007, by and among Tekoil and Gas Gulf Coast, LLC, the Company, and the other Guarantors (defined therein), the Lenders (defined therein), and J. Aron & Company, as Syndication Agent and Administrative Agent for the Lenders. (filed as Exhibit 10.29 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.30
Note dated May 11, 2007, in the principal amount of $50 million, made by Tekoil and Gas Gulf Coast, LLC to J. Aron & Company. (filed as Exhibit 10.30 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.31
Pledge and Security Agreement dated as of May 11, 2007, by and among Tekoil and Gas Gulf Coast, LLC, each of the affiliates of the Company signatory thereto, whether as an original signatory thereto or as an Additional Grantor (defined therein), and J. Aron & Company, as administrative agent for the Beneficiaries (defined therein). (filed as Exhibit 10.31 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.32
Pledge Agreement dated as of May 11, 2007, by and between the Company and J. Aron & Company, as administrative agent for the Beneficiaries (defined therein). (filed as Exhibit 10.32 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.33
Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated May 11, 2007, from Tekoil and Gas Gulf Coast, LLC to John Howie, as Trustee, and J. Aron & Company, as Agent. (filed as Exhibit 10.33 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.34
Blocked Deposit Account Control Agreement dated as of May 11, 2007, among Tekoil and Gas Gulf Coast, LLC, J. Aron & Company and Amegy Bank National Association. (filed as Exhibit 10.34 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.35
Default Deposit Account Control Agreement dated as of May 11, 2007, among Tekoil and Gas Gulf Coast, LLC, J. Aron & Company and Amegy Bank National Association. (filed as Exhibit 10.35 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.36
Conveyance of Overriding Royalty Interest dated as of May 11, 2007, but effective as of October 1, 2006, at 12:00 a.m. local time at the location of the property described therein, made by Tekoil and Gas Gulf Coast, LLC and its Affiliates, to and in favor of MTGLQ Investors, L.P. (filed as Exhibit 10.34 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.37
Warrant to purchase 900,000 shares of the Company’s Common Stock, dated May 11, 2007, issued to Goldman, Sachs & Co. by the Company. (filed as Exhibit 10.37 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.38
Amended and Restated Operating Agreement of Tekoil and Gas Gulf Coast, LLC (formerly known as Masters Acquisition Co., LLC), dated May 11, 2007. (filed as Exhibit 10.38 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.39
Registration Rights Agreement dated as of May 11, 2007, by and between the Company and Goldman, Sachs & Co. (filed as Exhibit 10.39 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.40
Assignment and Bill of Sale executed May 11, 2007, and effective October 1, 2006, at 12:00 midnight Central Standard Time, from Masters Resources, LLC and Masters Oil & Gas, LLC to Tekoil and Gas Gulf Coast, LLC. (filed as Exhibit 10.40 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.41
Assignment of Overriding Royalty executed May 11, 2007, and effective as of October 1, 2006, at 7:00 a.m. Central Daylight Savings Time, from Masters Resources, LLC and Masters Oil & Gas, LLC to Masters Pipeline, LLC. (filed as Exhibit 10.41 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.42
Indemnity Agreement dated as of May 11, 2007, among Masters Resources, LLC, Masters Oil & Gas, LLC and Masters Pipeline, LLC and Tekoil and Gas Gulf Coast, LLC. (filed as Exhibit 10.42 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.43
Management Services Agreement, dated as of May 11, 2007, by and between the Company and Tekoil and Gas Gulf Coast, LLC. (filed as Exhibit 10.43 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.44
ISDA Master Agreement dated as of May 11, 2007, between J. Aron & Company and Tekoil and Gas Gulf Coast, LLC. (filed as Exhibit 10.44 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.45
Schedule to the ISDA Master Agreement dated as of May 11, 2007, between J. Aron & Company and Tekoil and Gas Gulf Coast, LLC. (filed as Exhibit 10.45 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.46
Transfer Acknowledgement and Agreement dated May 11, 2007, among the Company and Masters Resources, LLC, Masters Oil & Gas, LLC, Rich Holdings LLC and John W. Barton. (filed as Exhibit 10.46 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.47
Transaction Confirmation, dated May 11, 2007, from J. Aron & Company to Tekoil and Gas Gulf Coast, LLC, effective May 1,2007 — Contract Reference 897282314 1 1. (filed as Exhibit 10.47 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.48
Transaction Confirmation, dated May 11, 2007, from J. Aron & Company to Tekoil and Gas Gulf Coast, LLC, effective June 1, 2007 — Contract Reference 897282306 1 1. (filed as Exhibit 10.48 to the Company’s Form 8-K/A dated May 11, 2007, and filed with the SEC on May 23, 2007) *

10.49
Amendment No. 1 and Waiver dated as of July 3, 2007, by and among Tekoil and Gas Gulf Coast, LLC, the Company, and the other Guarantors (defined therein), the Lenders (defined therein), and J. Aron & Company, as Lead Arranger and as Syndication Agent, and J. Aron & Company, as Administrative Agent for the Lenders. (filed as Exhibit 10.49 to the Company’s Form 8-K dated July 3, 2007, and filed with the SEC on July 10, 2007) *

10.50
Letter Agreement dated July 3, 2007, by and among Amegy Bank National Association, Tekoil and Gas Gulf Coast, LLC, and J. Aron & Company. (filed as Exhibit 10.50 to the Company’s Form 8-K dated July 3, 2007, and filed with the SEC on July 10, 2007) *

10.51
Amendment No. 2 and Waiver dated as of August 15, 2007, by and among Tekoil and Gas Gulf Coast, LLC, the Company, the Lenders, J. Aron & Company, as Lead Arranger and as Syndication Agent, and J. Aron & Company, as Administrative Agent for the Lenders and as counterparty under the ISDA Master Agreement dated as of May 11, 2007. (filed as Exhibit 10.51 to the Company’s Form 8-K dated August 15, 2007, and filed with the SEC on August 21, 2007) *

10.52
Tekoil & Gas Corporation Omnibus Equity Plan, adopted by the Company’s Board of Directors on August 15, 2007. (filed as Exhibit 10.52 to the Company’s Form 8-K dated August 15, 2007, and filed with the SEC on August 21, 2007) *

10.53
Stock Option Agreement dated August 15, 2007, by and between the Company and Mark S. Western. (filed as Exhibit 10.53 to the Company’s Form 8-K dated August 15, 2007, and filed with the SEC on August 21, 2007) *

10.54
Stock Option Agreement dated August 15, 2007, by and between the Company and Richard Creitzman. (filed as Exhibit 10.54 to the Company’s Form 8-K dated August 15, 2007, and filed with the SEC on August 21, 2007) *

10.55
Stock Option Agreement dated August 15, 2007, by and between the Company and Francis G. Clear. (filed as Exhibit 10.55 to the Company’s Form 8-K dated August 15, 2007, and filed with the SEC on August 21, 2007) *

10.56
Stock Option Agreement dated August 15, 2007, by and between the Company and Gerald Goodman. (filed as Exhibit 10.56 to the Company’s Form 8-K dated August 15, 2007, and filed with the SEC on August 21, 2007) *

Exhibit 10.57
Amendment No. 3 and Waiver, dated as of October 24, 2007, by and among Tekoil and Gas Gulf Coast, LLC, the Company, the Lenders, J. Aron & Company, as Lead Arranger and as Syndication Agent, and J Aron & Company, as Administrative Agent for the Lenders and as counterparty under the ISDA Master Agreement dated as of May 11, 2007. (filed as Exhibit 10.57 to the Company’s Form 8-K dated October 24, 2007, and filed with the SEC on October 29, 2007)

Exhibit 10.58
Limited Guaranty, dated as of October 24, 2007, by Mark S. Western in favor of J. Aron & Company, as Administrative Agent. (filed as Exhibit 10.58 to the Company’s Form 8-K dated October 24, 2007, and filed with the SEC on October 29, 2007)

Exhibit 10.59
Loan Agreement, dated October 24, 2007, by and between the Company and Tri Star Capital Ventures Limited (the “Lender”). (filed as Exhibit 10.59 to the Company’s Form 8-K dated October 24, 2007, and filed with the SEC on October 29, 2007)

Exhibit 10.60
Deed of Guarantee, dated October 24,2007, by and between Mark S. Western, as Guarantor, and the Lender . (filed as Exhibit 10.60 to the Company’s Form 8-K dated October 24, 2007, and filed with the SEC on October 29, 2007)

Exhibit 10.61
Deed of Guarantee, dated October 24,2007, by and between Gerald Goodman, as Guarantor, and the Lender . (filed as Exhibit 10.61 to the Company’s Form 8-K dated October 24, 2007, and filed with the SEC on October 29, 2007)

Exhibit 10.62
Deed of Guarantee, dated October 24,2007, by and between Francis G. Clear, as Guarantor, and the Lender . (filed as Exhibit 10.62 to the Company’s Form 8-K dated October 24, 2007, and filed with the SEC on October 29, 2007)

Exhibit 10.63
Deed of Guarantee, dated October 24,2007, by and between Richard Creitzman, as Guarantor, and the Lender . (filed as Exhibit 10.63 to the Company’s Form 8-K dated October 24, 2007, and filed with the SEC on October 29, 2007)

Exhibit 10.64
Consulting Agreement, dated October 24, 2007, by and between the Company and Portland Worldwide Investments Limited.   (filed as Exhibit 10.64 to the Company’s Form 8-K dated October 24, 2007, and filed with the SEC on October 29, 2007)

11	Statement regarding the computation of earnings per share is omitted because such computation can be clearly determined from the material contained in this Registration Statement on Form SB-2.

16	Letter on change in certifying accountant (filed as Exhibit 16 to the Company’s Amendment No. 1 to Form SB-2 dated June 7, 2007, and filed with the SEC on June 7, 2007)

21	Subsidiaries of the small business issuer (filed as Exhibit 21.1 to the Company's Form 10-KSB dated March 27, 2007, and filed with the SEC on March 28, 2007) *

23.1	Consent of Madsen & Associates, CPA’s Inc., dated November 15, 2007 (filed herewith)

23.3	Consent of Baker & Hostetler LLP (included in Exhibit 5)

24	Power of Attorney (included on signature page)

*   Incorporated herein by reference — SEC File No. 000-52100

Item 28. Undertakings.

The undersigned registrant hereby undertakes to:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That for the purpose of determining any liability under the Securities Act to any purchaser:

(1) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Orlando, State of Florida, on November 27, 2007 .

TEKOIL & GAS CORPORATION

By:	/s/ Mark S. Western
Mark S. Western
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark S. Western his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Western	Chief Executive Officer	November 27, 2007
Mark S. Western	Chairman of the Board

/s/ Francis G. Clear	Chief Operating Officer	November 27, 2007
Francis G. Clear	Director

/s/ Gerald Goodman	Chief Financial Officer	November 27, 2007
Gerald Goodman	Director Principal Accounting Officer

/s/ Richard Creitzman	Director	November 27, 2007
Richard Creitzman